EXHIBIT 10.2

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE

AGREEMENT

Dated as of October 3, 2007

among

VICTORY DIVIDE MINING COMPANY

and

THE PURCHASERS LISTED ON EXHIBIT A

i

ii

iii

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”), is dated as of October 3, 2007 by and among Victory Divide Mining Company, a Nevada corporation (the “Company”), and each of the Purchasers of shares of Series A Convertible Preferred Stock of the Company whose names are set forth on Exhibit A hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Preferred Stock

Section 1.1 Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share the “Preferred Shares” at a purchase price of $2.15 per share (subject to adjustment as set forth in Section 1.6 hereof) convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the amounts set forth opposite such Purchaser’s name on Exhibit A hereto. The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock are set forth in the Series A Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit B (the “Series A Certificate of Designation”). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Section 1.2 Warrants. Upon the following terms and conditions and for no additional consideration, except in the case of the Series J Warrants (as hereinafter defined), (i) each of the Purchasers shall be issued (x) Series A Warrants, in substantially the form attached hereto as Exhibit C-1 (the “Series A Warrants”), to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock issuable upon conversion of the Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser’s name on Exhibit A hereto, (y) Series B Warrants, in substantially the form attached hereto as Exhibit C-2 (the “Series B Warrants”) to purchase the number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock issuable upon conversion of the Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser’s name on Exhibit A hereto and (ii) each Purchaser who purchases not less than $4,000,000 Preferred Shares, shall also be issued (x) a Series J Warrant, in substantially the form attached hereto as Exhibit C-3 (the “Series J Warrant”), to purchase such number of Series B Convertible Preferred Shares, par value $0.001 per share (the “Series B Shares”) equal to the Purchase Price (as defined below) paid by such Purchaser pursuant to this Agreement as set forth opposite such Purchaser’s name on Exhibit A hereto divided by $2.37 or, if the Purchase Price is reduced, 110% of the adjusted per share Purchase Price as determined in accordance with Section 1.6 hereof, (y) a Series C Warrant, in substantially the form attached hereto as Exhibit C-4 (the “Series C Warrant”) to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the number of Series B Shares purchased by such Purchaser pursuant to the Series J Warrant, and (z) a Series D Warrant, in substantially the form attached hereto as Exhibit C-5 (the “Series D Warrant” and, together with the Series B Warrants, the Series A Warrants, the Series J Warrant and the Series C Warrant, the “Warrants”) to purchase the number of shares of Common Stock equal to fifty percent (50%) of the number of Series B Shares purchased by such Purchasers pursuant to the Series J Warrant. The Warrants shall expire five (5) years following the Closing Date, except for the Series J Warrant, which shall expire upon eighteen (18) months following the Closing Date. Each of the Warrants shall have an exercise price per share equal to the Warrant Price (as defined in the applicable Warrant).

Section 1.3 Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred fifty percent (150%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares and exercise of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares” and the “Warrant Shares”, respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the “Shares”.

Section 1.4 Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Preferred Shares and the Warrants for an aggregate purchase price of $21,500,000 (the “Purchase Price”). The closing of the purchase and sale of the Preferred Shares and the Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154 (the “Closing”) at 10:00 a.m., New York time on such date as the Purchasers and the Company may agree upon; provided, that (i) all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith and (ii) the Purchase Price has been deposited in escrow, in accordance the terms of the Escrow Agreement (the “Closing Date”). In no event shall the Closing take place until the total Purchase Price has been deposited in the escrow account; provided, however, that if the Company receives prior written instructions from Vision to consummate the transactions contemplated by this Agreement prior to receipt of the total Purchase Price, the Closing shall occur subject to the per share Purchase Price adjustments as determined in accordance with Section 1.6 hereof. Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) a certificate for the number of Preferred Shares set forth opposite the name of such Purchaser on Exhibit A hereto, (y) its Warrants to purchase such number of shares of Common Stock and Series B Shares, as the case may be, as is set forth opposite the name of such Purchaser on Exhibit A attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to the escrow account pursuant to the Escrow Agreement (as hereafter defined). In addition, the parties acknowledge that Five Hundred Thousand Dollars ($500,000) of the Purchase Price funded on the Closing Date shall be deposited into a separate escrow account pursuant to the Investor and Public Relations Escrow Agreement (as hereinafter defined) to be used by the Company in connection with investor and public relations and securities law compliance, in accordance with Section 3.20 hereof.

Section 1.5 Share Exchange Transaction. The parties acknowledge that immediately prior to the consummation of the transactions contemplated by this Agreement, the Company will issue shares of its Common Stock to Winner State Investments Limited, a company organized in the British Virgin Islands (“Winner State”), pursuant to that certain Share Exchange Agreement dated as of the date hereof by and among the Company and Winner State (the “Share Exchange Agreement”), and upon the consummation of the transactions contemplated by the Share Exchange Agreement, Faith Winner Investments Limited, a company organized in the British Virgin Islands and a direct wholly-owned subsidiary of Winner State immediately prior to the consummation of the transactions contemplated by the Share Exchange Agreement, will become a wholly-owned subsidiary of the Company (the “Share Exchange Transaction”).

Section 1.6 Adjustment in Purchase Price. It is hereby acknowledged and agreed by the Company and each of the Purchasers that the pre-money valuation of Yanglin Soybean Group (“Yanglin”) is $43,000,000 (the “Pre-Money Valuation”). In the event that at the time of the Closing, the aggregate Purchase Price in the amount of $21,500,000 has not been deposited in the escrow account pursuant to the Escrow Agreement, the per share Purchase Price of $2.15 shall be reduced to such number that is the quotient of (x) the sum of (i) the Pre-Money Valuation and (ii) the amount of the Purchase Price that has been deposited as of the Closing Date, divided by (y) 30,000,000, which represents the number of issued and outstanding shares of the Company upon consummation of the Share Exchange Transaction and the transactions contemplated by this Agreement.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Prior to the closing under the Share Exchange Agreement, the Company did not have any subsidiaries except as set forth in the Company’s Form 10-KSB for the year ended December 31, 2006, including the accompanying financial statements (the “Form 10-KSB”), or in the Quarterly Reports on Form 10-QSB for its fiscal quarters ended March 31, 2007 and June 30, 2007 (collectively, the “Form 10-QSBs”). Except as set forth on Schedule 2.1(a), the Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit D-1(the “Registration Rights Agreement”), the Series J Registration Rights Agreement in the form attached hereto as Exhibit D-2 (the “Series J Registration Rights Agreement”), the Lock-Up Agreement (as defined in Section 3.19 hereof) in the form attached hereto as Exhibit E, the Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit F-1 attached hereto (the “ Escrow Agreement”), the Investor and Public Relations Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit F-2 attached hereto (the “Investor and Public Relations Escrow Agreement”), the Securities Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit F-3 attached hereto (the “Securities Escrow Agreement” and together with the Escrow Agreement and the Investor and Public Relations Escrow Agreement the “Escrow Agreements”), the Irrevocable Transfer Agent Instructions (as defined in Section 3.12), the Series A Certificate of Designation, and the Warrants (collectively, the “Transaction Documents”) and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and the Preferred Shares have been duly and validly authorized. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as contemplated by the Transaction Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except for the Lock-up Agreement, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below). The (i) 200 for 1 reverse stock split of the Common Stock described in the Schedule 14C Information Statement filed with the Securities and Exchange Commission the (“SEC”) on March 19, 2007 and (ii) 1 for 100 forward stock split of the Common Stock effected on September 14, 2007, 2007, were authorized and approved by the Company’s Board of Directors and stockholders, as necessary, and complied in all respects with the laws of the State of Nevada and all applicable Federal and state securities laws, and no stockholder has a claim for damages with respect thereto. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Articles”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(d) Issuance of Shares. The Preferred Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Series A Certificate of Designation. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Series A Certificate of Designation and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing; provided, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

(f) Commission Documents, Financial Statements. The Common Stock is currently registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended the “Exchange Act”), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the request of such Purchaser, the Company has delivered or made available to each of the Purchasers true and complete copies of any Commission Documents which are not available on the Commission’s website at www.sec.gov. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the times of their respective filings, the Form 10-KSB and the Form 10-QSBs and the current report on Form 8-K that is required to be and shall be filed by the Company within four business days after the Closing Date to disclose the transactions contemplated hereby and under the other Transaction Documents and the transactions contemplated by the Share Exchange Agreement and the Restructuring Agreements (as defined in Section 2.1(gg) hereof) (the “Form 8-K”), complied and, in the case of the Form 8-K, will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of respective dates, neither the Form 10-KSB nor the Form 10-QSBs contained or, in the case of the Form 8-K, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Yanglin Financial Statements (as defined in Section 4.2(t) hereof) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The Yanglin Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects, the financial condition of Yanglin as defined in Section 4.2(t) hereof and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended.

(g) Subsidiaries. Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Other than as contemplated by the Transaction Documents, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Other than as contemplated by the Transaction Documents, neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

(h) No Material Adverse Effect. Other than as disclosed in the Company’s Commission Documents, since June 30, 2007, neither the Company nor any of its subsidiaries has experienced or suffered any Material Adverse Effect.

(i) No Undisclosed Liabilities. Except as disclosed in the Form 10-KSB, the Form 10-QSBs and the Form 8-K, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses since June 30, 2007 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(j) No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Indebtedness. The Form 10-KSB and Form 10-QSBs do, and the Form 8-K will set forth all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Form 10-KSB, Form 10-QSBs and in the Form 8-K free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, all properties and assets (i) purportedly owned or used by them as reflected in the Form 10-KSB, Form 10-QSBs, and the Form 8-K or (ii) necessary for the conduct of their business as currently conducted except for those disclosed in the Form 10-KSB, Form 10-QSBs and the Form 8-K. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

(m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any executive officers or directors of the Company or subsidiary in their capacities as such.

(n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in material compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business in all material respects as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. The Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(q) Disclosure. Neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, taken as a whole and in the light of the circumstances under which they were made herein or therein, not false or misleading.

(r) Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

(s) Environmental Compliance. Since their inception, neither the Company, nor any of its subsidiaries have been, in violation of any applicable law relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the business or financial condition of any of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has operated all facilities and properties owned, leased or operated by it in material compliance with the Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in material compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t) Books and Record Internal Accounting Controls. Except as otherwise disclosed in the Form 10-KSB, the Form 10-QSBs, or the Form 8-K, the books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(u) Material Agreements. Except for this Agreement and other Transaction Documents, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form SB-2 or Form S-1, as the case may be (collectively, the “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act, or in any report, schedule, form, statement or other document required to be filed by it pursuant to the Exchange Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect. Except as restricted under applicable laws and regulations, the incorporation documents, certificates of designations or the Transaction Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company’s Preferred Shares, other preferred stock, if any, or its Common Stock.

(v) Transactions with Affiliates. Except as set forth in the Commission Documents or the Transaction Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(w) Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares and the Warrants in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares and the Warrants.

(x) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements (the “Registration Statement”) pursuant to the Registration Rights Agreement, and the filing of the Series A Certificate of Designation with the Secretary of State for the State of Nevada, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(y) Employees. Except as disclosed in the Commission Documents or the Form 8-K, neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as disclosed in the Commission Documents or the Form 8-K, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary required to be disclosed in the Commission Documents on the Form 8-K that is not so disclosed. Since June 30, 2007, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

(z) Absence of Certain Developments. Since June 30, 2007, neither the Company nor any subsidiary has:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

(x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Preferred Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ac), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(cc) Dilutive Effect. The Company understands and acknowledges that it has an obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Series A Certificate of Designation and to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(dd) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and since March 1, 2007, except as contemplated under the Transaction Documents, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(ee) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(ff) Transfer Agent. The name, address, telephone number, fax number, contact person and email address of the Company’s current transfer agent is set forth on Schedule 2.1(ff) hereto.

(gg) Subject to the consummation of the Share Exchange Transaction, the Company represents on behalf of Faith Winner (Jixian) Agriculture Development Company Limited (“WFOE”), a “wholly-owned foreign enterprise” organized under the laws of the People’s Republic of China (the “PRC”) and, upon consummation of the Share Exchange Transaction, an indirect wholly-owned subsidiary of the Company:

(i) that WFOE has the legal right, power and authority (corporate and other) to enter into and perform its obligations under each of agreements as set forth on Schedule 2.1(gg) (collectively, the “Restructuring Agreements”) to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the Restructuring Agreements to which it is a party; and each of the Restructuring Agreements to which WFOE is a party constitutes a valid and legally binding obligation of WFOE, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii) that WFOE does not own or lease properties or conduct any business outside of the PRC and that WFOE does not need to be duly qualified as a foreign corporation for the transaction of business under the laws of any jurisdiction in which it is not now so qualified.

(iii) that the execution and delivery by WFOE of, and the performance by WFOE of its obligations under, each of the Restructuring Agreements to which it is a party and the consummation by WFOE of the transactions contemplated therein will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which WFOE is a party or by which WFOE is bound or to which any of the properties or assets of WFOE is subject; (B) result in any violation of the provisions of the articles of association or business license of WFOE; and (C) will not result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, except that, with respect to (A) and (C), such conflict, breach or violation would not reasonably be expected to have a Material Adverse Effect on WFOE.

(iv) that each of the Restructuring Agreements is in proper and enforceable legal form under the laws of the PRC and to ensure the legality, validity, enforceability or admissibility in evidence of each of the Restructuring Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the Restructuring Agreements, except as set forth on Schedule 2.1(gg)(iv).

(v) that Sun Wu Lian Kai Soybean Processing Co. Ltd., is not now and has never been a subsidiary of, or otherwise affiliated with Yanglin.

Section 2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and Closing Date, with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Good Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Preferred Shares and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Acquisition for Investment. Each Purchaser is acquiring the Preferred Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, such Purchaser does not agree to hold the Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Shares or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and the Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Each Purchaser further acknowledges that such Purchaser understands the risks of investing in companies domiciled and/or which operate primarily in the People’s Republic of China and that the purchase of the Shares and Warrants involves substantial risks.

(e) Status of Purchasers. Each Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

(f) Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company and its subsidiaries. In making the decision to invest in the Company and its business, each Purchaser hereby acknowledges that such Purchaser has relied solely upon the Yanglin Financial Statements, the Draft Form 8-K (defined in Section 4.2(v) hereto) and other written information provided to such Purchaser by the Company and Yanglin.

(g) No General Solicitation. Each Purchaser acknowledges that the Preferred Shares and the Warrants were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i) General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

(j) Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

(k) Certain Fees. Except as set forth on Schedule 2.2(k) hereto, no brokers, finders or financial advisory fees or commissions will be payable by any Purchaser with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE III

Covenants

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares, Warrants, Conversion Shares and Warrant Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

Section 3.2 Registration and Listing. The Company shall (a) comply in all respects with its reporting and filing obligations under the Exchange Act, (b) comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act except as permitted under the Transaction Documents. The Company will take all action necessary to continue the quotation or listing of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading or may be traded in the future. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Preferred Shares, or shall own Conversion Shares which, in the aggregate, represent more than 5% of the total combined voting power of all voting securities then outstanding, for purposes related to such Purchaser’s interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees. Such Purchaser agrees that such Purchaser and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement or pursuant to inspection rights granted hereunder, unless such information is known to the public through no fault of such Purchaser or his or its employees or representatives; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants and other professionals in connection with their representation of such Purchaser in connection with such Purchaser’s investment in the Company, (ii) to any prospective permitted transferee of the Preferred Shares, so long as the prospective transferee agrees to be bound by the provisions of this Section 3.3, (iii) to any general partner or affiliate of such Purchaser. The Company may require each Purchaser to execute a separate confidentiality agreement in form and substance reasonably acceptable to the Company as a prerequisite to the exercise of such Purchaser’s inspection rights pursuant to this Section 3.3.

Section 3.4 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply in all material respects, with all applicable laws, rules, regulations and orders.

Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6 Reporting Requirements. If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at a Purchaser’s request the Company shall furnish the following to such Purchaser so long as such Purchaser shall beneficially own any Shares:

(a) Quarterly Reports filed with the Commission on Form 10-QSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b) Annual Reports filed with the Commission on Form 10-KSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(c) Current Reports on Form 8-K filed with the Commission as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(d) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7 Amendments. The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Shares.

Section 3.8 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

Section 3.9 Distributions. So long as any Preferred Shares remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock unless such dividends or distributions are also simultaneously paid or made to the holders of the Preferred Shares on an as-converted basis or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

Section 3.10 Use of Proceeds. The net proceeds from the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.11 Reservation of Shares. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred fifty percent (150%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

Section 3.12 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit G attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.12 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.12 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.12 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.12, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.13 Disposition of Assets. So long as any Preferred Shares remain outstanding, neither the Company nor any Subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights to any person except for (i) sales to customers in the ordinary course of business (ii) sales or transfers between the Company and its Subsidiaries or between Subsidiaries of the Company, (iii) sales or transfers between the Company, any of its Subsidiaries and Yanglin, or (iv) otherwise with the prior written consent of the holders of a majority of the Preferred Shares then outstanding.

Section 3.14 Reporting Status. So long as a Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.15 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing but in no event later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing. The Company shall also file with the Commission, the Form 8-K describing the material terms of the transactions contemplated hereby and by the Share Exchange Agreement (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Series A Certificate of Designation, the Lock-Up Agreement, the Escrow Agreement, the Investor and Public Relations Escrow Agreement, forms of each of the Warrants, the Press Release, the Share Exchange Agreement and each of the Restructuring Agreements) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by counsel for the Purchasers as set forth in Section 4.2(v). “Trading Day” means any day during which the OTC Bulletin Board (or other quotation venue or principal exchange on which the Common Stock is traded) shall be open for trading.

Section 3.16 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.17 Pledge of Securities. The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers’ expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

Section 3.18 Form SB-2 Eligibility. The Company currently meets the “registrant eligibility” and transaction requirements set forth in the general instructions to Form SB-2 applicable to “resale” registrations on Form SB-2 and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner.

Section 3.19 Lock-Up Agreement. The persons listed on Schedule 3.19 attached hereto shall be subject to the terms and provisions of a lock-up agreement in substantially the form as Exhibit E hereto (the “Lock-Up Agreement”), which shall provide the manner in which such persons will sell, transfer or dispose of their shares of Common Stock. Schedule 3.19 shall set forth opposite such persons’ name, the number of shares beneficially owned by such person that are subject to the lock-up.

Section 3.20 Investor and Public Relations Escrow. The Company shall cause to be deposited pursuant to the terms of the Investor and Public Relations Escrow Agreement, Five Hundred Thousand Dollars ($500,000) of the Purchase Price funded on the Closing Date into a separate escrow account to be used by the Company in connection with investor and public relations.

Section 3.21 Approval of Related Party Transactions. On and after the Closing, the Company will not, and will not permit any of its Subsidiaries, whether directly or indirectly owned, without the unanimous written consent of the Company’s Board of Directors (including the consent any independent directors) to:

(a) acquire any share capital, other securities or interests of Heilongjiang Yanglin Group Seed Industrial Co., Ltd., Shuangyashan Tianlin Rice Industrial Co., Ltd. and Heilongjiang Yanglin Soybean Group co., Ltd. Hotel, an unincorporated hotel (collectively, the “Affiliated Companies”)

(b) approve transactions or modify the terms of transactions involving the interests of the Affiliated Companies, including but not limited to make any loans, advances or other credits to, or guarantee, indemnify, act as surety for, or otherwise secure or accept or assume any direct or indirect liability for the liabilities of or obligations of any of such companies;

(c) enter into any commercial or business contracts with the Affiliated Companies in excess of US$5,000;

(d) approve or make adjustments or modifications to the terms of transactions involving the interest of any director or Shareholder of the Company and/or any Subsidiary, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness or liabilities of any director or Shareholder of the Company and/or any Subsidiary.

Section 3.22 DTC. Not later than the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause its Common Stock to be eligible for transfer with its transfer agent pursuant to the Depository Trust Company Automated Securities Transfer Program.

Section 3.23 Subsequent Financings.

(a) For a period of two (2) years following the effective date of the initial Registration Statement (as defined in the Registration Rights Agreement), the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a “Rights Notice”) each holder of Preferred Shares (each, a “Preferred Stockholder” and collectively the “Preferred Stockholders”) of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a “Subsequent Financing”), of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock; provided, however, prior to delivering to each Preferred Stockholder a Rights Notice, the Company shall first deliver to each Preferred Stockholder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”) within three (3) Trading Days of receiving an applicable offer, which Pre-Notice shall ask such Preferred Stockholder if it wants to review the details of such financing. Upon the request of a Preferred Stockholder, and only upon a request by such Preferred Stockholder within three (3) Trading Days of receipt of a Pre-Notice, the Company shall promptly, but no later than two (2) Trading Days after such request, deliver a Rights Notice to such Preferred Stockholder. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing (if known), the proposed closing date of the Subsequent Financing, which shall be no earlier than ten (10) Trading Days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Preferred Stockholder an option (the “Rights Option”) during the ten (10) Trading Days following delivery of the Rights Notice (the “Option Period”) to inform the Company whether such Preferred Stockholder will purchase up to its pro rata portion of all or a portion of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing, provided the amount of such purchase shall not exceed the Purchase Price hereunder of the Preferred Shares held by such Preferred Stockholder except as allowed by the following sentence. If any Preferred Stockholder elects not to participate in such Subsequent Financing, the other Preferred Stockholders may participate on a pro-rata basis so long as such participation in the aggregate does not exceed the total Purchase Price hereunder. For purposes of this Section, all references to “pro rata” means, for any Preferred Stockholder electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the number of Preferred Shares held by such Preferred Stockholder at the Closing by (y) the total number of all of the Preferred Shares issued hereunder. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from the Preferred Stockholder within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided, that all of the material terms and conditions of the closing are the same as those provided to the Preferred Stockholder in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur by that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3.21(a), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3.21(a) shall not apply to issuances of securities in a Permitted Financing.

(b) For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A “Permitted Financing” shall mean (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of this Agreement or issued pursuant to this Agreement or any of the other Transaction Documents (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Purchasers), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer’s equity incentive plans outstanding as they exist on the date of this Agreement, (v) the issuance or grants of options to purchase Common Stock to employees, officers or directors of the Company pursuant to any equity incentive plan duly adopted by the Board or a committee thereof established for such purpose so long as such issuances in the aggregate do not exceed 10% of the issued and outstanding shares of Common Stock as of the date of this Agreement and the specified price at which the options may be exercised is equal to or greater than the Per Share Market Value as of the date of such grant, and (vi) any warrants issued to the placement agent, financial advisors and their respective designees for the transactions contemplated by the Transaction Documents; provided, however that with respect to any such Permitted Financing pursuant to (i) and (iii) such Permitted Financings shall be subject to the prior written approval of Vision Opportunity Master Fund, Ltd. (“Vision”).

For purposes of this Section 3.23(b)(v), “Per Share Market Value” means on the date of grant (a) the last closing price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no closing price on such date, then the closing bid price on such date, or if there is no closing bid price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or if there is no closing price on such date, then the closing bid price on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing that is regularly engaged in the business of appraising the capital stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Company or the Purchasers (the “Independent Appraiser”) selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

(c) Nothing herein shall prohibit the Company from establishing an employee stock option, restricted stock or other form of equity incentive plan for employees, officers or directors of the Company, and any awards made under such plan or exercises of such awards by the recipients thereof shall be deemed to be a Permitted Financing, subject to the 10% threshold set forth in (b)(v) above.

Section 3.24 Sarbanes-Oxley Act. The Company shall use its best efforts to be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as required under such Act.

Section 3.25 Exchange Listing. No later than December 31, 2008, the Company shall apply to list and have its shares of Common Stock traded on the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market or any successor market thereto (collectively, “Nasdaq”), or the New York Stock Exchange or any successor market thereto (together with Nasdaq, each a “National Stock Exchange”). In the event the shares of Common Stock are not listed and trading on a National Stock Exchange by December 31, 2008, each of the stockholders of the Company as listed on Schedule 3.25 (each a “Principal Stockholder”; collectively, the “Principal Stockholders”) shall transfer such number of shares of Common Stock held by such Principal Stockholder as set forth opposite such Principal Stockholder’s name on Schedule 3.25 (the “Listing Penalty Shares”) to the Purchasers to be distributed to the Purchasers on a pro rata basis. The number of Listing Penalty Shares to be transferred by each Principal Stockholder to the Purchasers shall be equal to 1,000,000 shares of Common Stock times a fraction, the numerator of which is the number of shares of Common Stock held by such Principal Stockholder and the denominator of which is the total number of shares of Common Stock held by the Principal Stockholders. In connection with the foregoing, each Purchaser may elect, at each Purchaser’s sole discretion, to receive (i) shares of Common Stock owned by the Principal Stockholders or (ii) upon notice to the Company, Escrow Agent and Principal Stockholders (each as defined in the Securities Escrow Agreement), a portion of the Escrow Shares (as defined in the Securities Escrow Agreement) in such amount as set forth in the preceding sentence. In the event a Purchaser elects to receive shares of Common Stock from the Escrow Shares pursuant to the foregoing and if the Escrow Shares then remaining are insufficient to satisfy the Principal Stockholders’ obligations under Sections 1.3 and 1.4 of the Securities Escrow Agreement, the Principal Stockholders shall, on a pro rata basis, deliver to the Escrow Agent additional shares of Common Stock owned by them in the amounts released to such Purchaser within ten (10) business days of the release of such shares from escrow.

Section 3.26 No Commissions in connection with Conversion of Preferred Shares. In connection with the conversion of the Preferred Shares into Conversion Shares, neither the Company nor any Person acting on its behalf will take any action that would result in the Conversion Shares being exchanged by the Company other than with the then existing holders of the Preferred Shares exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange in compliance with Section 3(a)(9) of the Securities Act.

Section 3.27 Ownership Cap and Exercise Restriction. Notwithstanding anything to the contrary set forth in this Purchase Agreement, at no time may a Purchaser of Preferred Shares convert their Preferred Shares into shares of the Company’s’ Common Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock beneficially owned by such Purchaser at such time, the number of shares of Common Stock which would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a Purchaser providing the Company with sixty-one (61) days notice (pursuant to Section 13 hereof) (the “Waiver Notice”) that such Purchaser would like to waive this Section 3.27 with regard to any or all shares of Common Stock issuable upon conversion of the Preferred Shares, this Section 3.27 will be of no force or effect with regard to all or a portion of the Preferred Shares referenced in the Waiver Notice.

Section 3.28 Protection of Intellectual Property Rights At any time on or after the consummation of the transactions contemplated by this agreement, the Company becomes aware that of an infringement of the Yanglin name, whether in the United States of America, The People’s Republic of China, or elsewhere the Company shall take any and all commercially reasonable measures to enforce its intellectual property rights to protect the Yanglin name, whether under statute or common law, in law or in equity, in accordance with such country’s intellectual property laws.

ARTICLE IV

CONDITIONS

Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of Each Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser in this Agreement and each of the other Transaction Documents to which such Purchaser is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Preferred Shares and Warrants has been delivered to the escrow agent pursuant to the Escrow Agreement.

(e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are parties have been duly executed and delivered by the Purchasers to the Company.

(f) Share Exchange Transaction. Prior to the Closing, the Share Exchange Transaction shall have been consummated.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares and the Warrants is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c) No Suspension, Etc. Quotation of the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Series A and B Certificates of Designation of Rights and Preferences. Prior to the Closing, the Series A and B Certificates of Designation in the form of Exhibit B attached hereto (the “Certificates of Designation”) shall have been filed with the Secretary of State of Nevada.

(g) Opinions of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of the Closing, in substantially the form of Exhibit H-1 hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing. At the Closing, the Purchasers shall have received an opinion of PRC counsel to Yanglin, dated the date of the Closing with respect to the Restructuring Agreements and such other matters as the Purchasers may reasonably request, in substantially the form of Exhibit H-2 hereto.

(h) Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

(i) Certificates. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and the Warrants being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request).

(j) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the “Resolutions”).

(k) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to one hundred fifty percent (150%) of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares issued or to be issued pursuant to this Agreement and the number of Warrant Shares issuable upon exercise of the number of Warrants issued or to be issued pursuant to this Agreement.

(l) Transfer Agent Instructions. As of the Closing Date, the Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(m) Lock-Up Agreement. As of the Closing Date, the persons listed on Schedule 3.19 hereto shall have delivered to the Purchasers a fully executed Lock-Up Agreement in the form of Exhibit E attached hereto.

(n) Secretary’s Certificate. The Company shall have delivered to each such Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles, (iii) the Bylaws, (iv) the Series A Certificate of Designation, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(o) Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(p) Escrow Agreements. At the Closing, the Company and the escrow agent shall have executed and delivered the Escrow Agreement in the form of Exhibit F-1 attached hereto and the Investor and Public Relations Escrow Agreement in the form of Exhibit F-2 attached hereto to each Purchaser.

(q) Securities Escrow Agreement. The Securities Escrow Agreement shall have been executed by the parties thereto and the Escrow Shares (as defined in the Securities Escrow Agreement) shall have been deposited into the escrow account pursuant to the terms of the Securities Escrow Agreement in the form of Exhibit F-3 attached hereto.

(r) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

(s) Share Exchange Transaction. Prior to the Closing, the Share Exchange Transaction shall have been consummated.

(t) Financial Statements. The Company has previously delivered to the Purchasers the audited financial statements of Yanglin for the fiscal years ended December 31, 2006, 2005 and 2004 audited by Samuel H. Wong & Co., LLP and the interim financial statements for the quarters ended March 31, 2007 and June 30, 2007 (the “Yanglin Financial Statements”), which Yanglin Financial Statements were acceptable to the Purchasers.

(u) Capitalization Table. No later than the third Business Days prior to the Closing Date, the Company shall have delivered to each of the Purchasers a capitalization table setting forth (i) its capitalization, on a fully diluted basis immediately prior to the Closing and (ii) its pro forma capitalization, on a fully diluted basis, giving effect to the consummation of the transactions contemplated by this Agreement. In each case, the table shall list all outstanding options, warrants and other securities convertible into equity of the Company.

(v) Draft Form 8-K No later than three (3) Business Day prior to the Closing Date, the Company shall have delivered to each of the Purchasers, a draft of the Form 8-K (the “Draft Form 8-K”), in substantially final form, that it proposes to file with the Securities and Exchange Commission, which sections of the Draft Form 8-K shall be reasonably acceptable to the Purchasers.

(w) Employment Contracts. At the Closing, the Company shall deliver the employment contracts executed by and between Yanglin and each of Shulin Liu, Shaocheng Xu and Zongtai Guo (collectively, the “Key Employees”) and on the terms and form as attached to the Share Exchange Agreement.

(x) Confidentiality and Non-Competition Agreement At the Closing, the Company shall deliver the confidentiality and non-competition agreements executed by and between Yanglin and each of the Key Employees on the terms and form as attached to the Share Exchange Agreement.

(y) Non-Compete Undertaking Letters. At the Closing the Company shall deliver the non-compete undertaking letters executed by and between Yanglin and each of the Key Employees on the terms and form as attached to the Share Exchange Agreement.

ARTICLE V

Stock Certificate Legend

Section 5.1 Legend. Each certificate representing the Preferred Shares and the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect), the Company may cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser’s Prime Broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

Indemnification

Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VII shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

Miscellaneous

Section 7.1 Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual and reasonable attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) up to a maximum of $40,000 incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions and the review of the Restructuring Agreements. The Company shall also pay to Vision in connection with due diligence expenses incurred by Vision an aggregate amount of $100,000, of which $10,000 has been previously paid, and the balance in the aggregate amount of $90,000 shall be paid at the Closing. The Company shall also pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses but only if the Purchasers are successful in any litigation or arbitration relating to such enforcement.

Section 7.2 Specific Enforcement, Consent to Jurisdiction.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.3 Entire Agreement; Amendment. This Agreement and the other Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least seventy-five percent (75%) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Victory Divide Mining Company
c/o Heilongjiang Yanglin Soybean Group
No. 99 Fanrong Street

Jixian Town Heilongjiang
People’s Republic of china 155900
Tel:  86-469-467-8077
Fax:  86-469-469-3000
Email: kingbodel@163.com

with copies to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008, ext. 127
Fax No.: (212) 688-7273

If to any Purchaser:            At the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser’s counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell S. Nussbaum, Esq.
Tel No.: (212) 407-4000
Fax No.: (212) 407-4990

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closings hereunder for a period of two years following the Closing Date.

Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.13 Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Series A Certificate of Designation, the Registration Rights Agreement and the other Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

VICTORY DIVIDE MINING COMPANY

By:  /s/ Shulin Liu
Name: Shulin Liu
Title: Chief Executive Officer

PURCHASER

BENEFIT GRAND INVESTMENTS LIMITED

By:  /s/ Xiangxu Zhang
Name: Xiangxu Zhang
Title: President

CRESCENT INTERNATIONAL LTD.

By:  /s/ Bachir Taleb-Ibrahimi
Name: Bachir Taleb-Ibrahimi
Title: Authorized Signatory

GOLDEN BRIDGE ASSET MANAGEMENT

By:  /s/ James Hahn
Name: James Hahn
Title: Director, authorized signatory

By:  /s/ Leland C. Ackerley
Name: Leland C. Acerley

NEWBERG ROAD PARTNERS, LP

By:  /s/ Robert G. Ackerley
Name: Robert G. Ackerley
Title: Manager, RGA Ventures, LLC
General Partner of Newberg Road Partners, LP

PENN FOOTWEAR

By:  /s/ Jeff Davidowitz
Name: Jeff Davidowitz
Title: President

PRECEPT CAPITAL MASTER FUND, G.P.
By:  /s/ D. Blair Baker
Name: D. Blair Baker
Title: Managing Member

SANSAR CAPITAL SPECIAL OPPORTUNITY
MASTER FUND, LP (CAYMAN MASTER)

By:  /s/ Sunjay Motwani
Name: Sunjay Motwani
Title: President

VICIS CAPITAL MASTER FUND

By:  /s/ Keith W. Hughes
Name: Keith W. Hughes
Title: Chief Financial Officer

VISION OPPORTUNITY MASTER FUND, LTD.

By:  /s/ Adam Benowitz
Name: Adam Benowitz
Title: Director

ACKNOWLEDGED AND AGREED FOR
PURPOSES OF SECTION 3.25

WINNER STATE INTERNATIONAL LIMITED

By:  /s/ Shulin Liu

Name: Shulin Liu

Title: Chief Executive Officer

[Signature page to Series A Convertible Preferred Share Agreement]

EXHIBIT A TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
______________________________________________
Investor	Investment	Common Stock	Series A Shares Purchased	Series A Warrants	Series B Warrants	Series J Warrants	Series C Warrants	Series D Warrants
Vision Opportunity Master Fund Ltd.	$8,000,000	525,000	3,720,930	3,720,930	1,860,465	3,382,664	3,382,664	1,691,332
Sansar Capital Special Opportunity Master Fund, LP (Cayman Master)	$5,950,000	--	2,767,442	2,767,442	1,383,721	2,515,856	2,515,856	1,257,928
Vicis Capital Master Fund	$4,500,000	--	2,093,023	2,093,023	1,046,512	1,902,748	1,902,748	951,374
Precept Capital Master Fund, GP	$500,000	--	232,558	232,558	116,279	--	--	--
Penn Footwear	$250,000	--	116,279	116,279	58,140	--	--	--
Crescent International Limited	$300,000	--	139,353	139,353	69,767	--	--	--
Benefit Grand Investments	$500,000	--	232,558	232,558	116,279	--	--	--
Golden Bridge Asset Management	$1,000,000	--	465,116	465,116	232,558	--	--	--
Leland C Ackerley	$250,000	--	116,279	116,279	58,140	--	--	--
Newberg Road Partners, LP	$250,000	--	116,279	116,279	58,140	--	--	--

EXHIBIT B TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
_________________________________________________

FORM OF SERIES A AND B CERTIFICATES OF DESIGNATION

EXHIBIT A

TO THE CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS
OF SERIES A CONVERTIBLE PREFERRED STOCK OF
Victory Divide Mining Company
to be filed with the Secretary of State
of the State of Nevada
on or about September 21, 2007

1. Designation and Number of Shares.  Shares of the series shall be designated and known as the “Series A Convertible Preferred Stock” of the Company. The Series A Convertible Preferred Stock (the “Series A”) shall consist of 10,000,000 shares. Shares of the Series A which are redeemed, retired, converted into shares of the Company’s $.001 par value per share Common Stock (the “Common Stock”), purchased or otherwise acquired by the Company shall be cancelled (and thereafter shall not be re-issued as shares of Series A) and shall revert to the status of authorized but unissued preferred stock, undesignated as to series and subject to reissuance by the Company as shares of preferred stock of any one or more series as permitted by the Articles of Incorporation.

2.  Redemption; Liquidation Preference. The Series A shall, in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up, voluntary or involuntary, of the Company (a “Liquidation Event”), rank (a) senior to the Common Stock and to any other class or series of stock issued by the Company not designated as ranking senior to or pari passu with the Series A in respect of the right to participate in distributions or payments upon a Liquidation Event; and (b) pari passu with the Series B Convertible Preferred Stock (the “Series B”), any other class or series of stock of the Company, the terms of which specifically provide that such class or series shall rank pari passu with the Series A in respect of the right to participate in distributions or payments upon a Liquidation Event. No shares of Series A may be redeemed by the Company without the express written consent of each holder of such shares, provided or withheld in such holder’s sole discretion. In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series A then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $2.15 per share (such amount, the "Liquidation Preference Amount") before any payment shall be made or any assets distributed to the holders of the Common Stock or any other stock that ranks junior to the Series A. In the event of such a liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series A notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights (or, if the Company obtains lesser notice thereof, then as promptly as possible after the date that it has obtained notice thereof) and (ii) state the amount per share of Series A that will be paid or distributed on such liquidation, dissolution or winding up, as the case may be.

3.  Dividends. The Series A will not be entitled to dividends unless the Company pays dividends, in cash or other property, to holders of outstanding shares of Common Stock, in which event each outstanding share of the Series A will be entitled to receive dividends of cash or property, out of any assets legally available therefor, in an amount or value equal to the amount of dividends, per share of Series A, as would have been payable on the number of shares of Common Stock into which each share of Series A would be convertible, if such shares of Series A had been converted to Common Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividends (the “Dividends”). Any dividend payable to the Series A will have the same record and payment date and terms as the dividend payable on the Common Stock.

4.  Conversion. The holders of Series A shall have the following conversion rights (the "Conversion Rights"):

(a) Right to Convert. At any time on or after the issuance of the Series A, each share of Series A will be convertible into 1 share of Common Stock, which may be adjusted from time to time pursuant to Section 5 (the “Conversion Rate”). The Conversion Rate is calculated by dividing the Liquidation Preference Amount per share by the Conversion Price (as defined below) per share. The “Conversion Price” means $2.15 per share, intially, which may be adjusted from time to time pursuant to Section 5. At any time on or after the issuance of the Series A, any holder of Series A may, at such holder's option, subject to the limitation set forth in Section 7 herein, elect to convert all or any portion of the shares of Series A held by such person into a number of fully paid and nonassessable shares of Common Stock (a "Conversion"). In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any amounts distributable on such event to the holders of Series A.

(b) Mechanics of Conversion. The Conversion of Series A shall be conducted in the following manner:

(a) (i) Holder's Delivery Requirements. To convert Series A into full shares of Common Stock on any date (a "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company at +86-469-4693000, Attention: Chief Executive Officer, with a copy to Guzov Ofsink, LLC at 212-688-7273, Attention: Darren L. Ofsink, Esq., and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Conversion Date the original certificates representing the shares of Series A being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

(b) (ii) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. The Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within ten (10) trading days following the date of such receipt, issue and deliver to the holder one or more certificates in the name of the holder or its designees representing the number of shares of Common Stock to which the holder shall be entitled.

(c)

(d) (A) Converted Common Stock Held in Book-Entry Form. If the holder specifies in the Conversion Notice that instead of receiving certificates representing Common Stock as described above in this Section 4(d)(ii), it prefers to receive the shares due to it upon conversion in book-entry form, then instead of issuing such certificates, the Company or the Transfer Agent shall issue and deliver to the Depository Trust Company (“DTC”) account on the holder’s behalf, via the Deposit Withdrawal Agent Commission System (“DWAC”), registered in the name of the holder or its designee, the number of shares of Common Stock to which the holder shall be entitled, according to instructions received in or with the Conversion Notice. Notwithstanding the foregoing, the Company or its Transfer Agent shall only be obligated to issue and deliver shares to DTC on a holder’s behalf via DWAC if a registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Series A (a “Registration Statement”) is effective.

(e)If the number of shares of Series A represented by the Preferred Stock Certificate(s) submitted by a holder for conversion is greater than the number of shares of Series A being converted, then the Company shall, as soon as practicable and in no event later than ten (10) trading days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series A not converted.

(f) -(iii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than four (4) business days after receipt of such holder's originally executed Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company’s independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time the accountant received the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designations shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 4(d)(iii).

(g) (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series A shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(h) (v) Company's Failure to Timely Convert. Subject to the terms and conditions of this Certificate of Designations, if within three (3) trading days of the Company's receipt of the facsimile copy of the executed Conversion Notice (the third of such three days, the "Delivery Date") the Company fails (x) to issue and deliver to a holder, in accordance with Section 4(b)(ii) hereof, the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series A or (y) to issue a new Preferred Stock Certificate representing the number of shares of Series A to which such holder is entitled pursuant to Section 4(a) ("Conversion Failure"), then in addition to all other available remedies which such holder may pursue hereunder and under the Series A Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") to be entered into among the Company and the initial holders of the Series A (including indemnification pursuant to Section 6 thereof), the Company shall pay additional damages to such holder on each business day after the Delivery Date in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 4(a) to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 4(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series A represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 4(b)(ii) and (B) the Closing Bid Price (as defined below) of the Common Stock on the last possible date which the Company could have issued such Common Stock or such Preferred Stock Certificate, as the case may be, to such holder without violating Section 4(b)(ii). The term "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price of such security on the OTC Bulletin Board or other principal exchange on which such security is traded as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on any date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series A.

(i)  (vi)Buy-In Rights. In addition to any other rights available to the holders of Series A, if the Company fails to issue to a holder, on or before the Delivery Date and in accordance with Section 4(b)(ii) hereof, the shares of Common Stock issuable upon conversion of the Series A to which such holder is entitled, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock issuable upon conversion of Series A which the holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall either (1) pay in cash to the holder the amount by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of Series A that the Company was required to deliver to the holder in connection with the conversion at issue by (B) the price at which the sell order giving rise to such purchase obligation was executed, at which point the Company's obligation to issue such shares of Common Stock being converted shall terminate, or (2) either reinstate the shares of Series A and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence, the Company may choose to pay to the holder $1,000, at which point the Company's obligation to issue such shares of Common Stock being converted shall terminate. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A as required pursuant to the terms hereof.

5.  Adjustments to Conversion Price, Conversion Rate and Certain Other Adjustments. The Conversion Rate for the number of shares of Common Stock into which the Series A shall be converted shall be subject to adjustment from time to time as hereinafter set forth, notice of which shall be promptly provided to the Series A holders:

(a)  Stock Dividends, Recapitalization, Reclassification, Split-Ups. If, prior to or on the date of a Conversion, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or any right to acquire Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the Conversion Rate will be adjusted so that the number of shares of Common Stock issuable on such Conversion of the Series A shall be increased in proportion to such increase in outstanding shares of Common Stock.

(b)  Aggregation of Shares. If prior to or on the date of a Conversion, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on Conversion of the Series A shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c) Mergers or Consolidations. If at any time or from time to time prior to the date of a Conversion there is a merger, consolidation or similar capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for in Section 5(a) or 5(b) above) (each a “Reorganization”), then as a part of such capital reorganization, provision shall be made so that each holder of outstanding Series A at the time of such reorganization shall thereafter be entitled to receive, upon conversion of the Series A, the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion of such holder’s Series A would be entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, the resulting or surviving corporation (if not the Company) shall expressly assume the obligations to deliver, upon the exercise of the conversion privilege, such securities or property as the holders of Series A remaining outstanding (or of other convertible preferred stock received by such holders in place thereof) shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as provided above. If this Section 5(c) applies to a Reorganization, Sections 5(a) and 5(b) shall not apply to such Reorganization. In addition to all other rights of the holders of Series A contained herein, simultaneous with the occurrence of a Reorganiation, each holder of Series A shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series A at a price per share of Series A equal to one hundred ten percent (110%) of the Liquidation Preference Amount.

(d)  Successive Changes. The provisions of this Section shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(j)

(i) (e)  Adjustments for Issuance of Additional Shares of Common Stock.

(ii)

(iii)  (i) In the event the Company shall, at any time within two (2) years following the initial issuance date of the Series A, issue or sell any additional shares of Common Stock (“Additional Shares of Common Stock”) at a price per share less than $2.15 or without consideration (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares, other than as part of an “Exempt Issuance,” as listed under Section 5(g)), then and in such event, the Conversion Price upon each such issuance shall be reduced, concurrently with such issue or sale, to such lesser price paid for such Additional Shares of Common Stock and the Conversion Ratio then in effect immediately prior to such adjustment, shall be adjusted based on the Conversion Price so adjusted in accordance with the foregoing..

(ii) For the period commencing on the two (2) year anniversary of the Original Issue Date and ending upon the conversion of all of the shares of Series A, in the event the Company shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 5), at a price per share less than $2.15 then in effect or without consideration, then the Conversion Price then in effect shall multiplied by a fraction (a) the numerator of which shall be equal to the sum of (x) the number of shares of outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Conversion Price then in effect and (b) the denominator of which shall be equal to the number of shares of outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock. For purposes of this Section, all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion of Convertible Securities outstanding immediately prior to such issue are deemed outstanding. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made pursuant to this Section 5(d)(ii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 5(f).

(iv) (f) Issuance of Common Stock Equivalents. If the Company, at any time following the initial issuance date of the Series A, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the "Common Stock Equivalents") shall be issued or sold, other than an Exempt Issuance. If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than $2.15, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall be less than $2.15, then the Conversion Price upon each such issuance shall be adjusted to the price equal the consideration per share paid for such Common Stock Equivalents and the Conversion Rate then in effect immediately prior to such adjustment shall be adjusted based on the Conversion Price so adjusted in accordance with the foregoing.

(g)  Restriction on Conversion Rate and Conversion Price Adjustment. Notwithstanding anything to the contrary set forth in Sections 5(e) and (f), no adjustment shall be made to the Conversion Price and/or the Conversion Rate with regard to (i) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, provided such underwritten public offering has been approved in advance by the the holders of more than fifty percent (50%) of the then outstanding shares of Series A (the “Majority Holders”), (ii) securities issued (other than for cash) in connection with a strategic merger, acquisition, or consolidation provided that the issuance of such securities in connection with such strategic merger, acquisition or consolidation has been approved in advance by the Majority Holders, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders), (iv) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and provided that the issuance of such securities in connection with such bona fide strategic license, agreements or other partnering arrangements has been approved in advance by the Majority Holders, (v) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Company’s equity incentive plans outstanding as they exist on the date of the Purchase Agreement, (vi) the issuance or grants of options to purchase Common Stock to employees, officers or directors of the Company pursuant to any equity incentive plan duly adopted by the Board or a committee thereof established for such purpose so long as such issuances in the aggregate do not exceed ten percent (10)% of the issued and outstanding shares of Common Stock as of the Closing Date (as defined in the Purchase Agreement) and the specified price at which the options may be exercised is equal to or greater than the Closing Bid Price as of the date of such grant, and (vii) any warrants, shares of Common Stock or other securities issued to a placement agent and its designees for the transactions contemplated by the Purchase Agreement (the “Exempt Issuance”).

(k)

6.  Voting Rights. The holders of shares of Series A shall be entitled to the following voting rights:

(a)  Those voting rights required by applicable law;

(b) The right to vote together with the holders of the Common Stock as a single class, upon all matters submitted to holders of Common Stock for a vote, with each share of Series A carrying a number of votes equal to the number of shares of Common Stock issuable upon Conversion of one share of Series A based on the then applicable Conversion Rate, and each holder of Series A shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company; and

(b)  Whenever holders of Series A are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the outstanding capital stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Each share of Series A shall entitle the holder thereof to the number of votes equal to the number of shares of Common Stock issuable upon Conversion of one share of Series A based on the then applicable Conversion Rate, which is initially 1 share of Common Stock for each share of Series A.

7.  Conversion Restriction. Notwithstanding anything to the contrary set forth in this Certificate of Designations, at no time may a holder of shares of Series A convert shares of Series A if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such holder at such time to equal or exceed, when aggregated with all other shares of Common Stock beneficially owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series A providing the Company with sixty-one (61) days notice (the "Waiver Notice") that such holder wishes to waive Section 7 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of such holder’s Series A, this Section 7 shall be of no force or effect with regard to those shares of Series A referenced in the Waiver Notice.

ARTICLE VIII

ARTICLE IX8. Inability to Fully Convert.

Section 9.1 (a) Holder's Option if Company Cannot Fully Convert.

Section 9.2

Section 9.3  (A) If, upon the Company's receipt of a Conversion Notice after the initial issuance of the Series A, the Company cannot issue shares of Common Stock upon a Conversion because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, or (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series A pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and, with respect to the unconverted Series A, the holder, solely at such holder's option, may elect, within five (5) business days after receipt of notice from the Company thereof to: (i) require the Company to redeem from such holder those Series A for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice (such shares of Series A, the “Nonconvertible Shares”; such redemption right, the "Mandatory Redemption") at a price per share payable in cash equal to (A) one hundred ten percent (110%) of the Liquidation Preference Amount (the "Mandatory Redemption Price") plus (B) among which (a) the Closing Bid Price on the Conversion Date or, if the Holder or its broker has received a firm written bid commitment which shall have been provided to the Company along with the Conversion Notice, the per share price as evidenced by the firm written bid (the “Base Price”), exceeds (b) the Closing Bid Price on the date the Company has sufficient number of shares of Common Stock for the conversion of the Nonconvertible Share had the Nonconvertible Share been converted; provided that if the Holder or its broker has received a firm written bid commitment which shall have been provided to the Company along with the Conversion Notice, the Base Price for the portion of the Nonconvertible Shares subject to the firm written bid commitment shall be per share price on the firm written bid commitment, or (ii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series A that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice); or (iii) exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 4(b)(vi) hereof.

Section 9.4  (B) If, upon the Company's receipt of a Conversion Notice after the initial issuance of the Series A, the Company cannot issue shares of Common Stock upon a Conversion because the Company, subsequent to the effective date of a Registration Statement, fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then with respect to the unconverted Series A, the holder, may, within five (5) business days after receipt of notice from the Company thereof to require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice.

Section 9.5 (b) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a holder of Series A, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of shares of Series A that cannot be converted and (iii) the applicable Mandatory Redemption Price, if applicable pursuant to Section 8(a)(A) above. If applicable, such holder shall notify the Company of its election pursuant to Section 8(a)(A) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

Section 9.6 (c) Payment of Redemption Price. If a holder shall elect to have its shares redeemed pursuant to Section 8(a)(A)(i) above, the Company shall pay the Mandatory Redemption Price to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all shares of Common Stock issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 4. Until the full Mandatory Redemption Price is paid to such holder, such holder may (i) void the Mandatory Redemption with respect to those shares of Series A for which the full Mandatory Redemption Price has not been paid, and (ii) receive back such shares.

Section 9.7 (d) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series A on the same day and the Company is able to convert and redeem some, but not all, of the Series A pursuant to this Section 8, the Company shall convert and redeem from each holder of Series A electing to have Series A converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series A held by such holder relative to the number shares of Series A outstanding) of all shares of Series A being converted and redeemed at such time.

9. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A against impairment.

10.  No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Series A, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. The number of shares issuable upon conversion shall be determined on the basis of the total number of shares of Series A the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

11.  Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or any other right, the Company shall mail to each holder of Series A, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

12.  Notices. Any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series A shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

13.  Protective Provisions. Except for the designation and issuance of the Company’s Series B, which is being designated contemporaneously with the Series A, so long as any shares of Series A are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A, voting as a separate class:

(a)  in any manner authorize, issue or create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges equal or senior to the Series A;

(b)  adversely alter or change the rights, preferences, designations or privileges of the Series A;

(c)  amend the Company’s Articles of Incorporation or By-laws in a manner that adversely affects the rights, preferences, designations or privileges of the holders of the Series A;

(d)  increase or decrease the authorized number of shares of preferred stock of the Company or otherwise reclassify the Company's outstanding securities;

(e)  redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of preferred stock or Common Stock; provided, however, that this restriction shall not apply to the de minimus repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal; and provided further that this restriction shall not apply to any conversion, redemption or other acquisition of shares of Series A pursuant to this Certificate of Designations or Series B pursuant to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company; or

(f) voluntarily file for bankruptcy, liquidate the Company’s assets or make an assignment for the benefit of the Company’s creditors.

14. No Charge for Conversion. The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A shall be made without charge to the converting holders for such certificates and without any tax in respect of the issuance of such certificates.

15. Reservation of Shares. On and after the initial issuance of the Series A, the Corporation shall at all times reserve and keep available out of any stock held as treasury stock or out of its authorized but unissued Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series A, no less than one hundred fifty percent (150%) of the aggregate number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series A. The Corporation shall immediately, in accordance with the laws of the State of Nevada, increase the authorized amount of its Common Stock if, at any time, the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series A.

16.  Return of Status as Authorized Shares. Upon a Conversion or any other redemption or extinguishment of the Series A, the shares converted, redeemed or extinguished will be cancelled (and may not be reissued as shares of Series A) and automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Articles of Incorporation.

17.  Amendment.  This Certificate of Designations constitutes an agreement between the Company and the holders of the Series A. For as long as any shares of Series A are outstanding, the terms hereof may be amended, modified, repealed or waived only by the affirmative vote or written consent of holders of seventy five percent (75%) of the then outstanding shares of Series A, voting together as a class and series.

Exhibit I to Exhibit A

Victory Divide Mining Company
CONVERSION NOTICE

Reference is made to the Certificate of Designations Preferences and Rights of the Series A Convertible Preferred Stock of Victory Divide Mining Company (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of Victory Divide Mining Company, a Nevada corporation (the "Company"), indicated below into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of the Preferred Stock specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

The Common Stock have been sold pursuant to the Registration Statement: YES ____ NO____

Please confirm the following information:

Number of shares of Common Stock
to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:
Title:

Dated:

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

September 21, 2007

Job Number	Corporation Number	
C20070921-1917	E0883142005-2	

Filing Description	Document Filing Number	Date/Time of Filing
Designation	20070647399-67	September 21, 2007 03:00:17 PM

Corporation Name	Resident Agent
VICTORY DIVIDE MINING COMPANY	UNITED CORPORATE SERVICES INC

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

EXHIBIT A

TO THE CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS
OF SERIES B CONVERTIBLE PREFERRED STOCK OF
Victory Divide Mining Company
to be filed with the Secretary of State
of the State of Nevada
on or about September 21, 2007

1. Designation and Number of Shares.  Shares of the series shall be designated and known as the “Series B Convertible Preferred Stock” of the Company. The Series B Convertible Preferred Stock (the “Series B”) shall consist of 10,000,000 shares. Shares of the Series B which are redeemed, retired, converted into shares of the Company’s $.001 par value per share Common Stock (the “Common Stock”), purchased or otherwise acquired by the Company shall be cancelled (and thereafter shall not be re-issued as shares of Series B) and shall revert to the status of authorized but unissued preferred stock, undesignated as to series and subject to reissuance by the Company as shares of preferred stock of any one or more series as permitted by the Articles of Incorporation.

2.  Redemption; Liquidation Preference. The Series B shall, in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up, voluntary or involuntary, of the Company (a “Liquidation Event”), rank (a) senior to the Common Stock and to any other class or series of stock issued by the Company not designated as ranking senior to or pari passu with the Series B in respect of the right to participate in distributions or payments upon a Liquidation Event; and (b) pari passu with the Series A Convertible Preferred Stock (the “Series A”), any other class or series of stock of the Company, the terms of which specifically provide that such class or series shall rank pari passu with the Series B in respect of the right to participate in distributions or payments upon a Liquidation Event. No shares of Series B may be redeemed by the Company without the express written consent of each holder of such shares, provided or withheld in such holder’s sole discretion. In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series B then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $2.37 per share (such amount, the "Liquidation Preference Amount") before any payment shall be made or any assets distributed to the holders of the Common Stock or any other stock that ranks junior to the Series B. In the event of such a liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series B notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights (or, if the Company obtains lesser notice thereof, then as promptly as possible after the date that it has obtained notice thereof) and (ii) state the amount per share of Series B that will be paid or distributed on such liquidation, dissolution or winding up, as the case may be.

3.  Dividends. The Series B will not be entitled to dividends unless the Company pays dividends, in cash or other property, to holders of outstanding shares of Common Stock, in which event each outstanding share of the Series B will be entitled to receive dividends of cash or property, out of any assets legally available therefor, in an amount or value equal to the amount of dividends, per share of Series B, as would have been payable on the number of shares of Common Stock into which each share of Series B would be convertible, if such shares of Series B had been converted to Common Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividends (the “Dividends”). Any dividend payable to the Series B will have the same record and payment date and terms as the dividend payable on the Common Stock.

4.  Conversion. The holders of Series B shall have the following conversion rights (the "Conversion Rights"):

(c) Right to Convert. At any time on or after the issuance of the Series B, each share of Series B will be convertible into 1 share of Common Stock, which may be adjusted from time to time pursuant to Section 5 (the “Conversion Rate”). The Conversion Rate is calculated by dividing the Liquidation Preference Amount per share by the Conversion Price (as defined below) per share. The “Conversion Price” means $2.37 per share, intially, which may be adjusted from time to time pursuant to Section 5. At any time on or after the issuance of the Series B, any holder of Series B may, at such holder's option, subject to the limitation set forth in Section 7 herein, elect to convert all or any portion of the shares of Series B held by such person into a number of fully paid and nonassessable shares of Common Stock (a "Conversion"). In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any amounts distributable on such event to the holders of Series B.

(d) Mechanics of Conversion. The Conversion of Series B shall be conducted in the following manner:

(a) (i) Holder's Delivery Requirements. To convert Series B into full shares of Common Stock on any date (a "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company at +86-469-4693000, Attention: Chief Executive Officer, with a copy to Guzov Ofsink, LLC at 212-688-7273, Attention: Darren L. Ofsink, Esq., and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Conversion Date the original certificates representing the shares of Series B being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

(b) (ii) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. The Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within ten (10) trading days following the date of such receipt, issue and deliver to the holder one or more certificates in the name of the holder or its designees representing the number of shares of Common Stock to which the holder shall be entitled.

(c)

(d) (A) Converted Common Stock Held in Book-Entry Form. If the holder specifies in the Conversion Notice that instead of receiving certificates representing Common Stock as described above in this Section 4(d)(ii), it prefers to receive the shares due to it upon conversion in book-entry form, then instead of issuing such certificates, the Company or the Transfer Agent shall issue and deliver to the Depository Trust Company (“DTC”) account on the holder’s behalf, via the Deposit Withdrawal Agent Commission System (“DWAC”), registered in the name of the holder or its designee, the number of shares of Common Stock to which the holder shall be entitled, according to instructions received in or with the Conversion Notice. Notwithstanding the foregoing, the Company or its Transfer Agent shall only be obligated to issue and deliver shares to DTC on a holder’s behalf via DWAC if a registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Series B (a “Registration Statement”) is effective.

(e)If the number of shares of Series B represented by the Preferred Stock Certificate(s) submitted by a holder for conversion is greater than the number of shares of Series B being converted, then the Company shall, as soon as practicable and in no event later than ten (10) trading days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series B not converted.

(f) (iii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than four (4) business days after receipt of such holder's originally executed Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company’s independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time the accountant received the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designations shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 4(d)(iii).

(g) (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series B shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(h) (v) Company's Failure to Timely Convert. Subject to the terms and conditions of this Certificate of Designations, if within three (3) trading days of the Company's receipt of the facsimile copy of the executed Conversion Notice (the third of such three days, the "Delivery Date") the Company fails (x) to issue and deliver to a holder, in accordance with Section 4(b)(ii) hereof, the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series B or (y) to issue a new Preferred Stock Certificate representing the number of shares of Series B to which such holder is entitled pursuant to Section 4(a) ("Conversion Failure"), then in addition to all other available remedies which such holder may pursue hereunder and under the Series B Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") to be entered into among the Company and the initial holders of the Series B (including indemnification pursuant to Section 6 thereof), the Company shall pay additional damages to such holder on each business day after the Delivery Date in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 4(a) to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 4(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series B represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 4(b)(ii) and (B) the Closing Bid Price (as defined below) of the Common Stock on the last possible date which the Company could have issued such Common Stock or such Preferred Stock Certificate, as the case may be, to such holder without violating Section 4(b)(ii). The term "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price of such security on the OTC Bulletin Board or other principal exchange on which such security is traded as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on any date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series B.

(i)(vi)Buy-In Rights. In addition to any other rights available to the holders of Series B, if the Company fails to issue to a holder, on or before the Delivery Date and in accordance with Section 4(b)(ii) hereof, the shares of Common Stock issuable upon conversion of the Series B to which such holder is entitled, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock issuable upon conversion of Series B which the holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall either (1) pay in cash to the holder the amount by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of Series B that the Company was required to deliver to the holder in connection with the conversion at issue by (B) the price at which the sell order giving rise to such purchase obligation was executed, at which point the Company's obligation to issue such shares of Common Stock being converted shall terminate, or (2) either reinstate the shares of Series B and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence, the Company may choose to pay to the holder $1,000, at which point the Company's obligation to issue such shares of Common Stock being converted shall terminate. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series B as required pursuant to the terms hereof.

5.  Adjustments to Conversion Price, Conversion Rate and Certain Other Adjustments. The Conversion Rate for the number of shares of Common Stock into which the Series B shall be converted shall be subject to adjustment from time to time as hereinafter set forth, notice of which shall be promptly provided to the Series B holders:

(a)  Stock Dividends, Recapitalization, Reclassification, Split-Ups. If, prior to or on the date of a Conversion, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or any right to acquire Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the Conversion Rate will be adjusted so that the number of shares of Common Stock issuable on such Conversion of the Series B shall be increased in proportion to such increase in outstanding shares of Common Stock.

(b)  Aggregation of Shares. If prior to or on the date of a Conversion, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on Conversion of the Series B shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c) Mergers or Consolidations. If at any time or from time to time prior to the date of a Conversion there is a merger, consolidation or similar capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for in Section 5(a) or 5(b) above) (each a “Reorganization”), then as a part of such capital reorganization, provision shall be made so that each holder of outstanding Series B at the time of such reorganization shall thereafter be entitled to receive, upon conversion of the Series B, the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion of such holder’s Series B would be entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, the resulting or surviving corporation (if not the Company) shall expressly assume the obligations to deliver, upon the exercise of the conversion privilege, such securities or property as the holders of Series B remaining outstanding (or of other convertible preferred stock received by such holders in place thereof) shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as provided above. If this Section 5(c) applies to a Reorganization, Sections 5(a) and 5(b) shall not apply to such Reorganization. In addition to all other rights of the holders of Series B contained herein, simultaneous with the occurrence of a Reorganiation, each holder of Series B shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series B at a price per share of Series B equal to one hundred ten percent (110%) of the Liquidation Preference Amount.

(d)  Successive Changes. The provisions of this Section shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(j)

(i) (e)  Adjustments for Issuance of Additional Shares of Common Stock.

(ii)

(iii)  (i) In the event the Company shall, at any time within two (2) years following the initial issuance date of the Series B, issue or sell any additional shares of Common Stock (“Additional Shares of Common Stock”) at a price per share less than $2.37 or without consideration (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares, other than as part of an “Exempt Issuance,” as listed under Section 5(g)), then and in such event, the Conversion Price upon each such issuance shall be reduced, concurrently with such issue or sale, to such lesser price paid for such Additional Shares of Common Stock and the Conversion Ratio then in effect immediately prior to such adjustment, shall be adjusted based on the Conversion Price so adjusted in accordance with the foregoing..

(ii) For the period commencing on the two (2) year anniversary of the Original Issue Date and ending upon the conversion of all of the shares of Series B, in the event the Company shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 5), at a price per share less than $2.37 then in effect or without consideration, then the Conversion Price then in effect shall multiplied by a fraction (a) the numerator of which shall be equal to the sum of (x) the number of shares of outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Conversion Price then in effect and (b) the denominator of which shall be equal to the number of shares of outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock. For purposes of this Section, all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion of Convertible Securities outstanding immediately prior to such issue are deemed outstanding. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made pursuant to this Section 5(d)(ii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 5(f).

(iv) (f) Issuance of Common Stock Equivalents. If the Company, at any time following the initial issuance date of the Series B, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the "Common Stock Equivalents") shall be issued or sold, other than an Exempt Issuance. If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than $2.37, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall be less than $2.37, then the Conversion Price upon each such issuance shall be adjusted to the price equal the consideration per share paid for such Common Stock Equivalents and the Conversion Rate then in effect immediately prior to such adjustment shall be adjusted based on the Conversion Price so adjusted in accordance with the foregoing.

(g)  Restriction on Conversion Rate and Conversion Price Adjustment. Notwithstanding anything to the contrary set forth in Sections 5(e) and (f), no adjustment shall be made to the Conversion Price and/or the Conversion Rate with regard to (i) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, provided such underwritten public offering has been approved in advance by the the holders of more than fifty percent (50%) of the then outstanding shares of Series B (the “Majority Holders”), (ii) securities issued (other than for cash) in connection with a strategic merger, acquisition, or consolidation provided that the issuance of such securities in connection with such strategic merger, acquisition or consolidation has been approved in advance by the Majority Holders, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders), (iv) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and provided that the issuance of such securities in connection with such bona fide strategic license, agreements or other partnering arrangements has been approved in advance by the Majority Holders, (v) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Company’s equity incentive plans outstanding as they exist on the date of the Purchase Agreement, (vi) the issuance or grants of options to purchase Common Stock to employees, officers or directors of the Company pursuant to any equity incentive plan duly adopted by the Board or a committee thereof established for such purpose so long as such issuances in the aggregate do not exceed ten percent (10)% of the issued and outstanding shares of Common Stock as of the Closing Date (as defined in the Purchase Agreement) and the specified price at which the options may be exercised is equal to or greater than the Closing Bid Price as of the date of such grant, and (vii) any warrants, shares of Common Stock or other securities issued to a placement agent and its designees for the transactions contemplated by the Purchase Agreement (the “Exempt Issuance”).

(k)

6.  Voting Rights. The holders of shares of Series B shall be entitled to the following voting rights:

(a)  Those voting rights required by applicable law;

(b) The right to vote together with the holders of the Common Stock as a single class, upon all matters submitted to holders of Common Stock for a vote, with each share of Series B carrying a number of votes equal to the number of shares of Common Stock issuable upon Conversion of one share of Series B based on the then applicable Conversion Rate, and each holder of Series B shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company; and

(b)  Whenever holders of Series B are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the outstanding capital stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Each share of Series B shall entitle the holder thereof to the number of votes equal to the number of shares of Common Stock issuable upon Conversion of one share of Series B based on the then applicable Conversion Rate, which is initially 1 share of Common Stock for each share of Series B.

7.  Conversion Restriction. Notwithstanding anything to the contrary set forth in this Certificate of Designations, at no time may a holder of shares of Series B convert shares of Series B if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such holder at such time to equal or exceed, when aggregated with all other shares of Common Stock beneficially owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series B providing the Company with sixty-one (61) days notice (the "Waiver Notice") that such holder wishes to waive Section 7 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of such holder’s Series B, this Section 7 shall be of no force or effect with regard to those shares of Series B referenced in the Waiver Notice.

ARTICLE X

ARTICLE XI8. Inability to Fully Convert.

Section 11.1 (a) Holder's Option if Company Cannot Fully Convert.

Section 11.2

Section 11.3  (A) If, upon the Company's receipt of a Conversion Notice after the initial issuance of the Series B, the Company cannot issue shares of Common Stock upon a Conversion because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, or (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series B pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and, with respect to the unconverted Series B, the holder, solely at such holder's option, may elect, within five (5) business days after receipt of notice from the Company thereof to: (i) require the Company to redeem from such holder those Series B for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice (such shares of Series B, the “Nonconvertible Shares”; such redemption right, the "Mandatory Redemption") at a price per share payable in cash equal to (A) one hundred ten percent (110%) of the Liquidation Preference Amount (the "Mandatory Redemption Price") plus (B) among which (a) the Closing Bid Price on the Conversion Date or, if the Holder or its broker has received a firm written bid commitment which shall have been provided to the Company along with the Conversion Notice, the per share price as evidenced by the firm written bid (the “Base Price”), exceeds (b) the Closing Bid Price on the date the Company has sufficient number of shares of Common Stock for the conversion of the Nonconvertible Share had the Nonconvertible Share been converted; provided that if the Holder or its broker has received a firm written bid commitment which shall have been provided to the Company along with the Conversion Notice, the Base Price for the portion of the Nonconvertible Shares subject to the firm written bid commitment shall be per share price on the firm written bid commitment, or (ii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series B that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice); or (iii) exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 4(b)(vi) hereof.

Section 11.4  (B) If, upon the Company's receipt of a Conversion Notice after the initial issuance of the Series B, the Company cannot issue shares of Common Stock upon a Conversion because the Company, subsequent to the effective date of a Registration Statement, fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then with respect to the unconverted Series B, the holder, may, within five (5) business days after receipt of notice from the Company thereof to require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice.

Section 11.5 (b) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a holder of Series B, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of shares of Series B that cannot be converted and (iii) the applicable Mandatory Redemption Price, if applicable pursuant to Section 8(a)(A) above. If applicable, such holder shall notify the Company of its election pursuant to Section 8(a)(A) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

Section 11.6 (c) Payment of Redemption Price. If a holder shall elect to have its shares redeemed pursuant to Section 8(a)(A)(i) above, the Company shall pay the Mandatory Redemption Price to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all shares of Common Stock issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 4. Until the full Mandatory Redemption Price is paid to such holder, such holder may (i) void the Mandatory Redemption with respect to those shares of Series B for which the full Mandatory Redemption Price has not been paid, and (ii) receive back such shares.

Section 11.7 (d) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series B on the same day and the Company is able to convert and redeem some, but not all, of the Series B pursuant to this Section 8, the Company shall convert and redeem from each holder of Series B electing to have Series B converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series B held by such holder relative to the number shares of Series B outstanding) of all shares of Series B being converted and redeemed at such time.

9. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series B against impairment.

10.  No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Series B, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. The number of shares issuable upon conversion shall be determined on the basis of the total number of shares of Series B the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

11.  Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or any other right, the Company shall mail to each holder of Series B, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

12.  Notices. Any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series B shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

13.  Protective Provisions. Except for the designation and issuance of the Company’s Series A, which is being designated contemporaneously with the Series B, so long as any shares of Series B are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series B, voting as a separate class:

(a)  in any manner authorize, issue or create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges equal or senior to the Series B;

(b)  adversely alter or change the rights, preferences, designations or privileges of the Series B;

(c)  amend the Company’s Articles of Incorporation or By-laws in a manner that adversely affects the rights, preferences, designations or privileges of the holders of the Series B;

(d)  increase or decrease the authorized number of shares of preferred stock of the Company or otherwise reclassify the Company's outstanding securities;

(e)  redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of preferred stock or Common Stock; provided, however, that this restriction shall not apply to the de minimus repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal; and provided further that this restriction shall not apply to any conversion, redemption or other acquisition of shares of Series B pursuant to this Certificate of Designations or Series A pursuant to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company; or

(f) voluntarily file for bankruptcy, liquidate the Company’s assets or make an assignment for the benefit of the Company’s creditors.

14. No Charge for Conversion. The issuance of certificates for shares of Common Stock upon the conversion of shares of Series B shall be made without charge to the converting holders for such certificates and without any tax in respect of the issuance of such certificates.

15. Reservation of Shares. On and after the initial issuance of the Series B, the Corporation shall at all times reserve and keep available out of any stock held as treasury stock or out of its authorized but unissued Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series B, no less than one hundred fifty percent (150%) of the aggregate number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series B. The Corporation shall immediately, in accordance with the laws of the State of Nevada, increase the authorized amount of its Common Stock if, at any time, the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series B.

16.  Return of Status as Authorized Shares. Upon a Conversion or any other redemption or extinguishment of the Series B, the shares converted, redeemed or extinguished will be cancelled (and may not be reissued as shares of Series B) and automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Articles of Incorporation.

17.  Amendment.  This Certificate of Designations constitutes an agreement between the Company and the holders of the Series B. For as long as any shares of Series B are outstanding, the terms hereof may be amended, modified, repealed or waived only by the affirmative vote or written consent of holders of seventy five percent (75%) of the then outstanding shares of Series B, voting together as a class and series.

Exhibit I to Exhibit A

Victory Divide Mining Company
CONVERSION NOTICE

Reference is made to the Certificate of Designations Preferences and Rights of the Series B Convertible Preferred Stock of Victory Divide Mining Company (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of Victory Divide Mining Company, a Nevada corporation (the "Company"), indicated below into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of the Preferred Stock specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

The Common Stock have been sold pursuant to the Registration Statement: YES ____ NO____

Please confirm the following information:

Number of shares of Common Stock
to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:
Title:

Dated:

EXHIBIT C-1 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
_______________________________________________

FORM OF SERIES A WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SERIES A WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

VICTORY DIVIDE MINING COMPANY

Expires on October 2, 2012

No.: W-A-07-	Number of Shares: Up to ________
Date of Issuance: October 3, 2007

FOR VALUE RECEIVED, the undersigned, Victory Divide Mining Company, a Nevada corporation (together with its successors and assigns, the “Issuer”), hereby certifies that ____________ or its registered assigns (the “Holder”) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to ____________ shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

ARTICLE XIITerm. The term of this Warrant shall commence on October 3, 2007 and shall expire at 6:00 p.m., Eastern Time, on October 2, 2012 (such period being the “Term” and such date, the “Termination Date”).

ARTICLE XIIIMethod of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

Section 13.1 Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term for such number of shares of Common Stock set forth above, which number is equal to one hundred percent (100%) of the number of shares of Common Stock into which the Series A Convertible Preferred Stock issued by the Issuer to the Holder on the Original Issue Date pursuant to the Purchase Agreement may be converted.

Section 13.2 Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with Section 2(c), but only when a registration statement under the Securities Act providing for the resale of the Warrant Stock is not then in effect, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

Section 13.3 Cashless Exercise. Notwithstanding any provision herein to the contrary, and (i) the volume weighted average price of one share of Common Stock on the OTC Bulletin Board or such other securities exchange on which the Common Stock is then traded or included for quotation, for any ten (10) consecutive Trading Days is greater than the Warrant Price (at or prior to the date of calculation as set forth below) and (ii) commencing eighteen (18) months following the Original Issue Date if a registration statement under the Securities Act providing for the resale of the Warrant Stock (A) has not been declared effective by the Securities and Exchange Commission by the date such registration statement is required to be effective pursuant to the Registration Rights Agreement (as defined in Section 8), or (B) is not effective at the time of exercise of this Warrant, unless the registration statement is not effective as a result of the Issuer exercising its rights under Section 3(n) of the Registration Rights Agreement, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
B

Where	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Warrant Price.

	B =	the Per Share Market Value of one share of Common Stock.

Section 13.4 Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect or that the shares of Warrant Stock are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of shares of Warrant Stock exercised as of each date of exercise.

Section 13.5 Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

Section 13.6 Transferability of Warrant. Subject to Section 2(h) hereof, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

Section 13.7 Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

Section 13.8 Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within three (3) Trading Days. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Stock is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, the Issuer shall cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder or Holder’s Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

Section 13.9 Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

ARTICLE XIVStock Fully Paid; Reservation and Listing of Shares; Covenants.

Section 14.1 Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued shares of Common Stock equal to at least one hundred percent (100%) of the number of shares of Common Stock issuable upon exercise of this Warrant without regard to any limitations on exercise.

Section 14.2 Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

Section 14.3 Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

Section 14.4 Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

Section 14.5 Payment of Taxes. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of the Warrant Stock issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Stock in a name other than that of the Holder in respect to which such shares are issued.

ARTICLE XVAdjustment of Warrant Price. The price at which such shares of Warrant Stock may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

Section 15.1 Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i) In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4; provided, however, the Holder at its option may elect to receive an amount in unregistered shares of the common stock of the surviving entity equal to the value of this Warrant calculated in accordance with the Black-Scholes formula; provided, further, such shares of Common Stock shall be valued at a twenty percent (20%) discount to the VWAP of the Common Stock for the twenty (20) Trading Days immediately prior to the Triggering Event. Immediately upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Warrant Stock issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted number of shares of Warrant Stock and the adjusted Warrant Price pursuant to the terms and provisions of this Section 4(a)(i). Notwithstanding the foregoing to the contrary, this Section 4(a)(i) shall only apply if the surviving entity pursuant to any such Triggering Event is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board. In the event that the surviving entity pursuant to any such Triggering Event is not a public company that is registered pursuant to the Exchange Act or its common stock is not listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, then the Holder shall have the right to demand that the Issuer pay to the Holder an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula.

(ii) In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Triggering Event and has also elected not to receive an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula pursuant to the provisions of Section 4(a)(i) above, so long as the surviving entity pursuant to any Triggering Event is a company that has a class of equity securities registered pursuant to the Exchange Act and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, the surviving entity and/or each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

Section 15.2 Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(a) make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

Section 15.3 Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(a) cash,

(b) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

(c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

Section 15.4 Issuance of Additional Shares of Common Stock.

(a) For the period commencing on the Original Issue Date and ending on the two (2) year anniversary of the Original Issue Date, in the event the Issuer shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Shares of Common Stock.

(b) For the period commencing on the two (2) year anniversary of the Original Issue Date and ending on the Termination Date, in the event the Issuer shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price then in effect shall multiplied by a fraction (a) the numerator of which shall be equal to the sum of (x) the number of shares of outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Warrant Price then in effect and (b) the denominator of which shall be equal to the number of shares of outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock. For purposes of this Section, all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion of Convertible Securities (as defined below) (including Series A Convertible Preferred Stock of the Company, par value $.001 per share) outstanding immediately prior to such issue are deemed outstanding. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made pursuant to this Section 4(d)(ii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4(e).

Section 15.5 Issuance of Common Stock Equivalents. In the event the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d)(i) or (ii), as applicable. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.

Section 15.6 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Issuer shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board, and acceptable to the Holder, of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Common Stock Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Common Stock Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Issuer shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock or other securities of any corporation, the Issuer shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Stock is issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(g)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(d) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

Section 15.7 Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

Section 15.8 Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

ARTICLE XVINotice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder (the “Independent Appraiser”), provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The Independent Appraiser selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The reasonable expenses of the Independent Appraiser in making such determination shall be paid by the Issuer, in the event the Holder's calculation was correct, or by the Holder, in the event the Issuer’s calculation was correct, or equally by the Issuer and the Holder in the event that neither the Issuer's or the Holder's calculation was correct.

ARTICLE XVIIFractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

ARTICLE XVIIIOwnership Cap and Exercise Restriction. Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock beneficially owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the “Waiver Notice”) that such Holder would like to waive this Section 7 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

ARTICLE XIXRegistration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to that certain Registration Rights Agreement, of even date herewith, by and among the Company and Persons listed on Schedule I thereto (the “Registration Rights Agreement”) and the registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registrations Rights Agreement.

ARTICLE XXDefinitions. For the purposes of this Warrant, the following terms have the following meanings:

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except: (i) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, provided such underwritten public offering has been approved in advance by the holders of more than fifty percent (50%) of the then outstanding shares of Series A (the “Majority Holders”), (ii) securities issued (other than for cash) in connection with a strategic merger, acquisition, or consolidation, provided that the issuance of such securities in connection with such strategic merger, acquisition, or consolidation has been approved in advance by the Majority Holders, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders), (iv) the Warrant Stock, (v) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and provided that the issuance of such securities in connection with such bona fide strategic license agreements or other partnering arrangements has been approved in advance by the Majority Holders, (vi) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer’s equity incentive plans outstanding as they exist on the date of the Purchase Agreement, (vii) the issuance or grants of options to purchase Common Stock to employees, officers or directors of the Issuer pursuant to any equity incentive plan duly adopted by the Board or a committee thereof established for such purpose so long as such issuances in the aggregate do not exceed ten percent (10)% of the issued and outstanding shares of Common Stock as of the Original Issue Date and the specified price at which the options may be exercised is equal to or greater than the Per Share Market Value as of the date of such grant, and (viii) any warrants, shares of Common Stock or other securities issued to a placement agent and its designees for the transactions contemplated by the Purchase Agreement or in any other sales of the Issuer’s securities and any securities issued in connection with any financial advisory agreements of the Issuer and the shares of Common Stock issued upon exercise of any such warrants or conversions of any such other securities.

“Articles of Incorporation” means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

“Convertible Securities” means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term “Convertible Security” means one of the Convertible Securities.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means Victory Divide Mining Company, a Nevada corporation, and its successors.

“Majority Holders” means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

“Original Issue Date” means October 3, 2007.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last closing price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no closing price on such date, then the closing bid price on such date, or if there is no closing bid price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or if there is no closing price on such date, then the closing bid price on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Purchase Agreement” means the Series A Convertible Preferred Stock Purchase Agreement dated as of October 3, 2007, among the Issuer and the Purchasers.

“Purchasers” means the purchasers of the Series A Convertible Preferred Stock and the Warrants issued by the Issuer pursuant to the Purchase Agreement.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

“Warrant Price” initially means $2.75, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

ARTICLE XXIOther Notices. In case at any time:

Section 21.1 the Issuer shall make any distributions to the holders of Common Stock; or

Section 21.2 the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

Section 21.3 there shall be any reclassification of the Capital Stock of the Issuer; or

Section 21.4 there shall be any capital reorganization by the Issuer; or

Section 21.5 there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

Section 21.6 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

ARTICLE XXIIAmendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

ARTICLE XXIIIGoverning Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 12 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

ARTICLE XXIVNotices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 13), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Issuer:
Victory Divide Mining Company
c/o Heilongjiang Yanglin Soybean Group
No. 99 Fanrong Street
Jixian Town Heilongjiang
People’s Republic of China 155900
Tel: 86-469-467-8077
Fax: 86-469-469-3000
Email:kingbode1@163.com

with copies (which copies shall not constitute notice) to:	Guzov Ofsink, LLC 600 Madison Avenue, 14th Floor New York, New York 10022 Attention: Darren Ofsink Tel. No.: (212) 371-8008, ext. 127 Fax No.: (212) 688-7273

If to any Holder:	At the address of such Holder set forth on Exhibit A to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder with copies to:

with copies (which copies shall not constitute notice) to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attn: Mitchell Nussbaum Facsimile: 212-407-4000

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

ARTICLE XXVWarrant Agent. The Issuer may, by written notice to the Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

ARTICLE XXVIRemedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

ARTICLE XXVIISuccessors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

ARTICLE XXVIIIModification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

ARTICLE XXIXHeadings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer has executed this Series A Warrant as of the day and year first above written.

VICTORY DIVIDE MINING COMPANY

By: __/s/_Shulin Liu________
Name: Shulin Liu
Title: Chief Executive Officer

EXERCISE FORM

SERIES A WARRANT

VICTORY DIVIDE MINING COMPANY

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ________________________________ covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise_______

Cashless Exercise_______

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is ____________.

X = Y - (A)(Y)
B

Where:

The number of shares of Common Stock to be issued to the Holder __________________(“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised ___________________________ (“Y”).

The Warrant Price ______________ (“A”).

The Per Share Market Value of one share of Common Stock _______________________ (“B”).

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

EXHIBIT C-2 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
_____________________________________________

FORM OF SERIES B WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SERIES B WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

VICTORY DIVIDE MINING COMPANY

Expires on October 2, 2012

No.: W-B-07-	Number of Shares: Up to _________
Date of Issuance: October 3, 2007

FOR VALUE RECEIVED, the undersigned, Victory Divide Mining Company, a Nevada corporation (together with its successors and assigns, the “Issuer”), hereby certifies that ______________ or its registered assigns (the “Holder”) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to __________ shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

ARTICLE XXXTerm. The term of this Warrant shall commence on October 3, 2007 and shall expire at 6:00 p.m., Eastern Time, on October 2, 2012 (such period being the “Term” and such date, the “Termination Date”).

ARTICLE XXXIMethod of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

Section 31.1 Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term for such number of shares of Common Stock set forth above, which number is equal to one hundred percent (100%) of the number of shares of Common Stock into which the Series A Convertible Preferred Stock issued by the Issuer to the Holder on the Original Issue Date pursuant to the Purchase Agreement may be converted.

Section 31.2 Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with Section 2(c), but only when a registration statement under the Securities Act providing for the resale of the Warrant Stock is not then in effect, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

Section 31.3 Cashless Exercise. Notwithstanding any provision herein to the contrary, and (i) the volume weighted average price of one share of Common Stock on the OTC Bulletin Board or such other securities exchange on which the Common Stock is then traded or included for quotation, for any ten (10) consecutive Trading Days is greater than the Warrant Price (at or prior to the date of calculation as set forth below) and (ii) commencing eighteen (18) months following the Original Issue Date if a registration statement under the Securities Act providing for the resale of the Warrant Stock (A) has not been declared effective by the Securities and Exchange Commission by the date such registration statement is required to be effective pursuant to the Registration Rights Agreement (as defined in Section 8), or (B) is not effective at the time of exercise of this Warrant, unless the registration statement is not effective as a result of the Issuer exercising its rights under Section 3(n) of the Registration Rights Agreement, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
B

Where	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Warrant Price.

	B =	the Per Share Market Value of one share of Common Stock.

Section 31.4 Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect or that the shares of Warrant Stock are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of shares of Warrant Stock exercised as of each date of exercise.

Section 31.5 Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

Section 31.6 Transferability of Warrant. Subject to Section 2(h) hereof, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

Section 31.7 Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

Section 31.8 Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within three (3) Trading Days. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Stock is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, the Issuer shall cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder or Holder’s Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

Section 31.9 Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

ARTICLE XXXIIStock Fully Paid; Reservation and Listing of Shares; Covenants.

Section 32.1 Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued shares of Common Stock equal to at least one hundred percent (100%) of the number of shares of Common Stock issuable upon exercise of this Warrant without regard to any limitations on exercise.

Section 32.2 Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

Section 32.3 Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

Section 32.4 Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

Section 32.5 Payment of Taxes. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of the Warrant Stock issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Stock in a name other than that of the Holder in respect to which such shares are issued.

ARTICLE XXXIIIAdjustment of Warrant Price. The price at which such shares of Warrant Stock may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

Section 33.1 Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i) In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4; provided, however, the Holder at its option may elect to receive an amount in unregistered shares of the common stock of the surviving entity equal to the value of this Warrant calculated in accordance with the Black-Scholes formula; provided, further, such shares of Common Stock shall be valued at a twenty percent (20%) discount to the VWAP of the Common Stock for the twenty (20) Trading Days immediately prior to the Triggering Event. Immediately upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Warrant Stock issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted number of shares of Warrant Stock and the adjusted Warrant Price pursuant to the terms and provisions of this Section 4(a)(i). Notwithstanding the foregoing to the contrary, this Section 4(a)(i) shall only apply if the surviving entity pursuant to any such Triggering Event is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board. In the event that the surviving entity pursuant to any such Triggering Event is not a public company that is registered pursuant to the Exchange Act or its common stock is not listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, then the Holder shall have the right to demand that the Issuer pay to the Holder an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula.

(ii) In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Triggering Event and has also elected not to receive an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula pursuant to the provisions of Section 4(a)(i) above, so long as the surviving entity pursuant to any Triggering Event is a company that has a class of equity securities registered pursuant to the Exchange Act and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, the surviving entity and/or each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

Section 33.2 Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(a) make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

Section 33.3 Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(a) cash,

(b) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

(c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

Section 33.4 Issuance of Additional Shares of Common Stock.

(a) For the period commencing on the Original Issue Date and ending on the two (2) year anniversary of the Original Issue Date, in the event the Issuer shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Shares of Common Stock.

(b) For the period commencing on the two (2) year anniversary of the Original Issue Date and ending on the Termination Date, in the event the Issuer shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price then in effect shall multiplied by a fraction (a) the numerator of which shall be equal to the sum of (x) the number of shares of outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Warrant Price then in effect and (b) the denominator of which shall be equal to the number of shares of outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock. For purposes of this Section, all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion of Convertible Securities (as defined below) (including Series A Convertible Preferred Stock of the Company, par value $.001 per share) outstanding immediately prior to such issue are deemed outstanding. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made pursuant to this Section 4(d)(ii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4(e).

Section 33.5 Issuance of Common Stock Equivalents. In the event the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d)(i) or (ii), as applicable. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.

Section 33.6 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Issuer shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board, and acceptable to the Holder, of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Common Stock Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Common Stock Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Issuer shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock or other securities of any corporation, the Issuer shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Stock is issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(g)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(d) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

Section 33.7 Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

Section 33.8 Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

ARTICLE XXXIVNotice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder (the “Independent Appraiser”), provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The Independent Appraiser selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The reasonable expenses of the Independent Appraiser in making such determination shall be paid by the Issuer, in the event the Holder's calculation was correct, or by the Holder, in the event the Issuer’s calculation was correct, or equally by the Issuer and the Holder in the event that neither the Issuer's or the Holder's calculation was correct.

ARTICLE XXXVFractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

ARTICLE XXXVIOwnership Cap and Exercise Restriction. Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock beneficially owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the “Waiver Notice”) that such Holder would like to waive this Section 7 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

ARTICLE XXXVIIRegistration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to that certain Registration Rights Agreement, of even date herewith, by and among the Company and Persons listed on Schedule I thereto (the “Registration Rights Agreement”) and the registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registrations Rights Agreement.

ARTICLE XXXVIIIDefinitions. For the purposes of this Warrant, the following terms have the following meanings:

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except: (i) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, provided such underwritten public offering has been approved in advance by the holders of more than fifty percent (50%) of the then outstanding shares of Series A (the “Majority Holders”), (ii) securities issued (other than for cash) in connection with a strategic merger, acquisition, or consolidation, provided that the issuance of such securities in connection with such strategic merger, acquisition, or consolidation has been approved in advance by the Majority Holders, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders), (iv) the Warrant Stock, (v) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and provided that the issuance of such securities in connection with such bona fide strategic license agreements or other partnering arrangements has been approved in advance by the Majority Holders, (vi) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer’s equity incentive plans outstanding as they exist on the date of the Purchase Agreement, (vii) the issuance or grants of options to purchase Common Stock to employees, officers or directors of the Issuer pursuant to any equity incentive plan duly adopted by the Board or a committee thereof established for such purpose so long as such issuances in the aggregate do not exceed ten percent (10)% of the issued and outstanding shares of Common Stock as of the Original Issue Date and the specified price at which the options may be exercised is equal to or greater than the Per Share Market Value as of the date of such grant, and (viii) any warrants, shares of Common Stock or other securities issued to a placement agent and its designees for the transactions contemplated by the Purchase Agreement or in any other sales of the Issuer’s securities and any securities issued in connection with any financial advisory agreements of the Issuer and the shares of Common Stock issued upon exercise of any such warrants or conversions of any such other securities.

“Articles of Incorporation” means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

“Convertible Securities” means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term “Convertible Security” means one of the Convertible Securities.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means Victory Divide Mining Company, a Nevada corporation, and its successors.

“Majority Holders” means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

“Original Issue Date” means October 3, 2007.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last closing price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no closing price on such date, then the closing bid price on such date, or if there is no closing bid price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or if there is no closing price on such date, then the closing bid price on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Purchase Agreement” means the Series A Convertible Preferred Stock Purchase Agreement dated as of October 3, 2007, among the Issuer and the Purchasers.

“Purchasers” means the purchasers of the Series A Convertible Preferred Stock and the Warrants issued by the Issuer pursuant to the Purchase Agreement.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

“Warrant Price” initially means $3.50, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

ARTICLE XXXIXOther Notices. In case at any time:

Section 39.1 the Issuer shall make any distributions to the holders of Common Stock; or

Section 39.2 the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

Section 39.3 there shall be any reclassification of the Capital Stock of the Issuer; or

Section 39.4 there shall be any capital reorganization by the Issuer; or

Section 39.5 there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

Section 39.6 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

ARTICLE XLAmendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

ARTICLE XLIGoverning Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 12 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

ARTICLE XLIINotices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 13), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Issuer:
Victory Divide Mining Company
c/o Heilongjiang Yanglin Soybean Group
No. 99 Fanrong Street
Jixian Town Heilongjiang
People’s Republic of China 155900
Tel: 86-469-467-8077
Fax: 86-469-469-3000
Email:kingbode1@163.com

with copies (which copies shall not constitute notice) to:	Guzov Ofsink, LLC 600 Madison Avenue, 14th Floor New York, New York 10022 Attention: Darren Ofsink Tel. No.: (212) 371-8008, ext. 127 Fax No.: (212) 688-7273

If to any Holder:	At the address of such Holder set forth on Exhibit A to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder with copies to:

with copies (which copies shall not constitute notice) to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attn: Mitchell Nussbaum Facsimile: 212-407-4000

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

ARTICLE XLIIIWarrant Agent. The Issuer may, by written notice to the Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

ARTICLE XLIVRemedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

ARTICLE XLVSuccessors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

ARTICLE XLVIModification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

ARTICLE XLVIIHeadings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer has executed this Series B Warrant as of the day and year first above written.

VICTORY DIVIDE MINING COMPANY

By: ___/s/ Shulin Liu____
Name: Shulin Liu
Title: Chief Executive Officer

EXERCISE FORM

SERIES B WARRANT

VICTORY DIVIDE MINING COMPANY

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ________________________________ covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise_______

Cashless Exercise_______

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is ____________.

X = Y - (A)(Y)
B

Where:

The number of shares of Common Stock to be issued to the Holder __________________(“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised ___________________________ (“Y”).

The Warrant Price ______________ (“A”).

The Per Share Market Value of one share of Common Stock _______________________ (“B”).

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

EXHIBIT C-3 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
____________________________________________________
FORM OF SERIES J WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SERIES J WARRANT TO PURCHASE

SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK

OF

VICTORY DIVIDE MINING COMPANY

Expires on April 2, 2009

No.: W-J-07-                                     Number of Shares: Up to _________
Date of Issuance: October 3, 2007

FOR VALUE RECEIVED, the undersigned, Victory Divide Mining Company., a Nevada corporation (together with its successors and assigns, the “Issuer”), hereby certifies that __________ or its registered assigns (the “Holder”) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to ___________ shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Series B Convertible Preferred Stock (the “Series B Stock”) of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

ARTICLE XLVIIITerm. The term of this Warrant shall commence on October 3, 2007 and shall expire at 6:00 p.m., Eastern Time, on April 2, 2009 (such period being the “Term” and such date, the “Termination Date”).

ARTICLE XLIXMethod of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

Section 49.1 Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term for such number of shares of Series B Stock set forth above, which number is equal to one hundred percent (100%) of the number of shares of Series B Stock issued by the Issuer to the Holder on the Original Issue Date pursuant to the Purchase Agreement.

Section 49.2 Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefore equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election by certified or official bank check or by wire transfer to an account designated by the Issuer.

Section 49.3 Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”), the Holder hereof shall be deemed for all purposes to be the holder of the shares Warrant Stock so purchased as of the date of such exercise. Upon the conversion by the Holder of the Warrant Stock into shares of Common Stock of the Issuer (the “Underlying Common Stock”), the Holder may request (provided that a registration statement under the Securities Act providing for the resale of the Underlying Common Stock is then in effect or that the shares of Underlying Common Stock are otherwise exempt from registration), that such shares be issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Underlying Common Stock as of the date of such conversion. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such conversion is in connection with a sale or other exemption from registration by which the shares of Underlying Common Stock may be issued without a restrictive legend and the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of shares of Warrant Stock exercised as of each date of exercise.

Section 49.4 Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if upon conversion of the Warrant Stock, the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Underlying Common Stock pursuant to such conversionon or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Underlying Common Stock which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Underlying Common Stock that the Issuer was required to deliver to the Holder in connection with the conversion at issue, times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the Warrant and equivalent number of shares of Warrant Stock for which such conversion was not honored or deliver to the Holder the number of shares of Underlying Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Underlying Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Underlying Common Stock upon conversion of the Warrant Stock exercised in this Warrant as required pursuant to the terms hereof.

Section 49.5 Transferability of Warrant. Subject to Section 2(g) hereof, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

Section 49.6 Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

Section 49.7 Compliance with Securities Laws.

(a) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock and Underlying Common Stock issuable hereunder are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock or Underlying Common Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(b) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof and, if appropriate, the Underlying Common Stock issued upon conversion of the Warrant Stock, shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(c) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock and Underlying Common Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within three (3) Trading Days. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(g) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Stock is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, the Issuer shall cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder or Holder’s Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

Section 49.8 Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

ARTICLE LStock Fully Paid; Reservation and Listing of Shares; Covenants.

Section 50.1 Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder, and all shares of Underlying Common Stock which may be issued upon the conversion of the Warrant Stock or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued shares of Preferred Stock equal to at least one hundred percent (100%) of the number of shares of Series B Stock issuable upon exercise of this Warrant without regard to any limitations on exercise, and a number of authorized but unissued shares of Common Stock equal to at least one hundred percent (100%) of the number of shares of Underlying Common stock issuable upon conversion of the Warrant Stock.

Section 50.2 Reservation. If any shares of Series B Stock or Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all shares of Underlying Common Stock from time to time issued upon conversion of the Warrant Stock or as otherwise provided hereunder (provided that such Underlying Common Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Underlying Common Stock which are at any time issuable upon conversion of the Warrant Stock hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

Section 50.3 Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holder of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Preferred Stock, upon exercise of this Warrant and Common Stock upon conversion of the Warrant Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein), and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

Section 50.4 Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

Section 50.5 Payment of Taxes. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of the Warrant Stock issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Stock in a name other than that of the Holder in respect to which such shares are issued.

ARTICLE LIAdjustment of Warrant Price. The price at which such shares of Warrant Stock may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

Section 51.1 Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(a) In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Series B issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4; provided, however, the Holder at its option may elect to receive an amount in unregistered shares of the common stock of the surviving entity equal to the value of this Warrant calculated in accordance with the Black-Scholes formula; provided, further, such shares of Common Stock shall be valued at a twenty percent (20%) discount to the VWAP of the Common Stock for the twenty (20) Trading Days immediately prior to the Triggering Event. Immediately upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Warrant Stock issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted number of shares of Warrant Stock and the adjusted Warrant Price pursuant to the terms and provisions of this Section 4(a)(i). Notwithstanding the foregoing to the contrary, this Section 4(a)(i) shall only apply if the surviving entity pursuant to any such Triggering Event is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board. In the event that the surviving entity pursuant to any such Triggering Event is not a public company that is registered pursuant to the Exchange Act or its common stock is not listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, then the Holder shall have the right to demand that the Issuer pay to the Holder an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula.

(b) In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Triggering Event and has also elected not to receive an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula pursuant to the provisions of Section 4(a)(i) above, so long as the surviving entity pursuant to any Triggering Event is a company that has a class of equity securities registered pursuant to the Exchange Act and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, the surviving entity and/or each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

Section 51.2 Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(a) make or issue or set a record date for the holders of any Preferred Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Preferred Stock ,

(b) subdivide its outstanding shares of Series B Stock into a larger number of shares of Preferred Stock , or

(c) combine its outstanding shares of Series B Stock into a smaller number of shares of Series B Stock then (1) the number of shares of Series B Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Series B Stock which a record holder of the same number of shares of Preferred Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Series B Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Series B Stock for which this Warrant is exercisable immediately after such adjustment.

Section 51.3 Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Preferred Stock for the purpose of entitling them to receive any dividend or other distribution of:

(a) cash,

(b) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Preferred Stock Equivalents or Additional Shares of Preferred Stock), or

(c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Preferred Stock Equivalents or Additional Shares of Preferred Stock),

then (1) the number of shares of Series B Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Series B Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of the Underlying Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value of the Underlying Common Stock minus the amount allocable to one share of Underlying Common Stock of any such cash so distributable and of the fair value (as determined by an Independent Appraiser mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable , and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Preferred Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Series B Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Preferred Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Preferred Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Preferred Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Preferred Stock shall be changed into a larger or smaller number of shares of Preferred Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Preferred Stock within the meaning of Section 4(b).

Section 51.4 Issuance of Additional Shares of Preferred Stock. In the event the Issuer shall issue any Additional Shares of Preferred Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Shares of Preferred Stock.

Section 51.5 Issuance of Preferred Stock Equivalents. In the event the Issuer shall take a record of the holders of its Preferred Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Preferred Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Preferred Stock is issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Preferred Stock Equivalents, the price per share for which Additional Shares of Preferred Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d). No further adjustments of the number of shares of Preferred Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Preferred Stock upon conversion or exchange of such Preferred Stock Equivalents.

Section 51.6 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Series B Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(a) Computation of Consideration. To the extent that any Additional Shares of Preferred Stock or any Preferred Stock Equivalents (or any warrants or other rights therefore) shall be issued for cash consideration, the consideration received by the Issuer therefore shall be the amount of the cash received by the Issuer therefore, or, if such Additional Shares of Preferred Stock or Preferred Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Preferred Stock or Preferred Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Preferred Stock of the Issuer shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board, and acceptable to the Holder, of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Preferred Stock or Preferred Stock Equivalents, as the case may be. The consideration for any Additional Shares of Preferred Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Shares of Preferred Stock issuable pursuant to the terms of any Preferred Stock Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Preferred Stock Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Preferred Stock Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Preferred Stock Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the surviving corporation or in which the previously outstanding shares of Preferred Stock of the Issuer shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock or other securities of any corporation, the Issuer shall be deemed to have issued a number of shares of its PreferredStock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Preferred Stock is issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(g)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Series B Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Preferred Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Series B Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Series BStock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(d) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Preferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(e) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

(f) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Preferred Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Series B Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Preferred Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

ARTICLE LIINotice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to an Independent Appraiser, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The Independent Appraiser selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The reasonable expenses of the Independent Appraiser in making such determination shall be paid by the Issuer, in the event the Holder's calculation was correct, or by the Holder, in the event the Issuer’s calculation was correct, or equally by the Issuer and the Holder in the event that neither the Issuer's or the Holder's calculation was correct.

ARTICLE LIIIFractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

ARTICLE LIVOwnership Cap and Exercise Restriction. Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Series B Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Series B Stock owned by such Holder at such time, the number of shares of Series B Stock which would result in such Holder beneficially owning, upon conversion of the Series B Stock (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the “Waiver Notice”) that such Holder would like to waive this Section 7 with regard to any or all shares of Series B Stock issuable upon exercise of this Warrant, this Section 7 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

ARTICLE LVRegistration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Underlying Common Stock issuable upon the conversion of the Warrant Stock issuable upon exercise of this Warrant pursuant to that certain Registration Rights Agreement, of even date herewith, by and among the Company and Persons listed on Schedule I thereto (the “Registration Rights Agreement”) and the registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registrations Rights Agreement.

ARTICLE LVIDefinitions. For the purposes of this Warrant, the following terms have the following meanings:

“Additional Shares of Preferred Stock” means all shares of Preferred Stock issued by the Issuer after the Original Issue Date, and all shares of Other Preferred, if any, issued by the Issuer after the Original Issue Date, except: (i) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, provided such underwritten public offering has been approved in advance by the holders of more than fifty percent (50%) of the then outstanding shares of Series B issued pursuant to the Purchase Agreement (the “Majority Holders”), (ii) securities issued (other than for cash) in connection with a strategic merger, acquisition, or consolidation, provided that the issuance of such securities in connection with such strategic merger, acquisition, or consolidation has been approved in advance by the Majority Holders, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders) or issued pursuant to the Purchase Agreement, (iv) the Warrant Stock, (v) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and provided that the issuance of such securities in connection with such bona fide strategic license agreements or other partnering arrangements has been approved in advance by the Majority Holders, and (vi) any warrants, shares of Preferred Stock or other securities issued to a placement agent and its designees for the transactions contemplated by the Purchase Agreement or in any other sales of the Issuer’s securities and any securities issued in connection with any financial advisory agreements of the Issuer and the shares of Preferred Stock or Common Stock issued upon exercise of any such warrants or conversions of any such other securities.

“Articles of Incorporation” means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Preferred Stock” means any class or series of Preferred Stock, $0.001 par value per share, of the Issuer as designated by the Board, and any other Capital Stock into which such stock may hereafter be changed.

“Preferred Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Preferred Stock or any Convertible Security.

“Convertible Securities” means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Preferred Stock. The term “Convertible Security” means one of the Convertible Securities.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means Victory Divide Mining Company, a Nevada corporation, and its successors.

“Original Issue Date” means October 3, 2007.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Other Preferred” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Preferred Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last closing price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no closing price on such date, then the closing bid price on such date, or if there is no closing bid price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or if there is no closing price on such date, then the closing bid price on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Purchase Agreement” means the Series B Convertible Preferred Stock Purchase Agreement dated as of October 3, 2007, among the Issuer and the Purchasers.

“Purchasers” means the purchasers of the Series B Convertible Preferred Stock and the Warrants issued by the Issuer pursuant to the Purchase Agreement.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Series B Stock” means the Series B convertible preferred stock, par value $0.001 per share of the Issuer.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Underlying Common Stock”, means shares of Common Stock issuable upon conversion of the Series B Stock issuable upon exercise of this Warrant.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

“Warrant Price” initially means $ 2.37, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Series B Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

ARTICLE LVIIOther Notices. In case at any time:

Section 57.1 the Issuer shall make any distributions to the holders of Preferred Stock; or

Section 57.2 the Issuer shall authorize the granting to all holders of its Preferred Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

Section 57.3 there shall be any reclassification of the Capital Stock of the Issuer; or

Section 57.4 there shall be any capital reorganization by the Issuer; or

Section 57.5 there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

Section 57.6 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Preferred Stock Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Preferred Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Preferred Stock.

ARTICLE LVIIIAmendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Holder; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

ARTICLE LIXGoverning Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 12 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

ARTICLE LXNotices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 13), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Issuer:	Victory Divide Mining Company c/o Heilongjiang Yanglin Soybean Group No. 99 Fanrong Street Jixian Town Heilongjiang People’s Republic of China 155900 Tel: 86-469-467-8077 Fax: 86-469-469-3000

with copies (which copies shall not constitute notice) to:	Gusov Ofsink, LLC 600 Madison Avenue, 14th Floor New York, New York 10022 Attention: Darren Ofsink Tel. No.: (212) 371-8008, ext. 127 Fax No.: (212) 688-7273

If to any Holder:	To the address set forth in Schedule I

with copies (which copies shall not constitute notice) to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attn: Mitchell Nussbaum Facsimile: 212-407-4000

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

ARTICLE LXIWarrant Agent. The Issuer may, by written notice to the Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

ARTICLE LXIIRemedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

ARTICLE LXIIISuccessors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

ARTICLE LXIVModification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

ARTICLE LXVHeadings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer has executed this Series J Warrant as of the day and year first above written.

VICTORY DIVIDE MINING COMPANY

By: __/s/ Shulin Liu___

Name: Shulin Liu

Title: Chief Executive Officer

Schedule I
Purchasers
Investor	Investment	Common Stock	Series A Shares Purchased	Series A Warrants	Series B Warrants	Series J Warrants	Series C Warrants	Series D Warrants
Vision Opportunity Master Fund Ltd.	$8,000,000	525,000	3,720,930	3,720,930	1,860,465	3,382,664	3,382,664	1,691,332
Sansar Capital Special Opportunity Master Fund, LP (Cayman Master)	$5,950,000	--	2,767,442	2,767,442	1,383,721	2,515,856	2,515,856	1,257,928
Vicis Capital Master Fund	$4,500,000	--	2,093,023	2,093,023	1,046,512	1,902,748	1,902,748	951,374
Precept Capital Master Fund, GP	$500,000	--	232,558	232,558	116,279	--	--	--
Penn Footwear	$250,000	--	116,279	116,279	58,140	--	--	--
Crescent International Limited	$300,000	--	139,353	139,353	69,767	--	--	--
Benefit Grand Investments	$500,000	--	232,558	232,558	116,279	--	--	--
Golden Bridge Asset Management	$1,000,000	--	465,116	465,116	232,558	--	--	--
Leland C Ackerley	$250,000	--	116,279	116,279	58,140	--	--	--
Newberg Road Partners, LP	$250,000	--	116,279	116,279	58,140	--	--	--

EXERCISE FORM
SERIES J WARRANT

[_________________________________________]

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ________________________________ covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefore in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

EXHIBIT C-4 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
____________________________________________________

FORM OF SERIES C WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SERIES C WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

VICTORY DIVIDE MINING COMPANY

Expires on October 2, 2012

No.: W-C-07-                                                 Number of Shares: Up to __________
Date of Issuance: October 3, 2007

FOR VALUE RECEIVED, the undersigned, Victory Divide Mining Company, a Nevada corporation (together with its successors and assigns, the “Issuer”), hereby certifies that _____________ or its registered assigns (the “Holder”) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to __________ shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

ARTICLE LXVITerm. The term of this Warrant shall commence on October 3, 2007 and shall expire at 6:00 p.m., Eastern Time, on October 2, 2012 (such period being the “Term” and such date, the “Termination Date”).

ARTICLE LXVIIMethod of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

Section 67.1 Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term for such number of shares of Common Stock into which the Series B Convertible Preferred Stock that have been exercised by the Holder pursuant to the Series J Warrant issued by the Issuer to the Holder pursuant to the Purchase Agreement may be converted.

Section 67.2 Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with Section 2(c), but only when a registration statement under the Securities Act providing for the resale of the Warrant Stock is not then in effect, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

Section 67.3 Cashless Exercise. Notwithstanding any provision herein to the contrary, and (i) the volume weighted average price of one share of Common Stock on the OTC Bulletin Board or such other securities exchange on which the Common Stock is then traded or included for quotation, for any ten (10) consecutive Trading Days is greater than the Warrant Price (at or prior to the date of calculation as set forth below) and (ii) commencing eighteen (18) months following the Original Issue Date if a registration statement under the Securities Act providing for the resale of the Warrant Stock (A) has not been declared effective by the Securities and Exchange Commission by the date such registration statement is required to be effective pursuant to the Registration Rights Agreement (as defined in Section 8), or (B) is not effective at the time of exercise of this Warrant, unless the registration statement is not effective as a result of the Issuer exercising its rights under Section 3(n) of the Registration Rights Agreement, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
B

Where	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Warrant Price.

	B =	the Per Share Market Value of one share of Common Stock.

Section 67.4 Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect or that the shares of Warrant Stock are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of shares of Warrant Stock exercised as of each date of exercise.

Section 67.5 Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

Section 67.6 Transferability of Warrant. Subject to Section 2(h) hereof, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

Section 67.7 Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

Section 67.8 Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within three (3) Trading Days. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Stock is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, the Issuer shall cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder or Holder’s Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

Section 67.9 Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

ARTICLE LXVIIIStock Fully Paid; Reservation and Listing of Shares; Covenants.

Section 68.1 Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued shares of Common Stock equal to at least one hundred percent (100%) of the number of shares of Common Stock issuable upon exercise of this Warrant without regard to any limitations on exercise.

Section 68.2 Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

Section 68.3 Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

Section 68.4 Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

Section 68.5 Payment of Taxes. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of the Warrant Stock issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Stock in a name other than that of the Holder in respect to which such shares are issued.

ARTICLE LXIXAdjustment of Warrant Price. The price at which such shares of Warrant Stock may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

Section 69.1 Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i) In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4; provided, however, the Holder at its option may elect to receive an amount in unregistered shares of the common stock of the surviving entity equal to the value of this Warrant calculated in accordance with the Black-Scholes formula; provided, further, such shares of Common Stock shall be valued at a twenty percent (20%) discount to the VWAP of the Common Stock for the twenty (20) Trading Days immediately prior to the Triggering Event. Immediately upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Warrant Stock issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted number of shares of Warrant Stock and the adjusted Warrant Price pursuant to the terms and provisions of this Section 4(a)(i). Notwithstanding the foregoing to the contrary, this Section 4(a)(i) shall only apply if the surviving entity pursuant to any such Triggering Event is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board. In the event that the surviving entity pursuant to any such Triggering Event is not a public company that is registered pursuant to the Exchange Act or its common stock is not listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, then the Holder shall have the right to demand that the Issuer pay to the Holder an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula.

(ii) In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Triggering Event and has also elected not to receive an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula pursuant to the provisions of Section 4(a)(i) above, so long as the surviving entity pursuant to any Triggering Event is a company that has a class of equity securities registered pursuant to the Exchange Act and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, the surviving entity and/or each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

Section 69.2 Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(a) make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

Section 69.3 Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(a) cash,

(b) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

(c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

Section 69.4 Issuance of Additional Shares of Common Stock.

(a) For the period commencing on the Original Issue Date and ending on the two (2) year anniversary of the Original Issue Date, in the event the Issuer shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Shares of Common Stock.

(b) For the period commencing on the two (2) year anniversary of the Original Issue Date and ending on the Termination Date, in the event the Issuer shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price then in effect shall multiplied by a fraction (a) the numerator of which shall be equal to the sum of (x) the number of shares of outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Warrant Price then in effect and (b) the denominator of which shall be equal to the number of shares of outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock. For purposes of this Section, all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion of Convertible Securities (as defined below) (including Series A Convertible Preferred Stock of the Company, par value $.001 per share) outstanding immediately prior to such issue are deemed outstanding. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made pursuant to this Section 4(d)(ii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4(e).

Section 69.5 Issuance of Common Stock Equivalents. In the event the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d)(i) or (ii), as applicable. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.

Section 69.6 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Issuer shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board, and acceptable to the Holder, of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Common Stock Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Common Stock Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Issuer shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock or other securities of any corporation, the Issuer shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Stock is issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(g)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(d) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

Section 69.7 Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

Section 69.8 Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

ARTICLE LXXNotice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder (the “Independent Appraiser”), provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The Independent Appraiser selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The reasonable expenses of the Independent Appraiser in making such determination shall be paid by the Issuer, in the event the Holder's calculation was correct, or by the Holder, in the event the Issuer’s calculation was correct, or equally by the Issuer and the Holder in the event that neither the Issuer's or the Holder's calculation was correct.

ARTICLE LXXIFractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

ARTICLE LXXIIOwnership Cap and Exercise Restriction. Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock beneficially owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the “Waiver Notice”) that such Holder would like to waive this Section 7 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

ARTICLE LXXIIIRegistration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to that certain Registration Rights Agreement, of even date herewith, by and among the Company and Persons listed on Schedule I thereto (the “Registration Rights Agreement”) and the registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registrations Rights Agreement.

ARTICLE LXXIVDefinitions. For the purposes of this Warrant, the following terms have the following meanings:

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except: (i) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, provided such underwritten public offering has been approved in advance by the holders of more than fifty percent (50%) of the then outstanding shares of Series A (the “Majority Holders”), (ii) securities issued (other than for cash) in connection with a strategic merger, acquisition, or consolidation, provided that the issuance of such securities in connection with such strategic merger, acquisition, or consolidation has been approved in advance by the Majority Holders, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders), (iv) the Warrant Stock, (v) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and provided that the issuance of such securities in connection with such bona fide strategic license agreements or other partnering arrangements has been approved in advance by the Majority Holders, (vi) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer’s equity incentive plans outstanding as they exist on the date of the Purchase Agreement, (vii) the issuance or grants of options to purchase Common Stock to employees, officers or directors of the Issuer pursuant to any equity incentive plan duly adopted by the Board or a committee thereof established for such purpose so long as such issuances in the aggregate do not exceed ten percent (10)% of the issued and outstanding shares of Common Stock as of the Original Issue Date and the specified price at which the options may be exercised is equal to or greater than the Per Share Market Value as of the date of such grant, and (viii) any warrants, shares of Common Stock or other securities issued to a placement agent and its designees for the transactions contemplated by the Purchase Agreement or in any other sales of the Issuer’s securities and any securities issued in connection with any financial advisory agreements of the Issuer and the shares of Common Stock issued upon exercise of any such warrants or conversions of any such other securities.

“Articles of Incorporation” means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

“Convertible Securities” means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term “Convertible Security” means one of the Convertible Securities.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means Victory Divide Mining Company, a Nevada corporation, and its successors.

“Majority Holders” means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

“Original Issue Date” means October 3, 2007.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last closing price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no closing price on such date, then the closing bid price on such date, or if there is no closing bid price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or if there is no closing price on such date, then the closing bid price on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Purchase Agreement” means the Series A Convertible Preferred Stock Purchase Agreement dated as of October 3, 2007, among the Issuer and the Purchasers.

“Purchasers” means the purchasers of the Series A Convertible Preferred Stock and the Warrants issued by the Issuer pursuant to the Purchase Agreement.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

“Warrant Price” initially means $3.03, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

ARTICLE LXXVOther Notices. In case at any time:

Section 75.1 the Issuer shall make any distributions to the holders of Common Stock; or

Section 75.2 the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

Section 75.3 there shall be any reclassification of the Capital Stock of the Issuer; or

Section 75.4 there shall be any capital reorganization by the Issuer; or

Section 75.5 there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

Section 75.6 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

ARTICLE LXXVIAmendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

ARTICLE LXXVIIGoverning Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 12 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

ARTICLE LXXVIIINotices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 13), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Issuer:	Victory Divide Mining Company c/o Heilongjiang Yanglin Soybean Group No. 99 Fanrong Street Jixian Town Heilongjiang People’s Republic of China 155900 Tel: 86-469-467-8077 Fax: 86-469-469-3000

with copies (which copies shall not constitute notice) to:	Guzov Ofsink, LLC 600 Madison Avenue, 14th Floor New York, New York 10022 Attention: Darren Ofsink Tel. No.: (212) 371-8008, ext. 127 Fax No.: (212) 688-7273

If to any Holder:	At the address of such Holder set forth on Exhibit A to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder with copies to:

with copies (which copies shall not constitute notice) to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attn: Mitchell Nussbaum Facsimile: 212-407-4000

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

ARTICLE LXXIXWarrant Agent. The Issuer may, by written notice to the Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

ARTICLE LXXXRemedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

ARTICLE LXXXISuccessors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

ARTICLE LXXXIIModification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

ARTICLE LXXXIIIHeadings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer has executed this Series C Warrant as of the day and year first above written.

VICTORY DIVIDE MINING COMPANY

By: __/s/ Shulin Liu_________
Name: Shulin Liu
Title: Chief Executive Officer

EXERCISE FORM
SERIES C WARRANT

VICTORY DIVIDE MINING COMPANY

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ________________________________ covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise_______

Cashless Exercise_______

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is ____________.

X = Y - (A)(Y)
B

Where:

The number of shares of Common Stock to be issued to the Holder __________________(“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised ___________________________ (“Y”).

The Warrant Price ______________ (“A”).

The Per Share Market Value of one share of Common Stock _______________________ (“B”).

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.
Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

EXHIBIT C-5 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
____________________________________________________
FORM OF SERIES D WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SERIES D WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

VICTORY DIVIDE MINING COMPANY

Expires October 2, 2012

No.: W-D-07-                                                    Number of Shares: Up to ________
Date of Issuance: October 3, 2007

FOR VALUE RECEIVED, the undersigned, Victory Divide Mining Company, a Nevada corporation (together with its successors and assigns, the “Issuer”), hereby certifies that _____________ or its registered assigns (the “Holder”) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to ____________ shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

ARTICLE LXXXIVTerm. The term of this Warrant shall commence on October 3, 2007 and shall expire at 6:00 p.m., Eastern Time, on October 2, 2012 (such period being the “Term” and such date, the “Termination Date”).

ARTICLE LXXXVMethod of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

Section 85.1 Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term for fifty percent (50%) of such number of shares of Common Stock into which the Series B Convertible Preferred Stock that have been exercised by the Holder pursuant to the Series J Warrant issued by the Issuer to the Holder pursuant to the Purchase Agreement may be converted.

Section 85.2 Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with Section 2(c), but only when a registration statement under the Securities Act providing for the resale of the Warrant Stock is not then in effect, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

Section 85.3 Cashless Exercise. Notwithstanding any provision herein to the contrary, and (i) the volume weighted average price of one share of Common Stock on the OTC Bulletin Board or such other securities exchange on which the Common Stock is then traded or included for quotation, for any ten (10) consecutive Trading Days is greater than the Warrant Price (at or prior to the date of calculation as set forth below) and (ii) commencing eighteen (18) months following the Original Issue Date if a registration statement under the Securities Act providing for the resale of the Warrant Stock (A) has not been declared effective by the Securities and Exchange Commission by the date such registration statement is required to be effective pursuant to the Registration Rights Agreement (as defined in Section 8), or (B) is not effective at the time of exercise of this Warrant, unless the registration statement is not effective as a result of the Issuer exercising its rights under Section 3(n) of the Registration Rights Agreement, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
B

Where	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Warrant Price.

	B =	the Per Share Market Value of one share of Common Stock.

Section 85.4 Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect or that the shares of Warrant Stock are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of shares of Warrant Stock exercised as of each date of exercise.

Section 85.5 Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

Section 85.6 Transferability of Warrant. Subject to Section 2(h) hereof, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

Section 85.7 Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

Section 85.8 Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within three (3) Trading Days. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Stock is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, the Issuer shall cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder or Holder’s Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

Section 85.9 Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

ARTICLE LXXXVIStock Fully Paid; Reservation and Listing of Shares; Covenants.

Section 86.1 Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued shares of Common Stock equal to at least one hundred percent (100%) of the number of shares of Common Stock issuable upon exercise of this Warrant without regard to any limitations on exercise.

Section 86.2 Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

Section 86.3 Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

Section 86.4 Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

Section 86.5 Payment of Taxes. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of the Warrant Stock issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Stock in a name other than that of the Holder in respect to which such shares are issued.

ARTICLE LXXXVIIAdjustment of Warrant Price. The price at which such shares of Warrant Stock may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

Section 87.1 Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i) In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4; provided, however, the Holder at its option may elect to receive an amount in unregistered shares of the common stock of the surviving entity equal to the value of this Warrant calculated in accordance with the Black-Scholes formula; provided, further, such shares of Common Stock shall be valued at a twenty percent (20%) discount to the VWAP of the Common Stock for the twenty (20) Trading Days immediately prior to the Triggering Event. Immediately upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Warrant Stock issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted number of shares of Warrant Stock and the adjusted Warrant Price pursuant to the terms and provisions of this Section 4(a)(i). Notwithstanding the foregoing to the contrary, this Section 4(a)(i) shall only apply if the surviving entity pursuant to any such Triggering Event is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board. In the event that the surviving entity pursuant to any such Triggering Event is not a public company that is registered pursuant to the Exchange Act or its common stock is not listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, then the Holder shall have the right to demand that the Issuer pay to the Holder an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula.

(ii) In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Triggering Event and has also elected not to receive an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula pursuant to the provisions of Section 4(a)(i) above, so long as the surviving entity pursuant to any Triggering Event is a company that has a class of equity securities registered pursuant to the Exchange Act and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, the surviving entity and/or each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

Section 87.2 Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(a) make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

Section 87.3 Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(a) cash,

(b) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

(c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

Section 87.4 Issuance of Additional Shares of Common Stock.

(a) For the period commencing on the Original Issue Date and ending on the two (2) year anniversary of the Original Issue Date, in the event the Issuer shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Shares of Common Stock.

(b) For the period commencing on the two (2) year anniversary of the Original Issue Date and ending on the Termination Date, in the event the Issuer shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price then in effect shall multiplied by a fraction (a) the numerator of which shall be equal to the sum of (x) the number of shares of outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Warrant Price then in effect and (b) the denominator of which shall be equal to the number of shares of outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock. For purposes of this Section, all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion of Convertible Securities (as defined below) (including Series A Convertible Preferred Stock of the Company, par value $.001 per share) outstanding immediately prior to such issue are deemed outstanding. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made pursuant to this Section 4(d)(ii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4(e).

Section 87.5 Issuance of Common Stock Equivalents. In the event the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d)(i) or (ii), as applicable. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.

Section 87.6 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Issuer shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board, and acceptable to the Holder, of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Common Stock Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Common Stock Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Issuer shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock or other securities of any corporation, the Issuer shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Stock is issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(g)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(d) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

Section 87.7 Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

Section 87.8 Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

ARTICLE LXXXVIIINotice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder (the “Independent Appraiser”), provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The Independent Appraiser selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The reasonable expenses of the Independent Appraiser in making such determination shall be paid by the Issuer, in the event the Holder's calculation was correct, or by the Holder, in the event the Issuer’s calculation was correct, or equally by the Issuer and the Holder in the event that neither the Issuer's or the Holder's calculation was correct.

ARTICLE LXXXIXFractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

ARTICLE XCOwnership Cap and Exercise Restriction. Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock beneficially owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the “Waiver Notice”) that such Holder would like to waive this Section 7 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

ARTICLE XCIRegistration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to that certain Registration Rights Agreement, of even date herewith, by and among the Company and Persons listed on Schedule I thereto (the “Registration Rights Agreement”) and the registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registrations Rights Agreement.

ARTICLE XCIIDefinitions. For the purposes of this Warrant, the following terms have the following meanings:

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except: (i) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, provided such underwritten public offering has been approved in advance by the holders of more than fifty percent (50%) of the then outstanding shares of Series A (the “Majority Holders”), (ii) securities issued (other than for cash) in connection with a strategic merger, acquisition, or consolidation, provided that the issuance of such securities in connection with such strategic merger, acquisition, or consolidation has been approved in advance by the Majority Holders, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders), (iv) the Warrant Stock, (v) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and provided that the issuance of such securities in connection with such bona fide strategic license agreements or other partnering arrangements has been approved in advance by the Majority Holders, (vi) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer’s equity incentive plans outstanding as they exist on the date of the Purchase Agreement, (vii) the issuance or grants of options to purchase Common Stock to employees, officers or directors of the Issuer pursuant to any equity incentive plan duly adopted by the Board or a committee thereof established for such purpose so long as such issuances in the aggregate do not exceed ten percent (10)% of the issued and outstanding shares of Common Stock as of the Original Issue Date and the specified price at which the options may be exercised is equal to or greater than the Per Share Market Value as of the date of such grant, and (viii) any warrants, shares of Common Stock or other securities issued to a placement agent and its designees for the transactions contemplated by the Purchase Agreement or in any other sales of the Issuer’s securities and any securities issued in connection with any financial advisory agreements of the Issuer and the shares of Common Stock issued upon exercise of any such warrants or conversions of any such other securities.

“Articles of Incorporation” means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

“Convertible Securities” means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term “Convertible Security” means one of the Convertible Securities.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means Victory Divide Mining Company, a Nevada corporation, and its successors.

“Majority Holders” means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

“Original Issue Date” means October 3, 2007.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last closing price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no closing price on such date, then the closing bid price on such date, or if there is no closing bid price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or if there is no closing price on such date, then the closing bid price on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Purchase Agreement” means the Series A Convertible Preferred Stock Purchase Agreement dated as of October 3, 2007, among the Issuer and the Purchasers.

“Purchasers” means the purchasers of the Series A Convertible Preferred Stock and the Warrants issued by the Issuer pursuant to the Purchase Agreement.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

“Warrant Price” initially means $3.85, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

ARTICLE XCIIIOther Notices. In case at any time:

Section 93.1 the Issuer shall make any distributions to the holders of Common Stock; or

Section 93.2 the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

Section 93.3 there shall be any reclassification of the Capital Stock of the Issuer; or

Section 93.4 there shall be any capital reorganization by the Issuer; or

Section 93.5 there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

Section 93.6 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

ARTICLE XCIVAmendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

ARTICLE XCVGoverning Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 12 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

ARTICLE XCVINotices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 13), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Issuer:	Victory Divide Mining Company c/o Heilongjiang Yanglin Soybean Group No. 99 Fanrong Street Jixian Town Heilongjiang People’s Republic of China 155900 Tel: 86-469-467-8077 Fax: 86-469-469-3000

with copies (which copies shall not constitute notice) to:	Guzov Ofsink, LLC 600 Madison Avenue, 14th Floor New York, New York 10022 Attention: Darren Ofsink Tel. No.: (212) 371-8008, ext. 127 Fax No.: (212) 688-7273

If to any Holder:	At the address of such Holder set forth on Exhibit A to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder with copies to:

with copies (which copies shall not constitute notice) to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attn: Mitchell Nussbaum Facsimile: 212-407-4000

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

ARTICLE XCVIIWarrant Agent. The Issuer may, by written notice to the Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

ARTICLE XCVIIIRemedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

ARTICLE XCIXSuccessors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

ARTICLE CModification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

ARTICLE CIHeadings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Issuer has executed this Series D Warrant as of the day and year first above written.

VICTORY DIVIDE MINING COMPANY

By: ___/s/ Shulin Liu_________
Name: Shulin Liu
Title: Chief Executive Officer

EXERCISE FORM
SERIES D WARRANT

VICTORY DIVIDE MINING COMPANY

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ________________________________ covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise_______

Cashless Exercise_______

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is ____________.

X = Y - (A)(Y)
B

Where:

The number of shares of Common Stock to be issued to the Holder __________________(“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised ___________________________ (“Y”).

The Warrant Price ______________ (“A”).

The Per Share Market Value of one share of Common Stock _______________________ (“B”).

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

EXHIBIT D-1 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
_________________________________________________

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 3, 2007, by and among Victory Divide Mining Company, a Nevada corporation (the “Company”), and the purchasers listed on Schedule I hereto (the “Purchasers”).

This Agreement is being entered into pursuant to the Series A Convertible Preferred Stock Purchase Agreement dated as of the date hereof among the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

ARTICLE CIIDefinitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Additional Filing Date” shall mean the thirtieth (30th) day following the date on which a Demand Notice is received by the Company; provided that if any Additional Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized by law or other government actions to close, the Additional Filing Date shall be the following Business Day.

“Advice” shall have meaning set forth in Section 3(m).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” shall have meaning set forth in Section 3(n).

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

“Closing Date” means the date of the Closing of the purchase and sale of the Preferred Stock and the Warrants pursuant to the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Demand Notice” shall have the meaning set forth in Section 2A.

“Effectiveness Date” means, with respect to any Registration Statement the earlier of (A) the one hundred twentieth (120th) day following the Filing Date or any Additional Filing Dates, as applicable, or (B) in the event the Registration Statement receives a “full review” by the Commission, the one hundred fiftieth (150th) day following the Filing Date or any Additional Filing Dates, as applicable, which shall be extended for an additional thirty (30) days in the event the Commission provides comments solely on the issues related to Rule 415, or (C) the date which is within three (3) Business Days after the date on which the Commission informs the Company the (i) the Commission will not review a Registration Statement or (ii) the Company may request the acceleration of the effectiveness of a Registration Statement and the Company makes such request; provided, that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

“Effectiveness Period” shall have the meaning set forth in Section 2.

“Event” shall have the meaning set forth in Section 7(e).

“Event Date” shall have the meaning set forth in Section 7(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means, the thirtieth (30th) day following the Closing Date; provided, that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initiating Holders” shall have the meaning set forth in Section 2A.

“Little Shares” means the shares of Common Stock listed in Schedule II hereto.

“Losses” shall have the meaning set forth in Section 5(a).

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Preferred Stock” means shares of the Company’s Series A Convertible Preferred Stock issued to the Purchasers pursuant to the Purchase Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means (i) the shares of Common Stock issuable upon conversion of the Preferred Stock (“Conversion Shares”), (ii) the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Warrant Shares”) and (iii) the shares of Common Stock that may be acquired by the Purchasers either (x) upon their release from escrow on the terms and subject to the conditions set forth in the Securities Escrow Agreement (the “Escrow Shares”) and (y) pursuant to Section 3.25 of the Purchase Agreement (the “Principal Stockholder Shares”).

“Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Escrow Agreement” means the Securities Escrow Agreement dated as of October 3, 2007 by and among the Company, Vision Opportunity Master Fund, Ltd, as purchaser representative Winner State International Limited, a British Virgin Islands company and Loeb & Loeb LLP.

“Series J Warrant” means the Series J Warrant of the Company dated October 3, 2007.

“Series B Convertible Preferred Stock” means the $0.001 par value per share Series B Convertible Preferred Stock of the Company.

“Special Counsel” means ____________________, for which the Holders will be reimbursed by the Company pursuant to Section 4.

“2008 Escrow Shares” shall have the meaning ascribed to such term in the Securities Escrow Agreement.

“2007 Escrow Shares” shall have the meaning ascribed to such term in the Securities Escrow Agreement.

“Warrants” means the warrants to purchase shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement.

ARTICLE CIIIResale Registrations.

Section 103.1 On or prior to the Filing Date, the Company shall prepare and file with the Commission a “resale” Registration Statement providing for the resale of all Conversion Shares for an offering to be made on a continuous basis pursuant to Rule 415. Such Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Conversion Shares on Form SB-2, in which case such registration shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder). Such Registration Statement shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rules 415 and 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Conversion Shares. The Company shall (i) not permit any securities other than the Conversion Shares to be included in such Registration Statement and (ii) use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Conversion Shares covered by such Registration Statement have been sold or (y) the date on which the Conversion Shares may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect (the “Effectiveness Period”). The Company shall request that the effective time of any such Registration Statement is 5:00 p.m. Eastern Time on the effective date.

Section 103.2 In the event that the Company is unable to register for resale under Rule 415 all of the Conversion Shares and Little Shares on the Registration Statement that it has agreed to file pursuant to the first sentence of this Section 2(a) due to limits imposed by the Commission’s interpretation of Rule 415, the Company will file a Registration Statement under the Securities Act with the Commission covering the resale by the Purchasers of such lesser amount of the Conversion Shares and the Little Shares as the Company is able to register pursuant to the Commission’s interpretation of Rule 415 of Regulation C under the Securities Act and use its reasonable best efforts to have such Registration Statement become effective as promptly as possible and, when permitted to do so by the Commission, to file subsequent registration statement(s) under the Securities Act with the Commission covering the resale of any Conversion Shares and Little Shares that were omitted from previous registration statement(s) and use its reasonable best efforts to have such registration declared effective as promptly as possible. In furtherance of the Company’s obligations set forth in the preceding sentence, the parties hereby agree that in the event that any Holder shall deliver to the Company a written notice at any time after the later of (x) the date which is six months after the Effectiveness Date of the latest Registration Statement that was filed pursuant to Section 2(a) or 2(b) hereof, as applicable, or (y) the date on which all Conversion Shares registered on all of the prior Registration Statements filed pursuant to Section 2(a) and 2(b) hereof are sold, that the Company shall file, within 30 days following the date of receipt of such written notice, an additional Registration Statement registering any Conversion Shares that were omitted from the initial Registration Statement.

2A. Demand Registrations.

(a) At any time following the date on which all Conversion Shares have been registered for resale pursuant to Section 2 hereof (the “Permitted Request Date”), (i) a Holder or Holders owning 25% or more in interest of the Registrable Securities (other than the Conversion Shares) (the “Initiating Holders”) may request that the Company file a Registration Statement providing for the resale of all Registrable Securities then held by the Initiating Holders by giving written notice (a “Demand Notice”) of such demand to the Company. The Demand Notice shall describe the number of Registrable Securities intended to be disposed of and the intended method of disposition. The Company shall then prepare and file with the Commission on or prior to the Additional Filing Date, a “resale” Registration Statement providing for the resale of all Registrable Securities included in the Demand Notice for an offering to be made on a continuous basis pursuant to Rule 415. Any such Registration Statements shall be on Form SB-2 (except if the Company is not then eligible to register for resale such Registrable Securities on Form SB-2, in which case such registrations shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder). Each such Registration Statement shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rules 415 and 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall (i) not permit any securities other than the Registrable Securities to be included in any such Registration Statement and (ii) use its reasonable best efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and to keep any such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect (the “Effectiveness Period”). The Company shall request that the effective time of any such Registration Statement is 5:00 p.m. Eastern Time on the effective date.

(b) In the event that the Company is unable to register for resale under Rule 415 all of the Registrable Securities on any of the Registration Statements that it has agreed to file pursuant to the first sentence of this Section 2A(a) due to limits imposed by the Commission’s interpretation of Rule 415 of Regulation C, the Company will file a Registration Statement under the Securities Act with the Commission covering the resale by the Purchasers of such lesser amount of the Registrable Securities (in the proportions set forth in the last sentence of this Section 2A(b)) as the Company is able to register pursuant to the Commission’s interpretation of Rule 415 and use its reasonable best efforts to have such Registration Statement become effective as promptly as possible, and, when permitted to do so by the Commission, to file subsequent registration statement(s) under the Securities Act with the Commission covering the resale of any Registrable Securities that were omitted from its prior Registration Statements filed with the Commission pursuant to this Section 2A(b) and use its reasonable best efforts to have such registration declared effective as promptly as possible. In furtherance of the Company’s obligations set forth in the preceding sentence, the parties hereby agree that in the event that any Holder shall deliver to the Company a written notice at any time after the later of (x) the date which is six months after the Effectiveness Date of the latest Registration Statement filed pursuant to Section 2A(a) or 2A(b) hereof, as applicable, or (y) the date on which all Registrable Securities registered on all of the prior Registration Statements filed pursuant to Section 2A(a) and 2A(b) hereof are sold, that the Company shall file, within 30 days following the date of receipt of such written notice, an additional Registration Statement registering any Registrable Securities that were the subject of the applicable Demand Notice that were omitted from such prior Registration Statements.

ARTICLE CIVRegistration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

Section 104.1 Prepare and file with the Commission, on or prior to each of the Filing Date and each Additional Filing Date, a Registration Statement on Form SB-2 (or if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2 such registration shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder) in accordance with the plan of distribution as set forth on Exhibit A hereto and in accordance with applicable law, and cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of such Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Holders and any Special Counsel, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such Special Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of Special Counsel, to conduct a reasonable review of such documents. The Company shall not file any Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or any Special Counsel shall reasonably object in writing within three (3) Business Days of their receipt thereof.

Section 104.2 (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the applicable Effectiveness Period and prepare and file with the Commission such additional Registration Statements as necessary in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause any related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible, but in no event later than ten (10) Business Days, to any comments received from the Commission with respect to any such Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to any such Registration Statement; (iv) file the final prospectus pursuant to Rule 424 of the Securities Act no later than 9:00 a.m. Eastern Time on the Business Day following the date any such Registration Statement is declared effective by the Commission; and (v) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by any such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

Section 104.3 Notify the Holders of Registrable Securities and any Special Counsel as promptly as possible (and, in the case of (i)(A) below, not less than three (3) Business Days prior to such filing, and in the case of (iii) below, on the same day of receipt by the Company of such notice from the Commission) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to any Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to any Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to any Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of any Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 104.4 Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, as promptly as possible, (i) any order suspending the effectiveness of any such Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

Section 104.5 If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to any Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

Section 104.6 If requested by any Holder, furnish to such Holder and any Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

Section 104.7 Promptly deliver to each Holder and any Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and subject to the provisions of Sections 3(m) and 3(n), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

Section 104.8 Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and any Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

Section 104.9 Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates, to the extent permitted by the Purchase Agreement and applicable federal and state securities laws, shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request in connection with any sale of Registrable Securities.

Section 104.10 Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 104.11 Use its best efforts to cause all Registrable Securities relating to any Registration Statement to be listed or quoted on the OTC Bulletin Board or any other securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed or traded as and when required pursuant to the Purchase Agreement.

Section 104.12 Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders all documents filed or required to be filed with the Commission, including, but not limited, to, earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any three month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of each of the Registration Statements, which statement shall conform to the requirements of Rule 158.

Section 104.13 The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in any Registration Statement, Prospectus, or any amendment or supplement thereto, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to such Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder covenants and agrees that it will not sell any Registrable Securities under any Registration Statement until the Company has electronically filed the Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c).

Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v), 3(c)(vi) or 3(n), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

Section 104.14 If (i) there is material non-public information regarding the Company which the Company’s Board of Directors (the “Board”) determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board determines not to be in the Company’s best interest to disclose, or (iii) the Company is required to file a post-effective amendment to a Registration Statement to incorporate the Company’s quarterly and annual reports and audited financial statements on Forms 10-QSB and 10-KSB, then the Company may (x) postpone or suspend filing of a registration statement for a period not to exceed thirty (30) consecutive days or (y) postpone or suspend effectiveness of a registration statement for a period not to exceed twenty (20) consecutive days; provided, that the Company may not postpone or suspend effectiveness of a registration statement under this Section 3(n) for more than forty-five (45) days in the aggregate during any three hundred sixty (360) day period; provided, however, that no such postponement or suspension shall be permitted for consecutive twenty (20) day periods arising out of the same set of facts, circumstances or transactions.

ARTICLE CVRegistration Expenses.

All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 4, shall be borne by the Company whether or not a Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to such Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, if any, (B) with respect to filing fees required to be paid to the National Association of Securities Dealers, Inc. and the NASD Regulation, Inc. (including, without limitation, pursuant to NASD Rule 2710) and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in a Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders, in the case of the Special Counsel, up to a maximum amount of $7,500, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange if required hereunder. The Company shall not be responsible for any discounts, commissions, transfer taxes or other similar fees incurred by the Holders in connection with the sale of the Registrable Securities.

ARTICLE CVIIndemnification.

Section 106.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, managers, partners, members, shareholders, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any violation of securities laws or untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder or such other Indemnified Party furnished in writing to the Company by such Holder expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

Section 106.2 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder or other Indemnifying Party to the Company specifically for inclusion in any Registration Statement or such Prospectus. Notwithstanding anything to the contrary contained herein, each Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

Section 106.3 Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

Section 106.4 Contribution. If a claim for indemnification under Section 5(a) or 5(b) is due but unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the offering of the Preferred Stock and the Warrants. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault, as applicable, of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall any selling Holder be required to contribute an amount under this Section 5(d) in excess of the net proceeds received by such Holder upon the sale of such Holder’s Registrable Securities pursuant to a Registration Statement giving rise to such contribution obligation.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

ARTICLE CVIIRule 144.

As long as any Holder owns Preferred Stock, Warrants or Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Preferred Stock, Warrants or Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Conversion Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions reasonably requested relating to such sale pursuant to Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE CVIIIMiscellaneous.

Section 108.1 Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, such Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

Section 108.2 No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed on Schedule 2.1(c) of the Purchase Agreement or Schedule II hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

Section 108.3 No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its securityholders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

Section 108.4 Piggy-Back Registrations. If at any time when there is not an effective Registration Statement providing for the resale of all of the Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Company in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such registration statement, any such holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Purchasers), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

Section 108.5 Failure to File Registration Statement and Other Events. The Company and the Purchasers agree that the Holders will suffer damages if a Registration Statement is not filed on or prior to the Filing Date or any Additional Filing Date, as applicable, or after notice from the Holders, as set forth in Section 2(b) hereto or Section 2A(b) hereto, and, in each case, not declared effective by the Commission on or prior to the applicable Effectiveness Date and maintained in the manner contemplated herein during the applicable Effectiveness Period or if certain other events occur. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) a Registration Statement is not filed on or prior to the Filing Date, any Additional Filing Date or after notice from the Holders, as set forth in Section 2(b) hereof or Section 2A(b) hereof, or (B)  a Registration Statement is not declared effective by the Commission on or prior to the applicable Effectiveness Date, or (C) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (D) any Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission, or (E) the Company has breached Section 3(n), or (F) trading in the Common Stock shall be suspended or if the Common Stock is no longer quoted on or is delisted from the OTC Bulletin Board (or other principal exchange on which the Common Stock is listed or traded) for any reason for more than three (3) Business Days in the aggregate (any such failure or breach being referred to as an “Event,” and for purposes of clauses (A) and (B) the date on which such Event occurs, or for purposes of clause (C) the date on which such three (3) Business Day period is exceeded, or for purposes of clause (D) after more than fifteen (15) Business Days, or for purposes of clause (F) the date on which such three (3) Business Day period is exceeded, being referred to as “Event Date”), the Company shall pay an amount in cash as liquidated damages to each Holder equal to one and one-half percent (1.5%) of the amount of the Holder’s initial investment in the Preferred Stock for each calendar month or portion thereof thereafter from the Event Date until the applicable Event is cured; provided, however, that in no event shall the amount of liquidated damages payable at any time and from time to time to any Holder pursuant to this Section 7(e) exceed an aggregate of fifteen percent (15%) of the amount of the Holder’s initial investment in the Preferred Stock; and provided, further, that notwithstanding the foregoing, in the event the Commission does not permit all of the Registrable Securities to be included in a Registration Statement because of its application of Rule 415, no liquidated damages shall be payable pursuant to this Section by the Company with respect to any Registrable Securities that the Company was not permitted to include on such Registration Statement and provided further, that notwithstanding the foregoing, no liquidated damages shall be payable with respect to the occurrence of an Event described in clauses (A) and (B) above for any Warrant Shares other than the Warrant Shares issuable upon exercise of the Series J Warrant. Notwithstanding anything to the contrary in this paragraph (e), if (a) any of the Events described in clauses (A), (B), (C), (D) or (F) shall have occurred, (b) on or prior to the applicable Event Date, the Company shall have exercised its rights under Section 3(n) hereof and (c) the postponement or suspension permitted pursuant to such Section 3(n) shall remain effective as of such applicable Event Date, then the applicable Event Date shall be deemed instead to occur on the second Business Day following the termination of such postponement or suspension. Liquidated damages payable by the Company pursuant to this Section 7(d) shall be payable on the first (1st) Business Day of each thirty (30) day period following the Event Date. The parties agree that the liquidated damages set forth in this Section 7(e) shall be the exclusive remedy of the parties hereto with respect to the breaches by the Company of this Section 7(e).

Section 108.6 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the Registrable Securities outstanding.

ARTICLE CIXNotices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:
Victory Divide Mining Company
Victory Divide Mining Company
c/o Heilongjiang Yanglin Soybean Group
No. 99 Fanrong Street
Jixian Town Heilongjiang
People’s Republic of China 155900Tel:
Fax: 86-469-469-3000
Email: kingbode1@163.com

with copies (which copies shall not constitute notice) to:	Guzov Ofsink, LLC 600 Madison Avenue, 14th Floor New York, New York 10022 Attention: Darren Ofsink Tel. No.: (212) 371-8008, ext. 102 Fax No.: (212) 688-7273

If to any Purchaser:	To the addresses set forth on Schedule I

with copies (which copies shall not constitute notice) to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attn: Mitchell Nussbaum Facsimile: 212-407-4000

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 109.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

Section 109.2 Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any Person to whom all or a portion of the Preferred Stock, the Warrants or the Registrable Securities are transferred if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws unless such securities are registered in a Registration Statement under this Agreement (in which case the Company shall be obligated to amend such Registration Statement to reflect such transfer or assignment) or are otherwise exempt from registration, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

Section 109.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 109.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The Company and the Holders agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Company and the Holders irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and the Holders consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(k) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

Section 109.5 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 109.6 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 109.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 109.8 Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

Section 109.9 Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to the Purchase Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Purchaser in a Registration Statement and (ii) review by, and consent to, such Registration Statement by a Purchaser) shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

VICTORY DIVIDE MINING COMPANY

By:  /s/ Shulin Liu
Name: Shulin Liu
Title: Chief Executive Officer

PURCHASER

BENEFIT GRAND INVESTMENTS LIMITED

By:  /s/ Xiangxu Zhang
Name: Xiangxu Zhang
Title: President

CRESCENT INTERNATIONAL LTD.

By:  /s/ Bachir Taleb-Ibrahimi
Name: Bachir Taleb-Ibrahimi
Title: Authorized Signatory

GOLDEN BRIDGE ASSET MANAGEMENT

By:  /s/ James Hahn
Name: James Hahn
Title: Director, authorized signatory

By:  /s/ Leland C. Ackerley
Name: Leland C. Acerley

NEWBERG ROAD PARTNERS, LP

By:  /s/ Robert G. Ackerley
Name: Robert G. Ackerley
Title: Manager, RGA Ventures, LLC
General Partner of Newberg Road Partners, LP

PENN FOOTWEAR

By:  /s/ Jeff Davidowitz
Name: Jeff Davidowitz
Title: President

PRECEPT CAPITAL MASTER FUND, G.P.

By:  /s/ D. Blair Baker
Name: D. Blair Baker
Title: Managing Member

SANSAR CAPITAL SPECIAL OPPORTUNITY MASTER FUND, LP (CAYMAN MASTER)

By:  /s/ Sunjay Motwani
Name: Sunjay Motwani
Title: President

VICIS CAPITAL MASTER FUND

By:  /s/ Keith W. Hughes
Name: Keith W. Hughes
Title: Chief Financial Officer

VISION OPPORTUNITY MASTER FUND, LTD.

By:  /s/ Adam Benowitz
Name: Adam Benowitz
Title: Director

Schedule I
Purchasers
Investor	Investment	Common Stock	Series A Shares Purchased	Series A Warrants	Series B Warrants	Series J Warrants	Series C Warrants	Series D Warrants
Vision Opportunity Master Fund Ltd.	$8,000,000	525,000	3,720,930	3,720,930	1,860,465	3,382,664	3,382,664	1,691,332
Sansar Capital Special Opportunity Master Fund, LP (Cayman Master)	$5,950,000	--	2,767,442	2,767,442	1,383,721	2,515,856	2,515,856	1,257,928
Vicis Capital Master Fund	$4,500,000	--	2,093,023	2,093,023	1,046,512	1,902,748	1,902,748	951,374
Precept Capital Master Fund, GP	$500,000	--	232,558	232,558	116,279	--	--	--
Penn Footwear	$250,000	--	116,279	116,279	58,140	--	--	--
Crescent International Limited	$300,000	--	139,353	139,353	69,767	--	--	--
Benefit Grand Investments	$500,000	--	232,558	232,558	116,279	--	--	--
Golden Bridge Asset Management	$1,000,000	--	465,116	465,116	232,558	--	--	--
Leland C Ackerley	$250,000	--	116,279	116,279	58,140	--	--	--
Newberg Road Partners, LP	$250,000	--	116,279	116,279	58,140	--	--	--

Schedule II

The following individuals hold piggyback registration rights for an aggregate of 451,500 shares of Common Stock.

Glenn A. Little	399, 000

Susan Riek	10,000

Benjamin Ruhlman	10,000

Mitch Ratner	10,000

Carlos Cabezas	10,000

Daniel Milot	10,000

Carol Blanding	2,500

Exhibit A
Plan of Distribution

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

EXHIBIT D-2 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
_________________________________________________

FORM OF SERIES J REGISTRATION RIGHTS AGREEMENT

SERIES J - REGISTRATION RIGHTS AGREEMENT

This Series J Registration Rights Agreement (this “Agreement”) is made and entered into as of October 3, 2007, by and among Victory Divide Mining Company, a Nevada corporation (the “Company”), and the holders listed on Schedule I hereto (the “Holders”).

This Agreement is being entered into pursuant to the Series A Convertible Preferred Stock Purchase Agreement dated as of the date hereof among the Company and the Holders (the “Purchase Agreement”).

The Company and the Holders hereby agree as follows:

ARTICLE CXDefinitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Additional Filing Date” shall mean the thirtieth (30th) day following the date on which the Company is permitted by the Commission to file a subsequent registration statement under the Securities Act covering the resale of any Registrable Securities that were omitted from any prior Registration Statement(s); provided that if any Additional Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized by law or other government actions to close, the Additional Filing Date shall be the following Business Day.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” shall have meaning set forth in Section 3(n).

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

“Exercise Date” means the date of the exercise of any or all of the Series J Warrant into shares of Preferred Stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Demand Notice” shall have the meaning set forth in Section 2.

“Effectiveness Date” means, with respect to any Registration Statement the earlier of (A) the one hundred twentieth (120th) day following the Filing Date or any Additional Filing Dates, as applicable, or (B) in the event the Registration Statement receives a “full review” by the Commission, the one hundred fiftieth (150th) day following the Filing Date or any Additional Filing Dates, as applicable, which shall be extended for an additional thirty (30) days in the event the Commission provides comments solely on the issues related to Rule 415, or (C) the date which is within three (3) Business Days after the date on which the Commission informs the Company the (i) the Commission will not review a Registration Statement or (ii) the Company may request the acceleration of the effectiveness of a Registration Statement and the Company makes such request; provided, that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

“Effectiveness Period” shall have the meaning set forth in Section 2.

“Event” shall have the meaning set forth in Section 7(e).

“Event Date” shall have the meaning set forth in Section 7(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means, the thirtieth (30th) day following the date on which a Demand Notice is received by the Company; provided, that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initiating Holders” shall have the meaning set forth in Section 2(a).

“Losses” shall have the meaning set forth in Section 5(a).

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Preferred Stock” means shares of the Company’s Series B Convertible Preferred Stock issuable to the Holders upon exercise of the Series J Warrant.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means (i) the shares of Common Stock issuable upon conversion of the Preferred Stock (“Conversion Shares”), and (ii) the shares of common stock issuable upon exercise of the Warrants (collectively, the “Warrant Shares”).

“Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Series J Warrant” means the Series J Warrant of the Company dated ________ ___, 2007.

“Special Counsel” means Loeb & Loeb LLP, for which the Holders will be reimbursed by the Company pursuant to Section 4.

“Warrants” means the Series C and Series D warrants to purchase shares of Common Stock issued to the Holders upon exercise of the Series J Warrant.

ARTICLE CXIDemand Registrations.

Section 111.1 At any time following the Exercise Date (the “Permitted Request Date”), (i) a Holder or Holders owning 25% or more in interest of the Registrable Securities (the “Initiating Holders”) may request that the Company file a Registration Statement providing for the resale of all Registrable Securities then held by the Initiating Holders by giving written notice (a “Demand Notice”) of such demand to the Company. The Demand Notice shall describe the number of Registrable Securities intended to be disposed of and the intended method of disposition. The Company shall then prepare and file with the Commission a “resale” Registration Statement providing for the resale of all Registrable Securities included in the Demand Notice for an offering to be made on a continuous basis pursuant to Rule 415. Such Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale such Registrable Securities on Form SB-2, in which case such registrations shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder). Such Registration Statement shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rules 415 and 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall (i) not permit any securities other than the Registrable Securities to be included in any such Registration Statement and (ii) use its reasonable best efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and to keep any such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect (the “Effectiveness Period”). The Company shall request that the effective time of any such Registration Statement is 5:00 p.m. Eastern Time on the effective date.

Section 111.2 In the event that the Company is unable to register for resale under Rule 415 all of the Registrable Securities on the Registration Statement that it has agreed to file pursuant to the first sentence of this Section 2(a) due to limits imposed by the Commission’s interpretation of Rule 415 of Regulation C, the Company will file a Registration Statement under the Securities Act with the Commission covering the resale by the Holders of such lesser amount of the Registrable Securities as the Company is able to register pursuant to the Commission’s interpretation of Rule 415 and use its reasonable best efforts to have such Registration Statement become effective as promptly as possible, and, when permitted to do so by the Commission, to file subsequent registration statement(s) under the Securities Act with the Commission covering the resale of any Registrable Securities that were omitted from its prior Registration Statements filed with the Commission pursuant to this Section 2(b) and use its reasonable best efforts to have such registration declared effective as promptly as possible. In furtherance of the Company’s obligations set forth in the preceding sentence, the parties hereby agree that in the event that any Holder shall deliver to the Company a written notice at any time after the later of (x) the date which is six months after the Effectiveness Date of the latest Registration Statement filed pursuant to Section 2(a) or 2(b) hereof, as applicable, or (y) the date on which all Registrable Securities registered on all of the prior Registration Statements filed pursuant to Section 2(a) and 2(b) hereof are sold, that the Company shall file, within 30 days following the date of receipt of such written notice, an additional Registration Statement registering any Registrable Securities that were the subject of the applicable Demand Notice that were omitted from such prior Registration Statements.

ARTICLE CXIIRegistration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

Section 112.1 Prepare and file with the Commission, on or prior to each of the Filing Date and each Additional Filing Date, a Registration Statement on Form SB-2 (or if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2 such registration shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder) in accordance with the plan of distribution as set forth on Exhibit A hereto and in accordance with applicable law, and cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of such Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Holders and any Special Counsel, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such Special Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of Special Counsel, to conduct a reasonable review of such documents. The Company shall not file any Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or any Special Counsel shall reasonably object in writing within three (3) Business Days of their receipt thereof.

Section 112.2 (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the applicable Effectiveness Period and prepare and file with the Commission such additional Registration Statements as necessary in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause any related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible, but in no event later than ten (10) Business Days, to any comments received from the Commission with respect to any such Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to any such Registration Statement; (iv) file the final prospectus pursuant to Rule 424 of the Securities Act no later than 9:00 a.m. Eastern Time on the Business Day following the date any such Registration Statement is declared effective by the Commission; and (v) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by any such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

Section 112.3 Notify the Holders of Registrable Securities and any Special Counsel as promptly as possible (and, in the case of (i)(A) below, not less than three (3) Business Days prior to such filing, and in the case of (iii) below, on the same day of receipt by the Company of such notice from the Commission) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to any Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to any Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to any Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of any Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 112.4 Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, as promptly as possible, (i) any order suspending the effectiveness of any such Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

Section 112.5 If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to any Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

Section 112.6 If requested by any Holder, furnish to such Holder and any Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

Section 112.7 Promptly deliver to each Holder and any Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and subject to the provisions of Sections 3(m) and 3(n), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

Section 112.8 Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and any Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

Section 112.9 Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates, to the extent permitted by the Purchase Agreement and applicable federal and state securities laws, shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request in connection with any sale of Registrable Securities.

Section 112.10 Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 112.11 Use its best efforts to cause all Registrable Securities relating to any Registration Statement to be listed or quoted on the OTC Bulletin Board or any other securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed or traded as and when required pursuant to the Purchase Agreement.

Section 112.12 Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders all documents filed or required to be filed with the Commission, including, but not limited, to, earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any three month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of each of the Registration Statements, which statement shall conform to the requirements of Rule 158.

Section 112.13 The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in any Registration Statement, Prospectus, or any amendment or supplement thereto, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to such Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder covenants and agrees that it will not sell any Registrable Securities under any Registration Statement until the Company has electronically filed the Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c).

Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v), 3(c)(vi) or 3(n), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

Section 112.14 If (i) there is material non-public information regarding the Company which the Company’s Board of Directors (the “Board”) determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board determines not to be in the Company’s best interest to disclose, or (iii) the Company is required to file a post-effective amendment to a Registration Statement to incorporate the Company’s quarterly and annual reports and audited financial statements on Forms 10-QSB and 10-KSB, then the Company may (x) postpone or suspend filing of a registration statement for a period not to exceed thirty (30) consecutive days or (y) postpone or suspend effectiveness of a registration statement for a period not to exceed twenty (20) consecutive days; provided, that the Company may not postpone or suspend effectiveness of a registration statement under this Section 3(n) for more than forty-five (45) days in the aggregate during any three hundred sixty (360) day period; provided, however, that no such postponement or suspension shall be permitted for consecutive twenty (20) day periods arising out of the same set of facts, circumstances or transactions.

ARTICLE CXIIIRegistration Expenses.

All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 4, shall be borne by the Company whether or not a Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to such Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, if any, (B) with respect to filing fees required to be paid to the National Association of Securities Dealers, Inc. and the NASD Regulation, Inc. (including, without limitation, pursuant to NASD Rule 2710) and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in a Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders, in the case of the Special Counsel, up to a maximum amount of $7,500, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange if required hereunder. The Company shall not be responsible for any discounts, commissions, transfer taxes or other similar fees incurred by the Holders in connection with the sale of the Registrable Securities.

ARTICLE CXIVIndemnification.

Section 114.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, managers, partners, members, shareholders, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any violation of securities laws or untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder or such other Indemnified Party furnished in writing to the Company by such Holder expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

Section 114.2 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder or other Indemnifying Party to the Company specifically for inclusion in any Registration Statement or such Prospectus. Notwithstanding anything to the contrary contained herein, each Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

Section 114.3 Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

Section 114.4 Contribution. If a claim for indemnification under Section 5(a) or 5(b) is due but unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the offering of the Preferred Stock and the Warrants. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault, as applicable, of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall any selling Holder be required to contribute an amount under this Section 5(d) in excess of the net proceeds received by such Holder upon the sale of such Holder’s Registrable Securities pursuant to a Registration Statement giving rise to such contribution obligation.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

ARTICLE CXVRule 144.

As long as any Holder owns Preferred Stock, Warrants or Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Preferred Stock, Warrants or Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Conversion Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions reasonably requested relating to such sale pursuant to Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE CXVIMiscellaneous.

Section 116.1 Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, such Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

Section 116.2 No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed on Schedule 2.1(c) of the Purchase Agreement or Schedule II hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person, except for the Registration Rights Agreement entered into as of even date herewith, under the Purchase Agreement. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

Section 116.3 No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its securityholders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

Section 116.4 Piggy-Back Registrations. If at any time when there is not an effective Registration Statement providing for the resale of all of the Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Company in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such registration statement, any such holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

Section 116.5 Failure to File Registration Statement and Other Events. The Company and the Holders agree that the Holders will suffer damages if a Registration Statement is not filed on or prior to the Filing Date or any Additional Filing Date, as applicable, or after notice from the Holders, as set forth in Section 2(b) hereto, and, in each case, not declared effective by the Commission on or prior to the applicable Effectiveness Date and maintained in the manner contemplated herein during the applicable Effectiveness Period or if certain other events occur. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) a Registration Statement is not filed on or prior to the Filing Date, any Additional Filing Date or after notice from the Holders, as set forth in Section 2(b) hereof, or (B)  a Registration Statement is not declared effective by the Commission on or prior to the applicable Effectiveness Date, or (C) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (D) any Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission, or (E) the Company has breached Section 3(n), or (F) trading in the Common Stock shall be suspended or if the Common Stock is no longer quoted on or is delisted from the OTC Bulletin Board (or other principal exchange on which the Common Stock is listed or traded) for any reason for more than three (3) Business Days in the aggregate (any such failure or breach being referred to as an “Event,” and for purposes of clauses (A) and (B) the date on which such Event occurs, or for purposes of clause (C) the date on which such three (3) Business Day period is exceeded, or for purposes of clause (D) after more than fifteen (15) Business Days, or for purposes of clause (F) the date on which such three (3) Business Day period is exceeded, being referred to as “Event Date”), the Company shall pay an amount in cash as liquidated damages to each Holder equal to one and one-half percent (1.5%) of the amount of the Holder’s initial investment in the Preferred Stock for each calendar month or portion thereof thereafter from the Event Date until the applicable Event is cured; provided, however, that in no event shall the amount of liquidated damages payable at any time and from time to time to any Holder pursuant to this Section 7(e) exceed an aggregate of fifteen percent (15%) of the amount of the aggregate consideration paid by the Holder upon exercise of the Series J Warrant. Notwithstanding anything to the contrary in this paragraph (e), if (a) any of the Events described in clauses (A), (B), (C), (D) or (F) shall have occurred, (b) on or prior to the applicable Event Date, the Company shall have exercised its rights under Section 3(n) hereof and (c) the postponement or suspension permitted pursuant to such Section 3(n) shall remain effective as of such applicable Event Date, then the applicable Event Date shall be deemed instead to occur on the second Business Day following the termination of such postponement or suspension. Liquidated damages payable by the Company pursuant to this Section 7(d) shall be payable on the first (1st) Business Day of each thirty (30) day period following the Event Date. The parties agree that the liquidated damages set forth in this Section 7(e) shall be the exclusive remedy of the parties hereto with respect to the breaches by the Company of this Section 7(e).

Section 116.6 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the Registrable Securities outstanding.

ARTICLE CXVIINotices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:	Victory Divide Mining Company c/o Heilongjiang Yanglin Soybean Group No. 99 Fanrong Street Jixian Town Heilongjiang People’s Republic of China 155900Tel: Fax: 86-469-469-3000 Email: kingbode1@163.com

with copies (which copies shall not constitute notice) to:	Guzov Ofsink, LLC 600 Madison Avenue, 14th Floor New York, New York 10022 Attention: Darren Ofsink Tel. No.: (212) 371-8008, ext. 127 Fax No.: (212) 688-7273

If to any Holder:	To the address set forth in Schedule I

with copies (which copies shall not constitute notice) to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attn: Mitchell Nussbaum Facsimile: 212-407-4000

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 117.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

Section 117.2 Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any Person to whom all or a portion of the Preferred Stock, the Warrants or the Registrable Securities are transferred if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws unless such securities are registered in a Registration Statement under this Agreement (in which case the Company shall be obligated to amend such Registration Statement to reflect such transfer or assignment) or are otherwise exempt from registration, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

Section 117.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 117.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The Company and the Holders agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Company and the Holders irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and the Holders consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(k) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

Section 117.5 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 117.6 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 117.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 117.8 Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

Section 117.9 Independent Nature of Holders. The Company acknowledges that the obligations of each Holder under the Transaction Documents are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under the Transaction Documents. The Company acknowledges that the decision of each Holder to purchase Securities pursuant to the Purchase Agreement and to exercise its rights under the Series J Warrant has been made by such Holders independently of any other Holder and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Holder or by any agent or employee of any other Holder, and no Holderr or any of its agents or employees shall have any liability to any Holderr (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Holder pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Holder in a Registration Statement and (ii) review by, and consent to, such Registration Statement by a Holder) shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Holders and such counsel does not represent all of the Holders. The Company acknowledges that it has elected to provide all Holders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Holders. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Holders are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

VICTORY DIVIDE MINING COMPANY

By:  /s/ Shulin Liu
Name: Shulin Liu
Title: Chief Executive Officer

HOLDER

SANSAR CAPITAL SPECIAL OPPORTUNITY MASTER FUND, LP (CAYMAN MASTER)

By:  /s/ Sunjay Motwani
Name: Sunjay Motwani
Title: President

VICIS CAPITAL MASTER FUND

By:  /s/ Keith W. Hughes
Name: Keith W. Hughes
Title: Chief Financial Officer

VISION OPPORTUNITY MASTER FUND, LTD.

By:  /s/ Adam Benowitz
Name: Adam Benowitz
Title: Director

Schedule I
Holders
Investor	Investment	Series J Warrants	Series C Warrants	Series D Warrants
Vision Opportunity Master Fund Ltd.	$8,000,000	3,382,664	3,382,664	1,691,332
Sansar Capital Special Opportunity Master Fund, LP (Cayman Master)	$5,950,000	2,515,856	2,515,856	1,257,928
Vicis Capital Master Fund	$4,500,000	1,902,748	1,902,748	951,374
Precept Capital Master Fund, GP	$500,000	--	--	--
Penn Footwear	$250,000	--	--	--
Crescent International Limited	$300,000	--	--	--
Benefit Grand Investments	$500,000	--	--	--
Golden Bridge Asset Management	$1,000,000	--	--	--
Leland C Ackerley	$250,000	--	--	--
Newberg Road Partners, LP	$250,000	--	--	--

Schedule II

Refer to Schedule 2.1(c) Purchase Agreement

Exhibit A

Plan of Distribution

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

an exchange distribution in accordance with the rules of the applicable exchange;

privately negotiated transactions;

to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

a combination of any of these methods of sale; and

any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

EXHIBIT E TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
__________________________________________

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of October 3, 2007 by and between Victory Divide Mining Company, a Nevada corporation (the “Company”), and Winner State Investments Limited (“Shareholder”).

WHEREAS, the Company intends to enter into a share exchange transaction with Shareholder whereby Shareholder will exchange all its equity interest in Faith Winner International Limited, a British Virgin Islands company and a wholly-owned subsidiary of Shareholder, for the issuance of shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”) and a private placement financing transaction with certain accredited investors (the “Investors”) whereby the Company will issue shares of a newly-designated Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Stock”) and related warrants (the “Warrants”) to purchase shares of Common Stock of the Company (the “Financing Transaction”).

WHEREAS, to induce the Company and the Investors to enter into the Financing Transaction pursuant to the Series A Convertible Preferred Stock Purchase Agreement dated October 3, 2007 by and among the Company and the Investors (the “Purchase Agreement”), Shareholder has agreed not to sell any shares of the Company’s Common Stock that Shareholder presently owns or may acquire after the date hereof, except in accordance with the terms and conditions set forth herein (collectively, the “Lock-Up Shares”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

ARTICLE CXVIIIRestriction on Transfer; Term. The Shareholder hereby agrees with the Company that such Shareholder will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly (each, a “transfer”), any of the shares of Common Stock owned by such Shareholder at any time from the period commencing on the Closing Date and expiring on the date that is twelve (12) months following the effective date of the registration statement (the “Effective Date”) filed by the Company with the Securities and Exchange Commission providing for the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares issued pursuant to the Purchase Agreement (the “Period”), the Shareholder agrees that, during the twenty four (24) months immediately following the Period that such Shareholder shall not transfer more than one twelfth (1/12) of such Shareholder’s total holdings of Common Stock during any one (1) month.

ARTICLE CXIXOwnership. During the Period, Shareholder shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends, if any, that may be declared in respect thereof.

ARTICLE CXXCompany and Transfer Agent. The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and/or the Purchase Agreement.

ARTICLE CXXINotices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Victory Divide Mining Company
c/o Heilongjiang Yanglin Soybean Group Co., Ltd
No. 99 Fanrong Street,
Jixian Town, Heilongjiang, PRC

Attention: Mr. Shulin Liu
Tel: 011-86-469-4678077
Fax: 011-86-469-4693000

with copies (which copies shall not constitute notice to the Issuer) to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008, ext. 127
Fax No.: (212) 688-7273

and to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mitchell Nussbaum
Facsimile: 212-407-4000

If to Shareholder,

Winner State Investments Limited
PO Box 957, Offshore Incorporations Center,
Road Town, Tortola, British Virgin Islands

Attention: Mr. Shulin Liu
Tel: 011-86-469-4678077
Fax: 011-86-469-4693000

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

ARTICLE CXXIIAmendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

ARTICLE CXXIIIEntire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

ARTICLE CXXIVGoverning Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

ARTICLE CXXVWaiver of Jury Trial. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

ARTICLE CXXVISeverability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

ARTICLE CXXVIIBinding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

ARTICLE CXXVIIIHeadings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

ARTICLE CXXIXCounterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

VICTORY DIVIDE MINING COMPANY

By:  /s/ Shulin Liu
Name: Shulin Liu
Title: Chief Executive Officer

[SHAREHOLDER]

WINNER STATE INVESTMENTS LIMITED

By:  /s/ Shulin Liu
Name: Shulin Liu
Title: Chief Executive Officer

NUMBER OF SHARES SUBJECT TO

LOCK UP: 18,200,000__

EXHIBIT F-1 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
_______________________________________

ESCROW AGREEMENT

This Escrow Agreement, dated as of August 30, 2007 (this “Agreement”), is entered into by and among Heilongjiang Yanglin Soybean Group Co. Ltd, a PRC corporation, (the “Company) and Tri-State Title & Escrow, LLC (the “Escrow Agent”). The principal address of each party hereto is set forth on Exhibit A. The Company may be sometimes referred to herein as the Escrowing Party.

WITNESSETH:

WHEREAS, the Company, through Kuhns Brothers, the Placement Agent, proposes to make a private offering to accredited institutional investors (the “Offering”) of shares of $0.001 par value preferred stock with attached warrants (the “Securities”) of Victory Divide Mining Company or such other “shell company” as the Company may so decide in reliance upon available exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Act”) and pursuant to a Stock Purchase Agreement or Stock Purchase Agreements (collectively and individually, the “Stock Purchase Agreement”), in an aggregate amount of no less than Twenty-One Million Five Hundred Thousand ($21,500,000); and

WHEREAS, the Company desires to deposit all proceeds received from subscriptions made by accredited institutional investors (“Subscribers”) for the Securities in the Offering (the “Escrowed Funds”) with the Escrow Agent, to be held in escrow until written instructions are received by the Escrow Agent from the Company, at which time and from time to time the Escrow Agent will disburse the Escrowed Funds in accordance with such instructions (the “Closing”); and

WHEREAS, Escrow Agent is willing to hold the Escrowed Funds in escrow subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Company hereby appoints Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2. Delivery of the Escrowed Funds.

2.1  The Company will direct Subscribers in the Offering to deliver the Escrowed Funds to the Escrow Agent’s account as follows:

Trust Account ABA #056008849
Cardinal Bank
McLean, VA 22102
Account # 5060024931
Account Name: Tri-State Title & Escrow, LLC

2.2 Escrowed Funds shall be forwarded to the Escrow Agent by check or by wire transfer, together with the written account of subscription (the “Subscription”) in the form attached hereto as Exhibit B (the “Subscription Information”), in accordance with the following:

(a) Escrowed Funds to be deposited by check shall be made payable to “TRI-STATE TITLE & ESCROW, LLC” and shall be delivered to the Escrow Agent at the address set forth on Exhibit A hereto and shall be accompanied by a Subscription. The Escrow Agent shall, upon receipt of a Subscription, together with the related Purchase Price therefore (as such term is defined in the Stock Purchase Agreement), deposit the related Purchase Price of said Subscription in the Escrow Account for collection.

(b) Escrowed Funds to be wired shall be wired to the account set forth in Section 2.1 above and the Subscription shall be faxed or emailed to the Escrow Agent in accordance with the information provided on Exhibit A.

2.3 Any checks which are received by the Escrow Agent that are made payable to a party other than the Escrow Agent shall be returned directly to the sender together with any documents delivered therewith. Simultaneously with each deposit, the Placement Agent shall provide the Escrow Agent with the Subscription Information, including the name, address and taxpayer identification number of each Subscriber and of the aggregate principal amount of Securities subscribed for by such Subscriber. The Escrow Agent is not obligated, and may refuse, to accept checks that are not accompanied by a Subscription containing the requisite information.

2.4 In the event a wire transfer is received by the Escrow Agent and the Escrow Agent has not received Subscription Information, the Escrow Agent shall notify the Placement Agent. If the Escrow Agent does not receive the Subscription Information by such Subscriber prior to close of business on the fifth business day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the State of Virginia) after notifying Placement Agent of receipt of said wire, the Escrow Agent shall return the funds to the Subscriber.

3. Escrow Agent to Hold and Disburse Escrowed Funds. The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Escrow Agreement, as follows:

3.1 Upon receipt of instructions from the Company, in substantially the form of Exhibit C hereto, the Escrow Agent shall release the Escrowed Funds as directed in such instructions.

3.2 In the event this Agreement, the Escrowed Funds or the Escrow Agent becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, the Company authorizes the Escrow Agent, at its option, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. The Company also authorizes the Escrow Agent, if it receives conflicting claims to the Escrow Funds, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

3.3 In the event that the Escrow Agent does not receive any instructions by a date that is 90 days from the date of this Agreement (the “Escrow Termination Date”), all Escrowed Funds shall be returned to the parties from which they were received, without interest thereon or deduction therefrom.

4.  Exculpation and Indemnification of Escrow Agent

4.1  The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Escrow Agreement referenced below, and except for written instructions given to the Escrow Agent by the Company relating to the Escrowed funds, the Escrow Agent shall not be obligated to recognize any other agreement between or among the Company, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

4.2 The Escrow Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

4.3 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Escrow Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

4.4 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

4.5 To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4.6

4.6 The Escrow Agent will be indemnified and held harmless by the Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Escrow Agreement by the Escrow Agent, or the monies or other property held by it hereunder. Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company, notify it thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which the Company may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

4.7 For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5.  Termination of Agreement and Resignation of Escrow Agent

5.1 This Escrow Agreement shall terminate upon disbursement of all of the Escrowed Funds, provided that the rights of the Escrow Agent and the obligations of the Company under Section 4 shall survive the termination hereof.

5.2 The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company at least five (5) business days written notice thereof (the “Notice Period”). As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company within the Notice Period, turn over to a successor escrow agent appointed by the Company all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or decuction.

6.  Form of Payments by Escrow Agent

6.1 Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Escrow Agreement shall be made by wire transfer unless directed to be made by check by the Company.

6.2  All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

7. Compensation. Escrow Agent shall be entitled to the following compensation from the Company:

7.1 Documentation Fee: The Company shall pay a documentation fee to the Escrow Agent of $2,000.00 receipt of which is hereby acknowledged by Escrow Agent.

7.2 Closing Fee: The Company shall pay a fee of $500 to the Escrow Agent at each Closing. For purposes of this Section 7.2, a Closing shall mean each time the Escrow Agent receives instructions from the Company to disburse Escrowed Funds in accordance with the terms of this Agreement.

7.2 Interest : The Escrowed Funds shall accrue interest (the “Accrued Interest”) at the available rate obtained by the Escrow Agent with respect to the period during which such funds are held in the Escrow Agent’s account set forth in Section 2.1 above. In connection with a Closing, the Company shall be paid Accrued Interest of 2.5% per annum on the aggregate amount of Escrowed Funds in the Escrow Agent’s account on the date of such Closing and the balance of Accrued Interest, if any, shall be retained by the Escrow Agent.

8. Notices. All notices, requests, demands, and other communications provided herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to parties hereto at their respective addresses first set forth on Exhibit A hereto.

9. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10. Consent to Service of Process . The Company hereby irrevocably consents to the jurisdiction of the courts of the State of Virginia and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Escrow Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

11. Miscellaneous

11.1 This Escrow Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Escrow Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Escrow Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Escrow Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Escrow Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

11.2 This Escrow Agreement and the rights and obligations hereunder of the Company may not be assigned. This Escrow Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Company. This Escrow Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Escrow Agreement. This Escrow Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent and the Company. This Escrow Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Escrow Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11.3 This Escrow Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Virginia. The representations and warranties contained in this Escrow Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Escrow Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

12.  Execution of Counterparts This Escrow Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Escrow Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement on the day and year first above written.

ESCROW AGENT:

TRI-STATE TITLE & ESCROW, LLC

By: ___/s/_Gui W. Turner______________
Name: Gui W. Turner
Title: President

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

By: ____/s/ Shulin Liu______________
Name: Shulin Liu
Title: President & CEO

EXHIBIT A
PARTIES TO AGREEMENT

Tri-State Title & Escrow, LLC
360 Main Street
P.O. Box 391
Washington, VA 22747
(800) 984-2155
Attention: Johnnie L. Zarecor

Telephone: (540) 675-2155
Fax: (540) 675-2155
Email escrow@tristatetitle.net

Heilongjiang Yanglin Soybean Group Co., Ltd
99 Fanrong Street
Jixian County, Heilongjiang Province
The People’s Republic of China
Tele:  +1-86-469-4688888
Fax:  +1-86-469-4693000
Attention: Mr. Shulin Liu
Email: kingbode1@163.com

EXHIBIT B

  SUBCRIPTION INFORMATION

Name of Subscriber	________________________________

Address of Subscriber	________________________________

________________________________

________________________________

Amount of Securities
Subscribed (US$)	________________________________

Subscription Amount
Submitted Herewith	________________________________

Taxpayer ID Number/
Social Security Number	________________________________

EXHIBIT C

DISBURSEMENT REQUEST

Pursuant to that certain Escrow Agreement dated effective as of August __, 2007, among Heilongjiang Yanglin Soybean Group Co., Ltd and Tri-State Title & Escrow, LLC, the Escrowing Party hereby requests disbursement of funds in the amount and manner described below from account number 5060024931, styled Tri-State Title & Escrow, LLC Escrow Account.

Please disburse to:	________________________________

Amount to disburse:	________________________________

Form of distribution:	________________________________

Payee:
Name:	________________________________
Address:	________________________________
City/State:	________________________________
Zip:	________________________________

Please disburse to:	________________________________

Amount to disburse:	________________________________

Form of distribution:	________________________________

Payee:
Name:	________________________________
Address:	________________________________
City/State:	________________________________
Zip:	________________________________

Subscriptions Accepted From

Subscriber	Amount
___________________________	__________________________
___________________________	__________________________
___________________________	__________________________
___________________________	__________________________

Total:	__________________________

Statement of event or condition which calls for this request for disbursement:
_______________________________________________________________
_______________________________________________________________

Heilongjiang Yanglin Soybean Group Co. Ltd

Date: _________________________	By: ____________________
Name: Shulin Liu	Title: President & CEO

EXHIBIT F-2 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
_______________________________________

ESCROW AGREEMENT
INVESTOR AND PUBLIC RELATIONS

THIS ESCROW AGREEMENT (this “Agreement”) is made as of October 3, 2007, by and among Victory Divide Mining Company, a Nevada corporation (the “Company”), Vision Opportunity Master Fund, Ltd., a Cayman Islands company, as representative of the Purchasers (“Vision”) and Loeb & Loeb LLP (the “Escrow Agent”).

ARTICLE CXXX

ESTABLISHMENT OF THE ESCROW AGENCY AND ESCROW ACCOUNT

Section 130.1 The parties hereby appoint the Escrow Agent, and the Escrow Agent hereby accepts, the escrow agency established under this Agreement.

Section 130.2 The Escrow Agent shall establish an account to be maintained as an escrow account (the “Escrow Account”) pursuant to and under this Agreement.

Section 130.3 On the date hereof, the Company shall instruct Tri-State Title & Escrow, LLC to disburse $500,000 (the “Escrow Funds”) to be transferred to the Escrow Account.

ARTICLE CXXXI

INVESTMENT OF ESCROW FUNDS

The Escrow Agent shall invest the Escrow Funds in a non-interest bearing bank account with a U.S. commercial bank or such other bank or other financial institution as it normally holds such funds.

ARTICLE CXXXII

DISBURSEMENTS FROM ESCROW FUNDS

Upon the receipt by the Company of a bill or statement for fees or expenses in connection with investor or public relations and the receipt by the Escrow Agent of the release notice in the form attached hereto as Exhibit A (the “Release Notice”) executed by the Company and Vision, the Escrow Agent shall disburse the Escrow Funds in the amount provided in, and in accordance with, such Release Notice.

ARTICLE CXXXIII

TERMINATION OF ESCROW AGREEMENT

This Escrow Agreement shall terminate upon disbursement of all Escrow Funds in accordance with Article III, provided, that, the rights of the Escrow Agent and the obligations of the Company under Article V shall survive the termination hereof. Notwithstanding the foregoing, in the event that the Escrow Agent does not receive any instructions with respect to the disbursement of the Escrow Funds by a date that is 90 days from the date of this Agreement, this Agreement shall terminate as of such date and the Escrow Funds shall be transferred directly to the Company.

ARTICLE CXXXIV

MISCELLANEOUS

Section 134.1 The Company shall pay the Escrow Agent a one-time fee of $500 for all services rendered by the Escrow Agent hereunder.

Section 134.2 For purposes of U.S. federal and other taxes based on income, the Company shall be treated as the owner of the Escrow Funds and shall report all income, if any, that is earned on, or derived from, the Escrow Funds as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto. The Escrow Agent shall for each appropriate year, prepare tax reports on Form 1099 as to the Company’s income and deliver the same to the Company promptly after the calendar year involved.

Section 134.3 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

Section 134.4 All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 5.4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:	Victory Divide Mining Company
c/o Heilongjiang Yanglin Soybean Group
No. 99 Fanrong Street
Jixian Town Heilongjiang
People’s Republic of China 155900
Attention: Shulin Liu
Tel. No.: 86-469-467-8077
Fax No.: 86-469-469-3000

with copies to:	Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, NY 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008 ext. 127
Fax No.: (212) 688-7273

If to Vision to:	Vision Opportunity Master Fund, Ltd.
20 W. 55th Street, 5th Floor
New York, NY 10019
Attention: Yi Fing Liu
Tel. No.: (212) 849-8238
Fax No.: (212) 867-1416

If to the Escrow Agent:	Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell S. Nussbaum
Tel. No.: 212-407-4000
Fax No.: 212-407-4990

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 134.5 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

Section 134.6 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

Section 134.7 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles or Sections are to this Escrow Agreement.

Section 134.8 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

Section 134.9 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by each of the parties hereto.

Section 134.10 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct.

Section 134.11 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

Section 134.12 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

Section 134.13 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and Vision. In the event of any such resignation, Vision and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any Escrow Funds and other documents held by the Escrow Agent.

Section 134.14 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

Section 134.15 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (i) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (ii) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

Section 134.16 The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

VICTORY DIVIDE MINING COMPANY

By:  /s/ Shulin Liu
Name: Shulin Liu
Title: Chief Executive Officer

VISION OPPORTUNITY MASTER FUND, LTD.

By:  /s/ Adam Benowitz
Name: Adam Benowitz
Title: Director

ESCROW AGENT:

LOEB & LOEB LLP

By:  /s/ Mitchell S. Nussbaum
Name: Mitchell S. Nussbaum
Title: Partner

Exhibit A to
Escrow Agreement

RELEASE NOTICE

Pursuant to the Escrow Agreement - Investor and Public Relations, dated as of October 3, 2007 (the “Escrow Agreement”), by and among Victory Divide Mining Company (the “Company”), Vision Opportunity Master Fund, Ltd. (“Vision”) and Loeb & Loeb LLP (the “Escrow Agent”), the Company hereby instructs the Escrow Agent to release Escrow Funds in accordance with the following instructions:

Recipient of Escrow Funds	Amount of Escrow Funds to be Disbursed	Date of Disbursement	Transfer Instructions

Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Escrow Agreement.

VICTORY DIVIDE MINING COMPANY

By:
Name:
Title:

VISION OPPORTUNITY MASTER FUND, LTD.

By:
Name:
Title:

Date:

EXHIBIT F-3 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
_______________________________________

SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT (the “Agreement”), dated as of October 3, 2007, is entered into by and among Victory Divide Mining Company., a Nevada corporation (the “Company”), Vision Opportunity Master Fund, Ltd., a Cayman Islands company, as representative of the Purchasers (the “Purchaser Representative”), Winner State International Limited, a British Virgin Islands company (the “Principal Stockholder”), and Loeb & Loeb LLP, with an address at 345 Park Avenue New York, NY 10154 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Purchasers will be purchasing from the Company shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and certain common stock purchase warrants (the “Warrants”) pursuant to a Series A Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the “Closing Date”) by and among the Company and the Purchasers (the “Purchase Agreement”); and

WHEREAS, the Company and the Purchasers agree that the capitalization table upon which the transactions contemplated by this Agreement and the Purchase Agreement are based is set forth as Schedule A hereto; and

WHEREAS, as an inducement to the Purchasers to enter into the Purchase Agreement, the Principal Stockholder has agreed to place the Escrow Shares (as hereinafter defined) into escrow for the benefit of the Purchasers in the event the Company fails to achieve the following financial performance thresholds for the 12-month periods ending December 31, 2007 (“2007”) and December 31, 2008 (“2008”):

(a) In 2007, (i) Earnings Per Share of $0.34, such “Earnings Per Share” to be calculated by dividing (A) Net Income, as defined in accordance with US GAAP and reported by the Company in its audited financial statements for 2007 (the “2007 financial statements”) plus any amounts that may have been recorded as charges or liabilities on the 2007 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company, (2) any issuance under a performance based stock incentive plan that was in existence on the Closing Date or (3) the transactions contemplated by this Agreement and Section 7.1 of the Share Exchange Agreement dated as of the date hereof by and between the Company and Winner State (the “Share Exchange Agreement”) (“2007 Net Income”) by the Outstanding Shares (as hereinafter defined) and (ii) Cash Earnings Per Share of $0.27, such “Cash Earnings Per Share” to be calculated by dividing cash from operations reported by the Company on the 2007 financial statements, by the aggregate number of shares of then outstanding Common Stock on a fully-diluted basis, which number shall include, without limitation, the number of shares of Common Stock issuable upon conversion of the Company’s then outstanding shares of Preferred Stock, par value $0.001 per share and the number of shares of Common Stock issuable upon the exercise of any then outstanding warrants or options of the Company, provided, however, that such number shall not include (X) shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred”) or Common Stock issued to the Principal Stockholder pursuant to Section 7.1 of the Share Exchange Agreement and (Y) shares of Common Stock issuable upon exercise of the Company’s Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and issuable upon conversion of the Series B Convertible Preferred Stock, par value $0.001 that is issuable upon exercise of the Company’s Series J Warrants, and warrants issued to the Company’s placement agent in connection with the transactions contemplated by the Purchase Agreement, dated the date hereof (such number shall be referred to herein as the “Outstanding Shares”) (the performance thresholds set forth in (i) and (ii) above shall be collectively referred to herein as the “2007 Performance Threshold”);

(b) In 2008, (i) Earnings Per Share of $0.43, such “Earnings Per Share” to be calculated by dividing (A) Net Income, as defined in accordance with US GAAP and reported by the Company in its audited financial statements for 2008 (the “2008 financial statements”) plus any amounts that may have been recorded as charges or liabilities on the 2008 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company, (2) any issuance under a performance based stock incentive plan that was in existence on the Closing Date or (3) the transactions contemplated by this Agreement and Section 7.1 of the Share Exchange Agreement (“2008 Net Income”) by the Outstanding Shares and (ii) Cash Earnings Per Share of $0.37, such “Cash Earnings Per Share to be calculated by dividing cash from operations reported by the Company on the 2008 financial statements by the Outstanding Shares (the performance thresholds set forth in (i) and (ii) above shall be collectively referred to herein as the “2008 Performance Threshold”); and

WHEREAS, the Company, the Purchaser Representative and the Purchasers have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

Section 1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Shares as contemplated by this Agreement.

Section 1.2 Upon the execution of this Agreement, the Principal Stockholder shall deliver to the Escrow Agent stock certificates evidencing one hundred percent (100%) of the shares of Common Stock underlying the Preferred Shares issuable under the Purchase Agreement (such shares of Common Stock plus such additional number of shares of Common Stock as may be required to be deposited hereunder pursuant to Section 1.3(i) or 1.3(ii) hereof shall be collectively referred to in this Agreement as the “Escrow Shares”), along with updated stock powers executed in blank with signature medallion guaranteed.

Section 1.3 The parties hereby agree that the 2007 Escrow Shares (as hereinafter defined) shall be delivered based on the achievement of the 2007 Performance Threshold as set forth below:

(i) If the Company’s Earnings Per Share and Cash Earnings Per Share for 2007 is less than 50% of the 2007 Performance Threshold, then all of the Escrow Shares (the “2007 Escrow Shares”) shall be distributed on a pro rata basis to the Purchasers based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof. Within five (5) business days of the Purchaser Representative’s receipt of the 2007 financial statements, the Company and the Purchaser Representative shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the 2007 Escrow Shares to the Purchasers on a pro rata basis to the Purchasers based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof. Within five (5) business days after the release of the 2007 Escrow Shares to the Purchasers, the Principal Stockholder shall deposit into the escrow account maintained by the Escrow Agent, stock certificates evidencing one hundred percent (100%) of the shares of Common Stock underlying the Preferred Shares issuable under the Purchase Agreement.

(ii) If the Company’s Earnings Per Share for 2007 is greater than or equal to 50% but less than 95% of the 2007 Performance Threshold, the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof, the number of 2007 Escrow Shares multiplied by the percentage by which the 2007 Performance Threshold was not achieved and multiplied by 200%. By way of example, if the Company’s Earnings Per Share for 2007 is an amount equal to 60% of the 2007 Performance Threshold, the Purchasers shall receive 200% of the product of 40% of the 2007 Escrow Shares (100% -60%) and, the remaining Escrow Shares shall continue to be held in escrow hereunder. Within five (5) business days of the Purchaser Representative’s receipt of the 2007 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of 2007 Escrow Shares to the Purchasers and to hold the remaining Escrow Shares in escrow. Within five (5) business days after the release of the 2007 Escrow Shares to the Purchasers, the Principal Stockholder shall deposit into the escrow account maintained by the Escrow Agent, stock certificates evidencing such number of shares of Common Stock so that the number of Escrow Shares shall equal the number of shares of Common Stock initially deposited pursuant to Section 1.2.

(iii) If the Company’s Earnings Per Share for 2007 equals or exceeds 95% of the 2007 Performance Threshold, then the Escrow Shares shall continue to be held in escrow hereunder.

Notwithstanding anything to the contrary set forth herein, only those Purchasers who own shares of Series A Preferred acquired under the Purchase Agreement and remain shareholders of the Company at the time that any 2007 Escrow Shares become deliverable hereunder shall be entitled to their pro rata portion of such 2007 Escrow Shares calculated based on their ownership interest at the time when the 2007 Escrow Shares become deliverable hereunder. Any 2007 Escrow Shares not delivered to Purchasers because the Purchasers no longer hold shares of Series A Preferred acquired under the Purchase Agreement shall remain in escrow with the Escrow Agent.

Section 1.4 The parties hereby agree that the 2008 Escrow Shares (as hereinafter defined) shall be delivered based on achievement of the 2008 Performance Threshold as set forth below:

(i) If the Company’s Earnings Per Share for 2008 is less than 50% of the 2008 Performance Threshold, then all of the Escrow Shares (the “2008 Escrow Shares”), shall be distributed on a pro rata basis to the Purchasers based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof. Within five (5) business days of the Purchaser Representative’s receipt of the 2008 financial statements, the Company and the Purchaser Representative shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the 2008 Escrow Shares to the Purchasers on a pro rata basis based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof.

(ii) If the Company’s Earnings Per Share for 2008 is greater than or equal to 50% but less than 95% of the 2008 Performance Threshold, (a) the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof, the number of 2008 Escrow Shares equal to the number of 2008 Escrow Shares multiplied by the percentage by which the 2008 Performance Threshold was not achieved and multiplied by 200% and (b) the remaining 2008 Escrow Shares shall be returned to the Principal Stockholder. By way of example, if the Company’s Earnings Per Share for 2008 is an amount equal to 60% of the 2008 Performance Threshold, the Purchasers shall receive 200% of 40% of the 2008 Escrow Shares (100% - 60%) and the remaining 2008 Escrow Shares shall be returned to the Principal Stockholder. Within five (5) business days of the Purchaser Representative’s receipt of the 2008 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of 2008 Escrow Shares to the Purchasers and to the Principal Stockholder.

(iii) In the event the Company equals or exceeds 95% of the 2008 Performance Threshold, all of the 2008 Escrow Shares shall be returned to the Principal Stockholder- at the address set forth in Section 5.3 hereof.

Notwithstanding anything to the contrary set forth herein, only those Purchasers who own shares of Series A Preferred acquired under the Purchase Agreement and remain shareholders of the Company at the time that the 2008 Escrow Shares become deliverable hereunder shall be entitled to their pro rata portion of such 2008 Escrow Shares calculated based on their ownership interest at the time when such 2008 Escrow Shares become deliverable hereunder. Any 2008 Escrow Shares not delivered to Purchasers because the Purchasers no longer hold shares of Series A Preferred acquired under the Purchase Agreement will be delivered to the Company.

Section 1.5 If the Company fails to timely comply with its obligations set forth in Section 3.25 of the Purchase Agreement (the “Listing Obligation”), then 1,000,000 shares of Common Stock owned by the Principal Stockholder (the “Penalty Shares”) shall be distributed to the Purchasers on a pro rata basis as set forth in Section 3.25 of the Purchase Agreement.

Section 1.6 If the Company does not achieve the 2007 Performance Threshold for 2007 or the 2008 Performance Threshold and/or if the Company does not comply with the Listing Obligation, the Company shall use best efforts to promptly cause the 2007 Escrow Shares, the 2008 Escrow Shares or the Penalty Shares, as applicable, to be delivered to the Purchasers, including causing its transfer agent promptly to issue the certificates in the names of the Purchasers and causing its securities counsel to provide any written instruction required by the Escrow Agent in a timely manner so that the issuances and delivery contemplated above can be achieved within five business days following delivery of the 2007 financial statements or 2008 financial statements in the case of the 2007 Escrow Shares or the 2008 Escrow Shares, as applicable, to the Purchaser Representative, or, within five business days of December 31, 2008, in the case of the Penalty Shares.

Section 1.7 The Company will provide the Purchaser Representative with (i) the Company’s audited financial statements for 2007, prepared in accordance with US GAAP, on or before March 31, 2008 and (ii) the Company’s audited financial statements for 2008, prepared in accordance with US GAAP, on or before March 31, 2009, so as to allow the Purchaser Representative the opportunity to evaluate whether the 2007 Performance Threshold and the 2008 Performance Threshold were attained.

Section 1.8 Upon the written request of the Company and Purchaser Representative, the Escrow Agent shall deliver the 2007 Escrow Shares and the 2008 Escrow Shares, as applicable, to each Purchaser and/or the Principal Stockholder pursuant to the written instructions of the Company and Purchaser Representative.

ARTICLE II
REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDER

Section 2.1 The Principal Stockholder hereby represents and warrants to the Purchasers and the Purchaser Representative as follows:

(i) The Escrow Shares placed into escrow hereunder by the Principal Stockholder are validly issued, fully paid and nonassessable shares of the Company. The Principal Stockholder is the record and beneficial owner of the Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder and has good title to such Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement. There are no restrictions on the ability of the Principal Stockholder to transfer the Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder or to enter into this Agreement other than transfer restrictions under applicable federal and state securities laws. Upon any delivery of Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder to the Purchasers hereunder, the Purchasers will acquire good and valid title to such Escrow Shares, free and clear of any pledges, liens, claims and encumbrances.

(ii) The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder pursuant to the terms of the certificate of incorporation or by-laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting the Escrow Shares. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder.

ARTICLE III
COVENANTS

Section 3.1 [Intentionally Omitted.]

Section 3.2 [Intentionally Omitted.]

ARTICLE IV
MISCELLANEOUS

Section 4.1 The Company will pay Escrow Agent a total of $1,000 for all services rendered by Escrow Agent hereunder.

Section 4.2 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Escrow Agent: Loeb & Loeb LLP

345 Park Avenue
New York, New York 10154
Attention: Mitchell Nussbaum, Esq
Tel No.:212-407-4000
Fax No.: 212-407-4990

If to the Company or the Principal Stockholder:

Victory Divide Mining Company.
c/o Winner State International Limited
Attention: Shulin Liu
Tel: 86-469-467-8077
Fax: 86-469-469-3000

With a copy to:
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008, ext. 127
Fax No.: (212) 688-7273

If to the Purchaser               Vision Opportunity Master Fund, Ltd.
Representative:                    20 W. 55th Street, 5th Floor
New York, New York 10019
Attention: Yiting Liu
Tel. No.: (212) 849-8238
Fax No.: (212) 867-1416

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

Section 4.3 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

Section 4.4 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

Section 4.5 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

Section 4.6 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

Section 4.7 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholder, the Purchaser Representative and the Escrow Agent.

Section 4.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

Section 4.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

Section 4.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

Section 4.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent. The Escrow Agent has acted as legal counsel for one of the Purchasers and may continue to act as legal counsel for such Purchaser from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company and the Purchasers consent to the Escrow Agent in such capacity as legal counsel for one of the Purchasers and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and the Purchasers understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

Section 4.12 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

Section 4.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

Section 4.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

Section 4.15 The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[Signature Page Follows]

[SIGNATURE PAGE TO SECURITIES ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 3rd day of October, 2007.

VICTORY DIVIDE MINING COMPANY

By:  /s/ Shulin Liu
Name: Shulin Liu
Title: Chief Executive Officer

PURCHASER REPRESENTATIVE:

VISION OPPORTUNITY MASTER FUND, LTD.

By:  /s/ Adam Benowitz
Name: Adam Benowitz
Title: Director

ESCROW AGENT:

Loeb & Loeb LLP

By:  /s/ Mitchell S. Nussbaum
Name: Mitchell S. Nussbaum
Title: Partner

PRINCIPAL STOCKHOLDER:

WINNER STATE INTERNATIONAL LIMITED

By:  /s/ Shulin Liu
Name: Shulin Liu
Title: Chief Executive Officer

Schedule A

Capitalization Table

Yanglin Capitalization Table

Post Deal Shares in Victory Divide Mining Company

	Amount Invested	Common Stock	Series A Preferred	Series B Preferred potentially issuable if Series J Exercised	Series A Warrants	Series B Warrants	Setries J Warrants	Series C Warrants	Series D Warrants	Series E Warrants	Series F Warrants	% of Outstanding Common	% of Outstanding Assuming Preferred is Converted	% Fully Diluted
Winner State International Limited		18,200,000										91.00%	60.67%	24.66%
Beneficial Ownership
Shulin Liu		9,100,000
Huanqin Ding		9,100,000

Investors	$21,500,000.00	525,000	10,000,000	7,801,268	10,000,000	5,000,000	7,801,268	7,801,268	3,900,634	0	0	2.63%	35.08%	71.58%
Vision Opportunity Master Fund, Ltd.	$8,000,000.00	525,000	3,720,930	3,382,664	3,720,930	1,860,465	3,382,664	3,382,664	1,691,332			2.63%	14.15%	29.36%
Sansar Capital Special Opportunity Master Fund, LP (Cayman Master)	$5,950,000.00		2,767,442	2,515,856	2,767,442	1,383,721	2,515,856	2,515,856	1,257,928			0.00%	9.22%	21.31%
Vicis Capital Master Fund	$4,500,000.00		2,093,023	1,902,748	2,093,023	1,046,512	1,902,748	1,902,748	951,374			0.00%	6.98%	16.11%
Precept Capital Master Fund, GP	$500,000.00		232,558		232,558	116,279						0.00%	0.78%	0.79%
Penn Footwear	$250,000.00		116,279		116,279	58,140						0.00%	0.39%	0.39%
Crescent International Ltd.	$300,000.00		139,535		139,535	69,767						0.00%	0.47%	0.47%
Benefit Grand Investments Limited	$500,000.00		232,558		232,558	116,279						0.00%	0.78%	0.79%
Golden Bridge Asset Management	$1,000,000.00		465,116		465,116	232,558						0.00%	1.55%	1.58%
Leland C Ackerley	$250,000.00		116,279		116,279	58,140						0.00%	0.39%	0.39%
Newberg Road Partners, LP	$250,000.00		116,279		116,279	58,140						0.00%	0.39%	0.39%
Kuhns Brothers Securities, Inc.		487,500								1,000,000		2.44%	1.63%	2.02%
Public Shareholders//Glenn Little		487,500										2.44%	1.63%	0.66%
Mass Harmony Assets		300,000									500,000	1.50%	1.00%	1.08%

Totals	$21,500,000	20,000,000	10,000,000	7,801,268	10,000,000	5,000,000	7,801,268	7,801,268	3,900,634	1,000,000	500,000	100.00%	100.00%	100.00%

Legend
Series A Convertible Preferred Stock - Convertible into common at the option of the holder 1:1. Price per share	$2.15
Series A Warrants - five year term with an exercise price of	$2.75
Series B Warrants - five year term with an exercise price of	$3.50
Series J Warrants - 18 month term with an exercise price of	$2.37
Series C Warrants - five year term with an exercise price of	$3.03
Series D Warrants - five year term with an exercise price of	$3.85
Series E Warrants - only for the placement agent - five year term with an exercise price of	$2.58
Series F Warrants - only for Mass Harmony Assets, the financial cousulting firm - five year term with an exercise price of	$3.01

Total Common Outstanding Post-Reverse and Post-Finacing	20,000,000
Total Series A Preferred Stock to be sold	10,000,000
Fully Diluted Calculation Assumes the Conversion of all preferred and exercise of all warrant for outstanding shares of	73,804,440

EXHIBIT G TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
____________________________________________

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS
__________________________________________

as of October 3, 2007

PacWest Transfer LLC

337 Gay Street

Washington, VA 22747

Attn: Laurel Poffenroth

Ladies and Gentlemen:

Reference is made to that certain Series A Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of October 3, 2007, by and among Victory Divide Mining Company, a Nevada corporation (the “Company”), and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company is issuing to the Purchasers shares of its Series A Convertible Preferred Stock, par value $0.001 per share, (the “Preferred Shares”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the “Conversion Shares”) and exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Preferred Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

and, provided, further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at +86-13604588888.

Very truly yours,

By: __/s/ Shulin Liu________________________

VICTORY DIVIDE MINING COMPANY

Name: Shulin Liu

Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By: PacWest Transfer, LLC

Name: Laurel Poffenroth

Title: President

Date: October 3, 2007

EXHIBIT I

_____________________________________________
CONVERSION NOTICE

Reference is made to the Series A Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock of ______________________________________ (the “Series A Certificate of Designation”). In accordance with and pursuant to the Series A Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $________ per share (the “Preferred Shares”), [ ], a ________ corporation (the “Company”), indicated below into shares of Common Stock, par value $_________ per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:  ______________________________________

Number of Preferred Shares to be converted:  _________

Stock certificate no(s). of Preferred Shares to be converted:  _______

The Common Stock have been sold pursuant to the Registration Statement (as defined in the Registration Rights Agreement): YES _______ NO______

Please confirm the following information:

Conversion Price:  _______________________________________

Number of shares of Common Stock
to be issued:  _______________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _____________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:
Authorization:
By:
Title:
Dated:

EXHIBIT II

FORM OF EXERCISE NOTICE

EXERCISE FORM

____________________________________________

The undersigned____________, pursuant to the provisions of the within Warrant, hereby elects to purchase ______ shares of Common Stock of ______________________________________ covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _______________________

ASSIGNMENT

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto _______________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ______________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto _______________ the right to purchase ___________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint __________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_________ canceled (or transferred or exchanged) this _______ day of __________, _______, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-______ issued for _______ shares of Common Stock in the name of ________________.

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Name and address of Transfer Agent]
Attn: _________

Re: [__________________________________]

Ladies and Gentlemen:

We are counsel to ________________________________, a ___________ corporation (the “Company”), and have represented the Company in connection with that certain Series A Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of ______________, 2007, by and among the Company and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers shares of its Series A Convertible Preferred Stock, par value $________ per share, (the “Preferred Shares”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $_________ per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), dated as of _____________, 2007, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ________________, 2007, the Company filed a Registration Statement on Form SB-2 (File No. 333-________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[COMPANY COUNSEL]

By:

cc: [LIST NAMES OF PURCHASERS]

EXHIBIT H-1 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
____________________________________________

FORM OF OPINION OF COUNSEL

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Preferred Stock, the Warrants, the Series B Preferred Shares issuable upon exercise of the Series J Warrant and the Common Stock issuable upon conversion of the Preferred Stock and the Series B Preferred Share and exercise of the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents have been duly executed and delivered, and the Preferred Stock and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as may be limited by the laws of (i) bankruptcy, insolvency, reorganization, moratorium and other laws and legal principles of general application now or hereafter in effect relating to or limiting the rights of creditors, as well as general equitable principles.

3. The Common Stock issuable upon conversion of the Preferred Stock and the Series B Preferred Shares and exercise of the Warrants are not subject to any preemptive rights under the Articles or the Bylaws.

4. The Preferred Stock and the Warrants have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants and the Series B Preferred Shares issuable upon exercise of the Series J Warrants, have been duly authorized and reserved for issuance, and, when delivered upon conversion or against payment in full as provided in the Series A Certificate of Designation, the Series B Certificate of Designation and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

5. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants do not (i) violate any provision of the Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

6. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Preferred Stock, the Warrants or the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants other than (i) those information filings required under the Securities Exchange Act of 1934, as amended, and being made as a result of the Transactions contemplated in the Agreement, (ii) the Registration Statement, (iii) any “blue sky” filing required by states in which the Investors reside and (iv) the Certificate of Designations.

7. To the best of our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. To the best of our knowledge, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

8. Based upon the representations of the Investors in the Agreement, the offer, issuance and sale of the Preferred Stock and the Warrants and the offer, issuance and sale of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants pursuant to the Purchase Agreement, the Certificates of Designation and the Warrants, as applicable, are exempt from the registration requirements of the Securities Act.

9. The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,

EXHIBIT H-2 TO THE
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
____________________________________________

FORM OF OPINION OF PRC COUNSEL

[logo] 北京市德恒律师事务所 Beijing DeHeng Law Office

Beijing Deheng Law Office Fax: 0086-10-65232181
12th Floor, Tower B Tel: 0086-10-66575888
Focus Place, Finance Street, Website: www.dehenglaw.com
Beijing, P.R. China 100032

October 3rd, 2007

To: Faith Winner Investment Limited

 Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Heilongjiang Yanglin Soybean Group Co., Ltd.

Hedong District, Fuli Town, Jixian County, Shuangyashan City, Heilongjiang

Faith Winner (Jixian) Agriculture Development Company Limited

Hedong District, Fuli Town, Jixian County, Shuangyashan City, Heilongjiang

Each investor listed on Exhibit A to the Series A Convertible Preferred Stock Purchase Agreement dated as of October 3, 2007 (collectively, the “Investors”), by and among Victory Divide Mining Company and each of the Investors

From: Beijing Deheng Law Office, PRC

We are qualified lawyers of the People’s Republic of China (“PRC”) and are qualified to issue this legal opinion based on PRC laws and regulations.

We have acted as PRC legal counsel for Faith Winner Investments Limited (the “Issuer”), a company incorporated under the laws of the British Virgin Islands, Heilongjiang Yanglin Soybean Group Co., Ltd. (“Yanglin”), a PRC company, and together with Faith Winner (Jixian) Agriculture Development Company Limited (“Yanglin China”), a PRC wholly-foreign owned enterprise(“WFOE”), (Yanglin and Yanglin China are together hereinafter referred to as “PRC Group Companies”), incorporated under PRC laws and regulations, in connection with the PRC legal issues of private placement and proposed reverse takeover of Over the Counter Bulletin Board (“OTCBB”) shell company by the Issuer (“Transaction”).

This opinion being delivered to you concerns, inter alia: (1) the legal ownership structure of PRC Group Companies; (2) the legality and validity of the arrangements under the relevant agreements as referenced in Appendix 1 hereto (“Restructuring Agreements”) among Yanglin, Yanglin China and the shareholders of Yanglin as applicable, and the Transaction Structure under PRC laws.

In so acting, we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by PRC Group Companies, and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the PRC Group Companies and other instruments as we have deemed necessary or relevant for the purposes of rendering this opinion, including without limitation to, copies of the documents as set out in Appendix 1.

In connection with this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents submitted to us as copies. We have also assumed the documents as they were presented to us up to the date of this legal opinion and that none of the documents has been revoked, amended, varied or supplemented. We have further assumed the accuracy and completeness of all factual statements in the documents. In cases where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and representatives of PRC Group Companies with proper authority and upon representations, made in or pursuant to the Restructuring Agreements.

As used herein, (a) “PRC Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations, legislations of the PRC (other than the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province); (b) “Governmental Authorizations” means all approvals, consents, waivers, sanctions, authorizations, filings, registrations, exemptions, permissions, endorsements, annual inspections, qualifications and licenses; (c) “Material Adverse Effect” means a material adverse effect on condition (financial or other), business, properties or results of operations of the PRC Group Companies taken as a whole; and (d) “Governmental Authorities” means any court or governmental agency or body of any stock exchange authorities;

Based on the foregoing, we are of the opinion that:

1. Yanglin China was incorporated on May 31st, 2007, by the Issuer, it has obtained (1) Approval for its Establishment and Articles of Association granted by Shuangyashan Municipal Administration Bureau of Commerce on May 28th, 2007; (2) Certificate of Approval for Establishment of Enterprise with Foreign Investment in the People’s Republic of China issued by Heilongjiang Provincial Government on May 30th, 2007; (3) Business License issued by Heilongjiang Administration Bureau of Industry and Commerce on May 31st, 2007, and (4) Approval for Amendment of Articles of Association and Extension of Capital Contribution Period by the original approval authority on August 28th, 2007. Therefore, Yanglin China has been duly incorporated and validly existing as a WFOE with limited liability under the PRC Laws and its business license is in full force and effect. The business scope of Yanglin China is providing technical support and consigned management services on agriculture development, technical support, technical transfer, and information consulting (excluding the restricted projects), which is neither categorized as “restricted industries” nor as “prohibited industries” for foreign investment in accordance with the provisions of PRC Catalogue of Industries for Guiding Foreign Investment (“PRC Catalogue”), it complies with PRC industrial policy for foreign investment. Yanglin China is the wholly owned subsidiary by the Issuer, and such equity interests of Yanglin China are free from and clear of pledges, and any other encumbrances or claims or any third-party rights. The approval certificate, business license and Articles of Association of Yanglin China complies with the requirements of applicable PRC Laws and are in full force and effect, and it has full power and authority to conduct its business operation within its business scopes as ratified in its business license. The registered capital of Yanglin China is 15 million US Dollars, 2.25 million US Dollars of which shall be contributed before November 30th, 2007 and 12.75 million US Dollars of which should be contributed before May 31st, 2010 in accordance with the approval of competent administration bureau of commerce.

2. Yanglin has been duly incorporated and validly existing as a domestic limited liability company under the PRC Laws and its business license as well as its Article of Association are in full force and effect and comply with the requirements of applicable PRC Laws. The registered capital of Yanglin is RMB 100 million, 70% and 30% of the equity interest of which are owned by Mr. Shulin Liu and Ms. Huanqin Ding (collectively, the “Controlling Shareholders”), respectively, and each of the Controlling Shareholders is a PRC citizen and Yanglin’s registered capital has been fully paid; except for the Consignment Agreements signed between the Controlling Shareholders and the Issuer dated on September 1st, 2007, such equity interests are free and clear of all pledge, and any other encumbrances, or claims or any third-party right. It has full power and authority to conduct its business operation within its business scopes as ratified in its business license.

3. Each of the PRC Group Companies is the legal owner of its assets and properties, and has full power, authority and all Governmental Authorizations to conduct its business with its assets and properties within business scope as ratified in its business license.

4. Each of the PRC Group Companies has the corporate power and full capacity to enter into and perform its obligations under each of the Restructuring Agreements to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the Restructuring Agreements to which it is a party.

5. Each of the Controlling Shareholders has full power and capacity to enter into and perform its obligations under each of the Restructuring Agreements to which it is a party.

6. The execution and delivery by each of the Controlling Shareholders of the Consignment Agreements and Exclusive Purchase Option Agreement as required to facilitate performance and consummation of the respective obligations of the parties thereto, have been duly conducted in accordance with PRC Laws.

7. The execution and delivery by PRC Group Companies of the Restructuring Agreements as required to facilitate performance and consummation of the respective obligations of the parties under the Restructuring Agreements, have been duly authorized or ratified, and no other corporation or shareholder(s) will be necessary to authorize such execution, delivery, performance and consummation.

8. The Parties of the Restructuring Agreements have interested relationship with each other and the transactions herein shall be treated as interested transactions. In accordance with PRC Company Laws, where there are no compulsory stipulations on interested transactions between or among the non-public listing companies, and the Articles of Association of each of PRC Group Companies do not require the special resolution procedures by Board of Directors or General Shareholders’ Meeting in respect of interested transactions, therefore, the execution and delivery of Restructuring Agreements complies with the provisions of the Articles of Association of each of the PRC Group Companies and has been ratified through proper internal approval procedures with respect to interested transactions. The Restructuring Agreements shall be valid, authentic and legally binding upon the parties thereto.

9. No Governmental Authorizations are required to be obtained for the execution, delivery and performance by each of the PRC Group Companies of their obligations and the transactions contemplated under the Restructuring Agreements other than those already obtained; provided, however, (1) any exercise by the Issuer (designated by Yanglin China) of its rights under the Exclusive Purchase Option Agreement after the closing of the Transaction, shall be subject to (a) M&A Rules as demonstrated in Section 10 (3) herein; (b) registration with local Administration Bureau of Industry and Commerce (“ABIC”) as well as the registration certificate of foreign exchange with SAFE for the equity transfer and with other relevant authorities, such as Taxation Bureau, Land Management Bureau and Administration Bureau of Customs etc.; (c) modification registration and filing with SAFE by the ultimate individual shareholders of the Issuer in accordance with the Exhibit 5 of SAFE No.106 (as described in Section 15 ); (d) the exercise price for equity transfer thereunder which must comply with relevant PRC Laws, including the requirement that the exercise price for such equity transfer shall reflect the appraised value at the time of exercise, as determined by an appraiser qualified to perform such appraisals; (2) any exercise by Yanglin China of its rights under the Exclusive Option Purchase Agreement after the closing of the Transaction, shall be subject to the provisions of PRC Interim Regulations for Investment in China by Foreign Funded Enterprise (“Interim Regulations”), in accordance with the Interim Regulations, where establishment of enterprise by foreign funded enterprise fall within the restricted industry sectors, it shall submit to Provincial Administration Bureau of Commerce (“PABC”) for examination and approval, Yanglin China shall submit to PABC for examination and approval and accordingly go through the modification registration with local ABIC; (3) since there are some items in the approved business scope of Yanglin, which are categorized as restricted industry for foreign investment in accordance with PRC Catalogue, transactions under above Section 9(1) and (2) shall be subject to the restrictions of PRC industrial policy for foreign investment; (4) any exercise of Trademark Transfer Contract between PRC Group Companies, requires the parties thereunder to register the title transfer with the competent Government Authorities. Each of the PRC Group Companies and the Controlling Shareholders are in compliance with the provisions of all such Governmental Authorizations in all material respects.

10. Despite that Yanglin China was established by the Issuer after the implementation of PRC Provisions on Merger and Acquisition of Domestic Enterprises by Foreign Investors (“M&A Rules”), and that its ultimate individual shareholders are PRC residents, Yanglin China is a newly incorporated WFOE, which shall be subject to PRC Laws on Foreign-funded Enterprises and its Implementation Rules. The Issuer neither directly purchases the equities of Yanglin, nor its main operating assets, the acquisition of equities or main operating assets of a domestic company by the foreign investors shall fall within the M&A Rules, the establishment of Yanglin China shall not be subject to M&A Rules. With respect to the provisions of Section 3 in Chapter 4 of M&A Rules (Special Provisions on the Special Purpose Companies,“Special Regulations of SPC”), firstly, it shall apply to overseas public listing rather than private placement by reverse-takeover of OTCBB, secondly, there is no equities-swap between the Issuer and the shareholders of Yanglin, accordingly, the Transaction shall not be subject to Special Regulations of SPC, provided, however, it will be subject to Special Regulations of SPC in the event that the Issuer transfers to the public listing board. It shall be noted that, any exercise by the Issuer as designated by Yanglin China under the Exclusive Option Purchase Agreement after the closing of the Transaction will be subject to M&A Rules, in accordance with Article 11 of M&A Rulesôwhere a domestic company, enterprise or resident , in the name of an overseas company legally established or controlled by it, mergers and acquires a domestic enterprise established which has interest relation with it, it shall submit to the Ministry of Commerce (“MOFCOM”) for examination and approval; whereas, the substantial shareholders of the Issuer are the PRC residents, if the Issuer mergers and acquires the equities in Yanglin, it shall submit to MOFCOM for examination and approval.

11. Each of the Restructuring Agreements is, and all the Restructuring Agreements taken as a whole are, legal, valid, enforceable and admissible as evidence under PRC Laws, and constitute(s) valid and legally binding documents on the parties thereto, and enforceable in accordance with the terms thereunder and relevant PRC Laws, provided, however, (1) the rights and powers enjoyed by the Issuer under the Consignment Agreements may not confront with third party with bona fides; (2) the dividend, bonus and any other economic benefits, if any, derived from the consigned equities in cash may not be directly paid and remitted in foreign currencies to the Issuer by Yanglin. .

12. Each of the Restructuring Agreements is in proper legal form under the PRC Laws for the enforcement thereof against each of the PRC Group Companies, any of the PRC Group Companies and the Controlling Shareholders, as the case may be, in the PRC without further action by any of the PRC Group Companies or the Controlling Shareholders; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the Restructuring Agreements in the PRC, all required filings and recordings in respect of the Restructuring Agreements with any Government Authorities have been performed or will be performed in the course of implementation as required by PRC Laws.

13. Each of the Restructuring Agreements does not (1) contravene any provisions of applicable PRC Laws, (2) contravene the articles of association, business license or other constituent documents of each of the PRC Group Companies or (3) to the best of our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any material license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to us and governed by PRC Laws to which any of the PRC Group Companies is a party or by which any of the PRC Group Companies is bound or to which any of the their properties or assets is subject, except for such conflict, breach, violation or default would not have a Materia1 Adverse Effect; (4) conflict with or result in a breach or violation of the terms or provisions of any agreement known to us and governed by PRC Laws to which they are expressed to be a party or which is binding on them or any of their assets.

14. The obligations undertaken by and the rights granted by each party to any of the Restructuring Agreements are legally permissible under PRC Laws; to our knowledge, there are no PRC legal or governmental actions, suits or proceedings pending or threatened (i) against any of PRC Group Companies or (ii) any officer or director of, or property used, possessed or leased by any of PRC Group Companies.

15. The ultimate individual shareholders of Yanglin who are qualified PRC residents filed the foreign exchange registration for domestic individual on February 6th, 2007 in accordance with the Notice on Relevant Issues of PRC State Foreign Exchange Administration Bureau concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and Reverse Investment via Overseas Special Purpose Companies (the “SAFE Circular 75”), and each of ultimate individual shareholders of Yanglin is in compliance with the SAFE Circular 75 and relevant regulations on foreign exchange. Yanglin China, being the wholly-foreign owned enterprise, has obtained the Registration Certificate of Foreign Exchange issued by Heilongjiang Branch of SAFE on June 4th, 2007. It shall be noted that, Implementation Rules (Hui Zong Fa [2007] 106, “SAFE No.106”) with regard to SAFE Circular 75 has been promulgated on May 29th, 2007, pursuant to the provisions of Exhibit 5 of SAFE No.106, Foreign Exchange Modification Registration and Filing for Substantial Assets Change by Overseas Special Purpose Companies, after closing of the Transaction, the ultimate individual shareholders shall go through the formalities of modification registration and filing in accordance with the requirements of Exhibit 5 of SAFE No.106. All dividends and other distributions declared and payable upon the equity interests in Yanglin China may under the current PRC Laws be paid to the Issuer in Renminbi that may be converted into US Dollars and freely remitted out of the PRC after completion of modification registration of foreign exchange with SAFE.

16. The Transaction Structure (see Transaction Structure Chart in Appendix 2 hereof) within the territory of PRC between the PRC Group Companies and the Issuer which is based on the Restructuring Agreements and in line with the PRC Laws shall be legal and valid under current PRC legal Regime, provided, however, the Restructuring Agreements may not be as efficient in providing the Issuer and Yanglin China with control over Yanglin as direct ownership because the Issuer and Yanglin China rely on the performance of Yanglin and the respective stockholders of Yanglin under the Restructuring Agreements. If Yanglin and the respective stockholders of Yanglin were to fail to perform their respective obligations under the Restructuring Agreements, the Issuer and Yanglin China may have to incur substantial resources to enforce those Restructuring Agreements.

This legal opinion is limited to the relevant matters under the PRC Laws, (other than the laws of Hong Kong Special Administrative Region and Macau Special Administrative Region) in effect on the date hereof, and the matters concerning the laws of other jurisdictions (such as the laws of British Virgin Islands and United States of America) are not subject of this opinion.

This opinion is limited to the legal issues contained herein and is in no way intended to provide investment advice and should not be relied upon as investment advice. The attorneys signing below and Beijing DeHeng Law Office are not responsible for providing any investment advice to the Investors.

This opinion is given solely for the benefit of the persons to whom it is addressed. It may not, except with our written consent, be partially extracted or cited, or be relied upon by anyone else in connection with this opinion or used for any other purpose.

This opinion was issued in Chinese and come into effect from the date Beijing Deheng Law Office executed. The English version of this opinion is for the purpose of reference.

Yours Faithfully

Beijing Deheng Law Office

Appendix 1: List of Restructuring Agreements

1.	Consignment Agreements

Signed by and between Faith Winner Investment Limited (BVI) (the “Issuer”) and Mr. Shulin Liu and Ms. Huanqin Ding (collectively called “Controlling Shareholders” as defined in the context hereof”), in which the Controlling shareholders agree to consign all their equity interests, including but not limited to voting right, knowing rights and economic rights derived from the equities, to the Issuer, and the Issuer agrees that it or its subsidiary incorporated within P.R.C shall provide financial supports to Yanglin as the consideration of consignment.

2.	Consigned Management Agreement

Signed by and between Heilongjiang Yanglin Soybean Group Co., Ltd. (“Yanglin”) and Faith Winner (Jixian) Agriculture Development Company Limited (“Yanglin China”), in which Yanglin China provide to Yanglin a comprehensive management service with respect to business, finance, administration, HR and etc., and Yanglin China shall pay the management fee, equal to 5û of its annual revenue before December 31st of each year.

3.	Trademark Transfer Contract

Signed by and between Heilongjiang Yanglin Soybean Group Co., Ltd. (“Yanglin”) and Faith Winner (Jixian) Agriculture Development Company Limited (“Yanglin China”), in which Yanglin transferred its Trademark to Yanglin China, and the transfer fee shall be 1 million US Dollars.
4.	Trademark Licensing Agreement

Signed by and between Heilongjiang Yanglin Soybean Group Co., Ltd. (“Yanglin”) and Faith Winner (Jixian) Agriculture Development Company Limited (“Yanglin China”), in which Yanglin China as the licensor agrees to exclusively grant Yanglin to use its trademarks, and Yanglin as the licensee agrees to pay the royalty fee equal to 1% of annual revenue in 30 days after the annual audit report is issued every year.

5.	Loan Agreement

Signed by and between Heilongjiang Yanglin Soybean Group Co., Ltd. (“Yanglin”) and Faith Winner (Jixian) Agriculture Development Company Limited (“Yanglin China”), in which Yanglin China shall entrust a local bank (the“Lender”) to provide 17 million US Dollars loan to Yanglin (the“Borrower”).

6.	Exclusive Purchase Option Agreement

Signed among the following parties:

Party A: Faith Winner (Jixian) Agriculture Development Company Limited;
Party B: Heilongjiang Yanglin Soybean Group Co., Ltd.;
Party C: Mr. Shulin Liu
Party D: Ms. Huanqin Ding
In this agreement, Party C and Party D agree to irrevocably grant Party A or its designated third party (the “Issuer”) an exclusive purchase option to purchase all or part of their equity interests in Party B under the conditions as set out under the Agreement.

Appendix 2: Transaction Structure Chart

The  Structure upon the Closing:

Disclosure Schedules

Schedule 2.1(a)

Victory Divide Mining Company has the following subsidiaries (as defined in Section 2.1(g)):

Jurisdiction of Incorporation
Faith Winner Investments Limited	The British Virgin Islands
Faith Winner (Jixian) Agriculture Development Company	People’s Republic of China
Heilongjiang Yanglin Soybean Group Co., Ltd	People’s Republic of China

Faith Winner (Jixian) Agriculture Development Company is a wholly-owned subsidiary of Faith Winner International Limited. Faith Winner International Limited is, in turn, a wholly-owned subsidiary of Victory Divide Mining Company.

Faith Winner (Jixian) Agriculture Development Company has entered into a series of contractual agreements with Heilongjiang Yanglin Soybean Group Co., Ltd, which essentially gives the former control over the latter’s business.

Schedule 2.1(c)

On August 31, 2007, the Company amended its Articles of Incorporation to increase the number of shares of common stock, par value $0.001 per share, that it is authorized to issue from 100,000,000 shares of common stock, par value $0.001 per share, to 10,000,000,000 shares of common stock, par value $0.001 per share, without changing the number of shares of preferred stock authorized therein or the per share par value of such preferred stock. The Company is also authorized to issue 50,000,000 shares of preferred stock, $.001 par value, none of which have been issued prior to this agreement.

The Company has, prior to the consummation of this Series A Convertible Preferred Stock Purchase Agreement, 487,500 shares of common stock issued and outstanding.

Subscription Agreements

Each of Glenn A. Little, Carol Blanding, Susan Riek, Benjamin Ruhlman, Mitch Ratner, Carlos Cabezas and Daniel Milot (collectively, the “Subscribers”) entered into a subscription agreements with us to purchase certain shares of our $0.001 par value common stock. Pursuant to the subscription agreements, we had given the Subscribers piggy back registration rights to register an aggregate of 451,000 post-Forward Split shares of our $0.001 par value common stock.

Kuhns Brothers Engagement Agreement

On December 12, 2006, Heilongjiang Yanglin Soybean Group Co., Ltd (“Yanglin”) entered into an engagement agreement with Kuhns Brothers, Inc. (“Kuhns Agreement”). Pursuant to the Kuhns Agreement, Kuhns Brothers, Inc. will be providing the following services:

1.	Financial Advisory Services;
2.	Merger and Acquisition Services; and
3.	Strategic Planning Services.

With respect to the Financial Advisory Services, Kuhns Brothers, Inc. will be paid the following:

a.	a non-refundable signing fee of $50,000,

b.	a non-refundable documentation fee of $35,000 payable upon the delivery of an executive summary and investor powerpoint presentation;
c.	a shell purchase fee of $120,000 payable upon the successful purchase of a public shell; and
d.
a financing fee equal to the following percentages of the total financing value - (i)10 % of any public equity offering and warrants to purchase the amount of common stock (with attached warrants) equal to 10% if such public equity offering and (ii) 10% of the value of warrants or subscription rights when exercised.

With respect to Merger and Acquisition Services, Kuhns Brothers, Inc. will be paid a fee of not less than 5% the equity of the “clean” shell company. For any other form of merger and acquisition, a fee equal to the “Lehman Formula” based on $5 million increments will be paid in the form of either cash or equity value of the organization being acquired.

With respect to the Strategic Planning Services, Kuhns Brothers, Inc. will be paid a non-refundable monthly retainer of $10,000 per month, payable in arrears, prior to closing of the financing and commencing from the closing of the financing, a monthly retainer of $10,000 a month, payable on the first of each month for 24 months.

The Kuhns Agreement also contemplates paying Kuhns Brothers, Inc. an amount equal to 1% of the total offering amount with respect to the reasonable expenses to be incurred by Kuhns Brothers, Inc. in relation to the financing and an initial retainer of $10,000 to Shipman & Goodwin, Kuhn Brothers, Inc.’s placement counsel.

Mass Harmony Financial Consulting Agreement

Pursuant to a Financial Consulting Agreement (the “MHA Agreement”) between Yanglin and Mass Harmony Asset Management Limited (“MHA”) dated November 2, 2006, Yanglin is to pay MHA an aggregate of RMB300,000 (approximately US$39,891), half of which is payable within five business days upon the execution of the MHA Agreement, and the balance is due within five business days after the closing of a reverse merger.

MHA is also to receive 1% of the issued and outstanding common stock of the Company post-private placement (including the underlying common stock of the Series A Preferred Stock) and warrants to purchase common stock of the Company valued at 5% of the dollar amount of private placement at an exercise price of 140% of the Series A Preferred Stock price. i.e. 357,143 warrants.

The services MHA shall render, pursuant to the MHA Agreement includes initial due diligence on Yanglin, preparing Yanglin’s business plan and assisting in the corporate restructuring and financial documentation.

Schedule 2.1(g)

Please refer to disclosures for Section 2.1(a) above.

Schedule 2.1(h)

There is currently a severe drought in the PRC and the worst-hit regions are Heilongjiang and Jilin in the northeast, Inner Mongolia in the north , Jiangxi an the east, Guangxi in the south and Hunan in central China. It has been reported that rainfall in Heilongjiang is almost half its normal amount. (Article titled “Drought affects 7.5m people” dated August 6, 2007 by Zhu Ze for the China Daily, http://www.chinadaily.com.cn/china/2007-08/06/content_5448414.htm). As the Company’s supply of soybeans are grown in and obtained from farmers in the Heilongjiang province, the prolonged drought may lead to a shortage in its supply of soybeans and consequently adversely affect its operations.

Schedule 2.1(j)

There is currently a severe drought in the PRC and the worst-hit regions are Heilongjiang and Jilin in the northeast, Inner Mongolia in the north , Jiangxi an the east, Guangxi in the south and Hunan in central China. It has been reported that rainfall in Heilongjiang is almost half its normal amount. (Article titled “Drought affects 7.5m people” dated August 6, 2007 by Zhu Ze for the China Daily, http://www.chinadaily.com.cn/china/2007-08/06/content_5448414.htm). As the Company’s supply of soybeans are grown in and obtained from farmers in the Heilongjiang province, the prolonged drought may lead to a shortage in its supply of soybeans and consequently adversely affect its operations.

Schedule 2.1(o)

Victory Divide Mining Company has not filed any tax returns. They are currently being prepared.

Schedule 2.1(p)

Kuhns Brothers Engagement Agreement

On December 12, 2006, Yanglin entered into an engagement agreement with Kuhns Brothers, Inc. (“Kuhns Agreement”). Pursuant to the Kuhns Agreement, Kuhns Brothers, Inc. will be providing the following services:

1.	Financial Advisory Services;
2.	Merger and Acquisition Services; and
3.	Strategic Planning Services.

With respect to the Financial Advisory Services, Kuhns Brothers, Inc. will be paid the following:

a.	a non-refundable signing fee of $50,000,
b.	a non-refundable documentation fee of $35,000 payable upon the delivery of an executive summary and investor powerpoint presentation;
c.	a shell purchase fee of $120,000 payable upon the successful purchase of a public shell; and
d.
a financing fee equal to the following percentages of the total financing value - (i)10 % of any public equity offering and warrants to purchase the amount of common stock (with attached warrants) equal to 10% if such public equity offering and (ii) 10% of the value of warrants or subscription rights when exercised.

With respect to Merger and Acquisition Services, Kuhns Brothers, Inc. will be paid a fee of not less than 5% the equity of the “clean” shell company. For any other form of merger and acquisition, a fee equal to the “Lehman Formula” based on $5 million increments will be paid in the form of either cash or equity value of the organization being acquired.

With respect to the Strategic Planning Services, Kuhns Brothers, Inc. will be paid a non-refundable monthly retainer of $10,000 per month, payable in arrears, prior to closing of the financing and commencing from the closing of the financing, a monthly retainer of $10,000 a month, payable on the first of each month for 24 months.

The Kuhns Agreement also contemplates paying Kuhns Brothers, Inc. an amount equal to 1% of the total offering amount with respect to the reasonable expenses to be incurred by Kuhns Brothers, Inc. in relation to the financing and an initial retainer of $10,000 to Shipman & Goodwin, Kuhn Brothers, Inc.’s placement counsel.

Mass Harmony Financial Consulting Agreement

Pursuant to a Financial Consulting Agreement (the “MHA Agreement”) between Yanglin and Mass Harmony Asset Management Limited (“MHA”) dated November 2, 2006, Yanglin is to pay MHA an aggregate of RMB300,000 (approximately US$39,891), half of which is payable within five business days upon the execution of the MHA Agreement, and the balance is due within five business days after the closing of a reverse merger.

MHA is also to receive 1% of the issued and outstanding common stock of the Company post-private placement (including the underlying common stock of the Series A Preferred Stock) and warrants to purchase common stock of the Company valued at 5% of the dollar amount of private placement at an exercise price of 140% of the Series A Preferred Stock price. i.e. 357,143 warrants.

The services MHA shall render, pursuant to the MHA Agreement includes initial due diligence on Yanglin, preparing Yanglin’s business plan and assisting in the corporate restructuring and financial documentation.

Schedule 2.1(z)

There is currently a severe drought in the PRC and the worst-hit regions are Heilongjiang and Jilin in the northeast, Inner Mongolia in the north , Jiangxi an the east, Guangxi in the south and Hunan in central China. It has been reported that rainfall in Heilongjiang is almost half its normal amount. (Article titled “Drought affects 7.5m people” dated August 6, 2007 by Zhu Ze for the China Daily, http://www.chinadaily.com.cn/china/2007-08/06/content_5448414.htm). As the Company’s supply of soybeans are grown in and obtained from farmers in the Heilongjiang province, the prolonged drought may lead to a shortage in its supply of soybeans and consequently adversely affect its operations.

Schedule 2.1(ff)

The Company’s current transfer agent is:

PacWest Transfer, LLC
Laurel Poffenroth
337 Gay Street
Washington, VA 22747
Tel: 540-675-3129
Fax: 540-878-3418
Email: jmeuse@yourtransferagent.com

Schedule 2.1(gg)

(i)  Restructuring Agreements, pursuant to Section 2.1(gg)(i), are as the following:

1. Consignment Agreements
Signed by and between Faith Winner Investments Limited (BVI) and Mr. Shulin Liu and Ms. Huanqin Ding (collectively called “Controlling Shareholders” as defined in the context hereof”);

2. Consigned Management Agreement
Signed by and between Heilongjiang Yanglin Soybean Group Co., Ltd. and Faith Winner (Jixian) Agriculture Development Company Limited;

3. Trademark Transfer Agreement
Signed by and between Heilongjiang Yanglin Soybean Group Co., Ltd. and Faith Winner (Jixian) Agriculture Development Company Limited;

4. Trademark Licensing Agreement
Signed by and between Heilongjiang Yanglin Soybean Group Co., Ltd. and Faith Winner (Jixian) Agriculture Development Company Limited;

5. Loan Agreement
Signed by and between Heilongjiang Yanglin Soybean Group Co., Ltd. and Faith Winner (Jixian) Agriculture Development Company Limited;

(iv)  No governmental authorization is required to be obtained for the transactions contemplated under the Restructuring Agreements, other than those already obtained; provided, however, (1) any exercise by Yanglin and the controlling shareholders of their rights under the exclusive option purchase agreement, will be subject to (a) the approval of and/or registration with the government authorities in the PRC for the equity transfer; and (b) the exercise price for the equity transfer thereunder must comply with relevant PRC laws, including the requirement that the exercise price for such equity transfer to reflect the appraised value at the time of exercise, as determined by an appraiser qualified to perform such appraisals; (2) any exercise of the Trademark Transfer Agreement between the WFOE and Yanglin, requires the parties to register the title transfer with competent government authorities.

Schedule 2.2(k)

Please refer to the Kuhns Brothers Engagement Agreement and Mass Harmony Financial Consulting Agreement referenced under Schedule 2.1(c) above.

Schedule 3.19

Winner State Investments Limited - 18,200,000 shares of common stock

Schedule 3.25

Winner State Investments Limited, which is the principal stockholder, shall pay the Listing Penalty Shares in the event that the Company fails to be listed on a National Stock Exchange, pursuant to Section 3.25 herein.